                                                                  Exhibit 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                        AAVID THERMAL TECHNOLOGIES, INC.,

                              HEAT HOLDINGS CORP.,

                             HEAT HOLDINGS II CORP.,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                            CIBC WORLD MARKETS CORP.
                        AS LEAD ARRANGER AND BOOKRUNNER,

                    BANKBOSTON, N.A., AS DOCUMENTATION AGENT,

                                     AND

                       CANADIAN IMPERIAL BANK OF COMMERCE
                       AS ISSUER AND ADMINISTRATIVE AGENT

                          DATED AS OF FEBRUARY 2, 2000

                           TABLE OF CONTENTS


                                                                               PAGE

ARTICLE 1.  DEFINITIONS                                                          2
         1.1      DEFINED TERMS                                                  2
         1.2      OTHER DEFINITIONAL PROVISIONS                                 34

ARTICLE 2.  AMOUNT AND TERMS OF LOANS                                           34
         2.1      REVOLVING CREDIT COMMITMENTS                                  34
         2.2      REVOLVING CREDIT NOTES                                        35
         2.3      PROCEDURE FOR REVOLVING CREDIT BORROWING                      35
         2.4      COMMITMENT FEE; ADMINISTRATIVE FEE                            36
         2.5      TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS      36
         2.6      TERM LOANS                                                    36
         2.7      TERM NOTES                                                    37
         2.8      PROCEDURES FOR TERM LOAN BORROWING                            38
         2.9      OPTIONAL AND MANDATORY PREPAYMENTS                            38
         2.10     CONVERSION AND CONTINUATION OPTIONS                           40
         2.11     MAXIMUM AMOUNTS OF TRANCHES                                   41
         2.12     INTEREST RATES AND PAYMENT DATES                              41
         2.13     COMPUTATION OF INTEREST AND FEES                              42
         2.14     INABILITY TO DETERMINE INTEREST RATE                          42
         2.15     PRO RATA TREATMENT AND PAYMENTS; FUNDING RELIANCE             43
         2.16     ILLEGALITY                                                    44
         2.17     REQUIREMENTS OF LAW                                           44
         2.18     TAXES                                                         45
         2.19     INDEMNITY                                                     48
         2.20     DISCRETION OF LENDER AS TO MANNER OF FUNDING                  48
         2.21     LETTERS OF CREDIT                                             48
         2.22     DEFAULTING LENDERS                                            51

ARTICLE                                                                         52

3.  REPRESENTATIONS AND WARRANTIES                                              52
         3.1      FINANCIAL CONDITION                                           52
         3.2      NO CHANGE                                                     53
         3.3      CORPORATE EXISTENCE; COMPLIANCE WITH LAW                      54
         3.4      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS       54
         3.5      NO LEGAL BAR                                                  54
         3.6      NO MATERIAL LITIGATION                                        55
         3.7      NO DEFAULT                                                    55
         3.8      OWNERSHIP OF PROPERTY; LIENS                                  55




         3.9      INTELLECTUAL PROPERTY                                         55
         3.10     NO BURDENSOME RESTRICTION                                     56
         3.11     TAXES                                                         56
         3.12     FEDERAL REGULATIONS                                           56
         3.13     ERISA                                                         56
         3.14     HOLDING COMPANY; INVESTMENT COMPANY ACT; OTHER REGULATIONS    57
         3.15     PURPOSE OF LOANS                                              57
         3.16     ENVIRONMENTAL MATTERS                                         58
         3.17     MERGER                                                        59
         3.18     CAPITALIZATION OF PARENT                                      59
         3.19     CAPITALIZATION OF HEAT HOLDINGS II                            59
         3.20     CAPITALIZATION OF THE BORROWER                                59
         3.21     SUBSIDIARIES                                                  59
         3.22     LABOR MATTERS                                                 60
         3.23     INSURANCE                                                     60
         3.24     MERGER DOCUMENTS                                              60
         3.25     OPERATIONS                                                    61
         3.26     SECURITY DOCUMENTS                                            61
         3.27     ACCURACY AND COMPLETENESS OF INFORMATION                      62
         3.28     LEASEHOLDS, PERMITS, ETC                                      62
         3.29     SOLVENCY                                                      62
         3.30     EXISTING INDEBTEDNESS                                         63
         3.31     INACTIVE SUBSIDIARIES                                         63
         3.32     YEAR 2000 COMPLIANCE                                          63
         3.33     SENIOR INDEBTEDNESS                                           63

ARTICLE 4.  CONDITIONS PRECEDENT                                                63
         4.1      CONDITIONS TO INITIAL CREDIT EXTENSION                        63
         4.2      CONDITIONS TO EACH CREDIT EXTENSION                           69

ARTICLE 5.  AFFIRMATIVE COVENANTS                                               70
         5.1      FINANCIAL STATEMENTS                                          70
         5.2      CERTIFICATES; OTHER INFORMATION                               71
         5.3      PAYMENT OF OBLIGATIONS                                        72
         5.4      MAINTENANCE OF EXISTENCE                                      72
         5.5      MAINTENANCE OF PROPERTY; INSURANCE                            72
         5.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS        72
         5.7      NOTICES                                                       73
         5.8      ENVIRONMENTAL LAWS                                            74
         5.9      YEAR 2000 COMPLIANCE                                          74
         5.10     ERISA                                                         74
         5.11     USE OF PROCEEDS                                               75




         5.12     POST-CLOSING MATTERS                                          76
         5.13     FURTHER ASSURANCES                                            76

ARTICLE 6.  NEGATIVE COVENANTS                                                  76
         6.1      FINANCIAL CONDITION COVENANTS                                 76
         6.2      LIMITATION ON INDEBTEDNESS                                    78
         6.3      LIMITATION ON LIENS                                           79
         6.4      LIMITATION ON GUARANTEE OBLIGATIONS                           80
         6.5      LIMITATION ON FUNDAMENTAL CHANGES                             80
         6.6      LIMITATION ON SALE OF ASSETS                                  81
         6.7      LIMITATION ON DIVIDENDS; PREPAYMENT OF INDEBTEDNESS           82
         6.8      LIMITATION ON CAPITAL EXPENDITURES                            82
         6.9      LIMITATION ON INVESTMENTS, LOANS AND ADVANCES                 82
         6.10     LIMITATION ON TRANSACTIONS WITH AFFILIATES                    83
         6.11     LIMITATION ON SALES AND LEASEBACKS                            83
         6.12     LIMITATION ON CHANGES IN FISCAL YEAR                          83
         6.13     LIMITATION ON NEGATIVE PLEDGE CLAUSES                         83
         6.14     LIMITATION ON LINES OF BUSINESS                               84
         6.15     NEW SUBSIDIARIES                                              84
         6.16     AMENDMENTS TO MATERIAL AGREEMENTS                             84

ARTICLE 7.  EVENTS OF DEFAULT                                                   84

ARTICLE 8.  GUARANTEE                                                           87
         8.1      PARENT GUARANTEE                                              87
         8.2      CONTINUING GUARANTEE                                          88
         8.3      REINSTATEMENT.                                                89

ARTICLE 9.  THE AGENTS                                                          89
         9.1      APPOINTMENT                                                   89
         9.2      DELEGATION OF DUTIES                                          90
         9.3      EXCULPATORY PROVISIONS                                        90
         9.4      RELIANCE BY ADMINISTRATIVE AGENT                              90
         9.5      NOTICE OF DEFAULT                                             91
         9.6      NON-RELIANCE ON AGENTS AND OTHER LENDERS                      91
         9.7      INDEMNIFICATION                                               92
         9.8      AGENT IN ITS INDIVIDUAL CAPACITY                              92
         9.9      SUCCESSOR AGENTS                                              92
         9.10     RELEASE OF COLLATERAL                                         93

ARTICLE 10.  MISCELLANEOUS                                                      93
         10.1     AMENDMENTS AND WAIVERS                                        93




         10.2     NOTICES                                                       94
         10.3     NO WAIVER; CUMULATIVE REMEDIES                                96
         10.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES                    96
         10.5     PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION                96
         10.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS        97
         10.7     ADJUSTMENTS; SETOFF                                           99
         10.8     CONFIDENTIALITY                                               100
         10.9     EFFECTIVENESS                                                 100
         10.10    COUNTERPARTS                                                  101
         10.11    SEVERABILITY                                                  101
         10.12    INTEGRATION                                                   101
         10.13    GOVERNING LAW                                                 101
         10.14 SUBMISSION TO JURISDICTION; WAIVERS                              101
         10.15 ACKNOWLEDGMENTS                                                  102
         10.16 WAIVER OF EXISTING CREDIT AGREEMENT                              102
         10.17 WAIVERS OF JURY TRIAL                                            102

                                    EXHIBITS

Exhibit A         --       Form of Amended and Restated Revolving Credit Note
Exhibit B         --       Form of Amended and Restated Term Note
Exhibit C         --       Form of Notice of Borrowing
Exhibit D         --       Form of Notice of Conversion/Continuation
Exhibit E-1       --       Form of Domestic Custody Agreement
Exhibit E-2       --       Form of Foreign Subsidiary Custody Agreement
Exhibit F-1       --       Form of Borrower Custody Agreement
Exhibit F-2       --       Form of Borrower Intellectual Property Security Agreement
Exhibit G-1       --       Form of Borrower Security Agreement
Exhibit G-2       --       Form of Borrower Pledge Agreement
Exhibit H         --       Form of Assignment and Assumption Agreement
Exhibit I         --       Form of Contribution Agreement
Exhibit J         --       Form of Heat Holdings II Guarantee
Exhibit K         --       Form of Heat Holdings II Pledge Agreement
Exhibit L         --       Form of Heat Holdings II Security Agreement
Exhibit M         --       Form of Parent Pledge Agreement
Exhibit N         --       Form of Parent Security Agreement
Exhibit O         --       Form of Domestic Subsidiary Guarantee
Exhibit P         --       Form of Subsidiary Pledge Agreement
Exhibit Q         --       Form of Subsidiary Intellectual Property Security Agreement
Exhibit R         --       Form of Compliance Certificate
Exhibit S         --       Form of Subsidiary Security Agreement
Exhibit T         --       Form of Joinder Agreement
Exhibit U         --       Form of Opinion of New York Counsel
Exhibit V         --       Form of Opinion of New Hampshire/Texas Counsel
Exhibit W         --       Provisions of Foreign Counsel Legal Opinion
Exhibit X         --       Form of Closing Certificate
Exhibit Y         --       Form of Commitment Transfer Supplement
Exhibit Z         --       Form of Management Shares Agreement


                                    SCHEDULES

Schedule I                 Lenders, Addresses and Commitments
Schedule 1.1               Subsidiary Guarantors
Schedule 1.2               Restructuring
Schedule 1.3               Entities
Schedule 3.1(d)            Guarantee Obligations, Liabilities, Transfers and Dispositions
Schedule 3.1(f)            Business Forecast



Schedule 3.4               Consents, Authorizations and Filings
Schedule 3.6               Litigation
Schedule 3.8               Ownership of Property and Liens; Corporate Names and Jurisdictions
Schedule 3.11              Tax Liens and Claims
Schedule 3.13              ERISA, Employee Benefit Plans
Schedule 3.16              Environmental Matters
Schedule 3.17              Terms of Merger
Schedule 3.18              Capitalization of Parent
Schedule 3.19              Capitalization of Heat Holdings II
Schedule 3.20              Capitalization of Borrower
Schedule 3.21              Subsidiaries
Schedule 3.22              Labor Matters
Schedule 3.24              Merger Documents
Schedule 3.26              UCC Filings
Schedule 3.30              Existing Indebtedness
Schedule 3.31              Inactive Subsidiaries
Schedule 4.1(s)            Filings, Registrations and Recordings
Schedule 4.1(u)            Sources and Uses
Schedule 4.1(x)            Landlord Waivers
Schedule 4.1(y)            Material Adverse Effect
Schedule 5.12              Post-Closing Matters
Schedule 6.3(g)            Liens
Schedule 6.5(h)            Certain Facilities


     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 2, 2000, among AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), HEAT HOLDINGS CORP., a Delaware corporation (the "PARENT"), HEAT HOLDINGS II CORP., a Delaware corporation ("HEAT HOLDINGS II"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), CIBC WORLD MARKETS CORP., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER"), CANADIAN IMPERIAL BANK OF COMMERCE, as issuer of certain letters of credit (the "ISSUER"), BANKBOSTON, N.A., as documentation agent (the "Documentation Agent") and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                                W I T N E S E T H

     WHEREAS, the Parent and the Borrower are engaged, directly and indirectly through their respective Subsidiaries, in the Thermal Management Solutions Business (as hereinafter defined);

     WHEREAS, the Borrower has entered into the Agreement and Plan of Merger dated as of August 23, 1999 (the "MERGER AGREEMENT") among the Parent, Heat Merger Corp., a Delaware corporation (the "MERGER SUB"), and the Borrower, pursuant to which the Merger Sub shall be merged with and into the Borrower, with the Borrower as the surviving corporation pursuant to and in accordance with the terms and conditions of the Merger Agreement (the "MERGER");

     WHEREAS, pursuant to the Credit Agreement dated as of October 21, 1999 (the "EXISTING CREDIT AGREEMENT") among the Borrower, the several banks and other financial institutions from time to time parties thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as Lead Arranger and Bookrunner (in such capacity, the "EXISTING LEAD ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER"), and Canadian Imperial Bank of Commerce, as agent for the Lenders hereunder (in such capacity, the "EXISTING ADMINISTRATIVE AGENT"), the Existing Lenders agreed to make loans and other financial accommodations in the aggregate principal amount not to exceed $100,000,000 for the purposes set forth therein;

     WHEREAS, the Existing Administrative Agent, the Existing Lead Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have concurrently herewith entered into an Assignment and Assumption Agreement dated as of February 2, 2000 (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegation;

     WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent desire to amend and restate the Existing Credit Agreement to provide extensions of credit on the Effective Date for the purposes set forth in SECTION 3.15; PROVIDED that all extensions of credit are subject to the terms and conditions set forth in, and have the benefit of, the Loan Documents and the Collateral and are evidenced by one or more Notes;

     WHEREAS, the Borrower desires that the Existing Credit Agreement be amended and restated as set forth herein and the Lenders, the Lead Arranger, the Issuer, the Administrative Agent, subject to the terms and conditions set forth herein, are willing to amend and restate the Existing Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             1. ARTICLE DEFINITIONS

1.1 DEFINED TERMS . As used in this Agreement, the following terms shall have the following meanings:

          "ADMINISTRATIVE AGENT" shall have the meaning ascribed thereto in the heading hereto and shall include such other Lender or financial institution as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 9.9.

          "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either
     (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGENTS" shall mean the collective reference to the Administrative Agent, the Documentation Agent and the Lead Arranger.

          "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ALTERNATE BASE RATE" shall mean, on any particular date, a rate of interest per annum equal to the higher of:

     (a) the rate of interest most recently announced by CIBC-Bank at its Domestic Lending Office as its prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by CIBC-Bank in connection with extensions of credit); and

     (a)  the Federal Funds Rate for such date plus 0.50%.

          "ALTERNATE BASE RATE LOANS" shall mean Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

          "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

          "APPLICABLE MARGIN" shall mean a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:


                                                     Alternate Base
                  Total Leverage Ratio               Rate Loans                 Eurodollar Loans
                  --------------------               ----------------           -----------------

                  Greater than 4.50 to 1.00          1.00%                      2.25%


                  Less than or equal to 4.50
                  to 1.00, but greater than
                  4.00 to 1.00                       0.75%                      2.00%


                  Less than or equal to 4.00
                  to 1.00, but greater than
                  3.50 to 1.00                       0.50%                      1.75%

                  Less than or equal to 3.50
                  to 1.00                            0.25%                      1.50%


     The Total Leverage Ratio shall be determined initially on the basis of the Compliance Certificate provided pursuant to SECTION 4.1(bb) and subsequently on the basis of the most recent Compliance Certificate delivered by the Borrower pursuant to SECTION 5.2(c). Any change in the Applicable Margin as a result of a change in the Total Leverage Ratio shall be adjusted to the Applicable Margin set forth for such Type of Loan opposite the Total Leverage Ratio in effect on such Business Day; PROVIDED that if the Borrower fails timely to deliver such certificate, without otherwise limiting the rights of the Lenders under this Agreement, the Total Leverage Ratio shall be deemed to be greater than 4.50 to 1.0 for purposes of calculating the Applicable Margin hereunder until such time as such certificate is delivered.

          "APPROVED SUBSIDIARY" shall mean

          (i) each Domestic Subsidiary (other than the Schedule 1.3 Entities) and

          (ii) each Foreign Subsidiary:

               (a) that either (x) has entered into an agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Foreign Subsidiary becomes an additional borrower under this Agreement and in respect of which the Administrative Agent, for the benefit of the Lenders, shall have a first priority perfected Lien on all the Capital Stock and all the assets of such Subsidiary, in each case in a manner acceptable to the Administrative Agent, or (y) is wholly-owned, directly or indirectly, by a Foreign Subsidiary that has satisfied the requirements of the foregoing clause (a)(x), in which case the Administrative Agent shall have received a pledge of all the Capital Stock and a first priority perfected Lien on all the assets of such Subsidiary; or

               (b) either (x) 65% of the outstanding Capital Stock of which has been pledged to the Administrative Agent, for the benefit of the Lenders, pursuant to the applicable Borrower Pledge Agreement with the remaining 35% of such outstanding Capital Stock delivered in accordance with the terms of the Domestic Custody Agreement to the custodian named therein, or (y) that is wholly-owned, directly or indirectly, by a Foreign Subsidiary that has satisfied the requirements of the foregoing clause (b)(x), in which case such Subsidiary shall have delivered a Foreign Subsidiary Custody Agreement for 100% of the Capital Stock of such Subsidiary.

          No Inactive Subsidiary shall be an Approved Subsidiary.

               "ASSIGNEE" shall have the meaning ascribed thereto in SECTION 10.6(c).

               "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning ascribed thereto in the recitals.

               "AT" shall mean Aavid Thermalloy, LLC, a Delaware limited liability company.

               "ATPUK" shall mean Aavid Thermal Products UK Holdings Ltd., a company organized under the laws of England and Wales.

          "AVAILABLE REVOLVING CREDIT COMMITMENT" shall mean, as to any Revolving Credit Lender at any time, an amount equal to the product obtained by multiplying (i) such Lender's Revolving Credit Commitment Percentage at such time by (ii) (A) an amount equal to the aggregate principal amount of all Revolving Credit Commitments at such time MINUS (B) the sum of (i) the aggregate principal amount of all Revolving Credit Loans then outstanding, (ii) the Stated Amount of the Letters of Credit then outstanding and (iii) the aggregate amount drawn under the Letters of Credit (including interest thereon computed in accordance with SECTION 2.21(d)) for which the Issuer has not been reimbursed.

          "BENEFIT PLAN" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Commonly Controlled Entity is an "employer" as defined in
     Section 3(5) of ERISA.

          "BORROWER" shall have the meaning ascribed thereto in the heading hereto and shall include any Foreign Subsidiary that has entered into an agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Foreign Subsidiary becomes an additional borrower under this Agreement.

          "BORROWER CUSTODY AGREEMENT" shall mean the Amended and Restated Borrower Custody Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT F-1.

          "BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Amended and Restated Intellectual Property Security Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT F-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWER PLEDGE AGREEMENTS" shall mean the (i) Amended and Restated Pledge Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT G-1, and (ii) each other agreement, in form and substance satisfactory to the Administrative Agent, between the Borrower and the Administrative Agent pursuant to which the Capital Stock of a Foreign Subsidiary is pledged by the Borrower under applicable law, in each case of clause (i) and (ii), as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWER SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT G-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWING" shall mean a borrowing hereunder consisting of Loans made on the same Business Day by the Lenders ratably in accordance with their respective Commitment Percentages and, in the case of Eurodollar Loans, having the same Interest Periods.

          "BORROWING DATE" shall mean any Business Day specified in a notice pursuant to SECTION 2.3 or SECTION 2.8, as a date on which the Borrower requests that a Borrowing be made.

          "BUSINESS" shall have the meaning ascribed thereto in SECTION 3.16(B).

          "BUSINESS DAY" shall mean (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; and (b) with respect to the date of:

          (i) making or continuing any Loans as, or converting such Loans from or into, Eurodollar Loans,

         (ii) making any payment or prepayment or principal of or payment of interest on any portion of the principal amount of any such Loans being maintained as Eurodollar Loans, or

        (iii) the Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or
               (b)(ii),

     any such day on which dealings are also carried on in the interbank market in London.

          "CAPITAL EXPENDITURES" of the Parent and its Subsidiaries for any period shall mean any expenditure in respect of the purchase or other acquisition of (including any expenditures under any Financing Leases with respect to) fixed or capital assets of the Borrower or such Subsidiary, but during such period shall exclude any fixed or capital assets purchased or acquired in connection with normal replacement and maintenance programs that, in accordance with U.S. GAAP, would be properly charged to current operations.

          "CAPITAL STOCK" shall mean any and all shares, share capital, ordinary shares, quota, company shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $500,000,000, in each case, having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a),
     (b) and (c) above entered into with any Lender or any domestic commercial bank meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

     "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

          (a) with respect to the Parent and Heat Holdings II, the failure of WSP to own directly or indirectly, free and clear of all Liens, at least 51% of the Fully Diluted Outstanding Voting Securities of each of the Parent and Heat Holdings II;

          (b) with respect to the Borrower, (i) prior to the consummation of an Initial Public Offering, the failure of the Parent, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all Liens (other than Liens in favor of the Administrative Agent, for the benefit of the Lenders), 100% of the outstanding Capital Stock of the Borrower and (ii) at any time on or after consummation of an Initial Public Offering, the occurrence of any of the following (w) the failure of WSP to beneficially own, directly or indirectly, free and clear of all Liens (other than the Liens created under the Loan Documents) at least 35% of the Capital Stock of the Borrower; (x) the acquisition directly or indirectly by any Person, or two or more Persons (other than WSP, the Parent or the Persons listed on Schedule 3.18) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the Fully Diluted Outstanding Voting Securities of the Borrower;
     (y) during any period of up to 24 consecutive months, commencing on the Effective Date, individuals who at the beginning of such 24-month period were directors of the Borrower and Persons who were recommended for election by a majority of directors then in office shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (z) any Person or two or more Persons (other than WSP, the Parent or the Persons listed on Schedule 3.18) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower;

          (c) with respect to AT and its Subsidiaries, (i) the failure of the Borrower and Heat Holdings II, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all Liens (other than Liens in favor of the Administrative Agent, for the benefit of the Lenders), 100% of the outstanding common Capital Stock (other than any Management Shares) of AT and such Subsidiaries (excluding Thermalloy Malaysia and Curamik), and (ii) the failure of the Borrower, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all Liens (other than Liens in favor of the Administrative Agent, for the benefit of the Lenders), 100% of the outstanding preferred Capital Stock of AT (other than any Management Shares), in each case except as may be permitted pursuant to SECTION 6.6(h);

          (d) with respect to Fluent and its Subsidiaries, the failure of the Borrower, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all Liens (other than Liens in favor of the Administrative Agent, for the benefit of the Lenders), 100% of the outstanding Capital Stock of Fluent (other than any Management Shares) and such Subsidiaries, except as may be permitted pursuant to SECTION 6.6(h); or

          (e) the Parent, Heat Holdings II, the Borrower or any Subsidiary (other than any Inactive Subsidiary) shall be liquidated or dissolved except as may be permitted pursuant to SECTION 6.5.

          "CIBC-BANK" shall mean Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as the Issuer or a Lender or Lenders hereunder.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall mean all assets of the Parent, Heat Holdings II, the Borrower or any Subsidiary, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "COMMITMENTS" shall mean the collective reference to the Term Loan Commitments and the Revolving Credit Commitments.

          "COMMITMENT PERCENTAGE" shall mean, as to any Lender, such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable.

          "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning ascribed thereto in SECTION 10.6(c).

          "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "COMPLIANCE CERTIFICATE" shall have the meaning ascribed thereto in
     SECTION 5.2(c).

          "CONTRACTUAL OBLIGATION" shall mean, as to the Parent, the Borrower or any Subsidiary, any provision of any security issued by the Parent, the Borrower or such Subsidiary or of any agreement, instrument or other undertaking to which the Parent, the Borrower or such Subsidiary is a party or by which it or any of its property is bound.

          "CONTRIBUTION AGREEMENT" shall mean the Amended and Restated Contribution Agreement among the Subsidiary Guarantors and substantially in the form of EXHIBIT I, as the same may be amended, supplemented or otherwise modified from time to time.

          "CONVERSION/CONTINUATION DATE" shall mean the date on which any Loan is converted or continued pursuant to SECTION 2.10.

          "CREDIT EXTENSION" shall mean the collective reference to (a) any Loan by a Lender and (b) any participation by a Revolving Credit Lender in a Letter of Credit.

          "CURAMIK" shall mean Curamik Electronics GmbH, a German corporation.

          "CURAMIK DOCUMENTS" shall mean the collective reference to each of the agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the proposed sale of the Capital Stock of Curamik to the Borrower by the minority shareholders.

          "CUSTODY AGREEMENTS" shall mean the collective reference to the Domestic Custody Agreement and the Foreign Subsidiary Custody Agreements.

          "DEFAULT" shall mean any of the events specified in SECTION 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DEFAULTING LENDER" shall have the meaning ascribed thereto in SECTION 2.22.

          "DOCUMENTATION AGENT" shall have the meaning ascribed hereto in the heading hereto.

          "DOLLAR EQUIVALENT" shall mean (a) as to any amount denominated in Dollars, such amount in Dollars and (b) as to any amount denominated in any Foreign Currency, the equivalent in Dollars of such Foreign Currency on any date as determined by using the quoted Spot Rate at which the Administrative Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 p.m. (London time) on such date.

          "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

          "DOMESTIC CUSTODY AGREEMENT" shall mean the collective reference (a) the Amended and Restated Custody Agreement between the Borrower and the Administrative Agent, for the benefit of the Lenders, and (b) each other Custody Agreement between each Domestic Subsidiary that owns the outstanding Capital Stock of any Foreign Subsidiary that does not become an additional borrower hereunder, in each case substantially in the form of EXHIBIT E-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "DOMESTIC LENDING OFFICE" shall mean, initially, the office of each Lender designated as such in SCHEDULE I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Alternate Base Rate Loans as may be designated from time to time by notice from such Lender to the Borrower, and the Administrative Agent.

          "DOMESTIC SUBSIDIARY" shall mean any Subsidiary other than a Foreign Subsidiary.

          "EBITDA" shall mean, for any period of determination, an amount equal to the sum of (without duplication) (i) Net Income for such period, after exclusion of (x) all items which should be classified as extraordinary, all determined in accordance with U.S. GAAP, (y) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (z) tax gains and losses upon the disposition of capital assets, PLUS (ii) all amounts deducted in computing such Net Income in respect of (1) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (2) non-cash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (3) depreciation,
     (4) income taxes, (5) all other non-cash charges including but not limited to write-offs of intangible assets (other than for minority interests) LESS extraordinary gains, (6) non-recurring transaction expenses and underwriting fees, (7) the Thermalloy Management Fees, (8) one-time, non-recurring expenses accrued on or prior to December 31, 2000 associated with facility closings and headcount reductions related to the Thermalloy Acquisition and agreed to by the Borrower's independent accounting firm and one-time severance expenses incurred on or prior to December 31, 2000 and related to the Merger; provided that all such severance expenses shall not exceed $3,000,000 in the aggregate, (9) solely for purposes of calculating EBITDA for any period including December 31, 2000, the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the Thermalloy Companies on the date the Thermalloy Acquisition was consummated (after giving effect to the Thermalloy Acquisition) over (B) the value of such inventory (based upon the standard cost inventory valuation methodology adopted by the Borrower at the date of the Thermalloy Acquisition) as would be set forth on the balance sheet of the Thermalloy Companies on such date (immediately prior to giving effect to the Thermalloy Acquisition), (10) solely for purposes of calculating EBITDA for any period including September 30, 2001, the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the Borrower on the date the Merger was consummated (after giving effect to the Merger) over (B) the value of such inventory as would be set forth on the balance sheet of the Borrower on such date (immediately prior to giving effect to the Merger),
     (11) solely for purposes of calculating EBITDA for any period including July 3, 1999, the corporate overhead costs and expenses allocated to the Thermalloy Companies by the Sellers and paid to the Sellers during such period and (12) to the extent not duplicative, the amount attributable to the minority interests owned by Heat Holdings II in AT as reflected on the books and records of Heat Holdings II as such, PLUS (iii) for any period of determination which occurs after the Thermalloy Acquisition or a Permitted Acquisition but incorporates fiscal quarters prior thereto, the EBITDA attributable to the assets or Capital Stock so acquired (it being understood that, in calculating such EBITDA, (x) all references to the Borrower in the definition thereof (or in any other defined term contained therein) shall be deemed to be references to the Person or attributable to the assets so acquired), (y) such acquisition shall be deemed to have occurred as of the first day of the period being measured and (z) EBITDA for any Permitted Acquisition shall be adjusted for changes in the value of inventory resulting from such Permitted Acquisition being accounted for as a "purchase" for financial reporting purposes), MINUS (iv) for any period which occurs after a Permitted Disposition but incorporates fiscal quarters prior thereto, the EBITDA attributable to the assets or Capital Stock so disposed (it being understood that, in calculating such EBITDA, such disposition shall be deemed to have occurred as of the first day of the period being measured, minus (v) solely for purposes of calculating EBITDA for any period prior to the date that the German Lease is deemed to be an operating lease for financial accounting purposes and not a financing lease, the amount by which EBITDA during such period is increased as a result of such lease being deemed a financing lease for financial accounting purposes.

          "EFFECTIVE DATE" shall mean the date on which the conditions precedent set forth in SECTION 4.1 shall be satisfied or waived.

          "ENVIRONMENTAL LAWS" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EURODOLLAR BASE RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed between the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall be the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which deposits in Dollars in immediately available funds are offered by CIBC-Bank to prime international banks in the offshore dollar market at or about 11:00 a.m., New York time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of CIBC-Bank's Eurodollar Loan and for a period approximately equal to such Interest Period.

          "EURODOLLAR LENDING OFFICE" shall mean, initially, the office of each Lender designated as such in SCHEDULE I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

          "EURODOLLAR LOANS" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                   Eurodollar Base Rate
                   --------------------

          1.00 - Eurodollar Reserve Requirements

          "EURODOLLAR RESERVE REQUIREMENTS" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "EVENT OF DEFAULT" shall mean any of the events specified in SECTION 7.1; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCESS CASH FLOW" shall mean, with respect to any fiscal year, EBITDA for such fiscal year LESS the sum of (a) optional prepayments of principal of the Term Loans during such fiscal year, PLUS (b) Fixed Charges for such fiscal year, PLUS (c) optional permanent prepayments of principal in respect of the Revolving Credit Loans paid during such fiscal year.

          "EXISTING AGENT" shall have the meaning ascribed thereto in the recitals.

          "EXISTING CREDIT AGREEMENT" shall have the meaning ascribed thereto in the recitals.

          "EXISTING INDEBTEDNESS" shall mean all Indebtedness of the Parent, the Borrower and the Subsidiaries as set forth on SCHEDULE 3.30.

          "EXISTING ISSUER" shall have the meaning ascribed thereto in the recitals.

          "EXISTING LEAD ARRANGER" shall have the meaning ascribed thereto in the recitals.

          "EXISTING LENDERS" shall have the meaning ascribed thereto in the recitals.

          "EXPIRY DATE" shall mean, as to any Letter of Credit, the earlier of
     (a) the one year anniversary of the issuance of such Letter of Credit and
     (b) the Maturity Date.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

          "FEDERAL FUNDS RATE" shall mean for any particular date, an interest rate per annum equal to the interest rate offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day).

          "FEE LETTER" shall mean the letter dated as of the Effective Date among the Parent, the Borrower and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "FINANCING LEASE" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with U.S. GAAP to be capitalized on a balance sheet of the lessee.

          "FIXED CHARGES" shall mean, with respect to any period, the sum (without duplication) of (a) cash Interest Expense for such period, (b) Capital Expenditures during such period, (c) income or other taxes actually paid or payable during such period, (d) regularly scheduled payments of principal on the Term Loans during such period and (e) regularly scheduled payments of principal on other Funded Debt of the Borrower and its Subsidiaries on a consolidated basis during such period.

          "FIXED CHARGES RATIO" shall mean, in respect of any period, the ratio of :

          (i)  EBITDA for the preceding four consecutive fiscal quarters to

         (ii)  Fixed Charges for such four quarters.

          "FLUENT" shall mean Fluent Holdings, Inc., a Delaware corporation.

          "FOREIGN CURRENCY" shall mean any lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

          "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrower that is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code and the regulations thereunder.

          "FOREIGN SUBSIDIARY CUSTODY AGREEMENTS" shall mean the collective reference to each Custody Agreement entered into by each Foreign Subsidiary which does not become an additional borrower with respect to 100% of the Capital Stock of such Foreign Subsidiary, in substantially the form of EXHIBIT E-2, in each case as amended, supplemented or otherwise modified from time to time.

          "FULLY DILUTED OUTSTANDING" shall mean with respect to the determination of the number of Voting Securities outstanding on any date, the sum of (a) all Voting Securities outstanding on such date and (b) all Voting Securities that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Securities were exercised, exchanged or converted on such date but shall exclude any warrants or options held by any Lender or any affiliate thereof.

          "FUNDED DEBT" shall mean, as of any date of determination, the sum of the aggregate outstanding amount of all Indebtedness (other than Indebtedness of the type set forth in clause (f), (g) or (h) (to the extent arising under the Guarantee Obligations of a liability arising under clause
     (f) or (g) of the definition of Indebtedness) of the definition of Indebtedness) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP.

          "GERMAN LEASE" shall mean the lease agreement between Curamik Electronics GmbH and Sario G-UmbH & Co. relating to the property Am Stadtwald 2, 92676 Eschenbach which is presently accounted for general reporting purposes as an operating lease; PROVIDED that if any time after the Effective Date such lease is required to be accounted as a capital lease, the amount of such lease shall be excluded from Funded Debt in an amount not to exceed the Dollar Equivalent of $4,200,000.

          "GOVERNMENTAL AUTHORITY" shall mean any national government (United States or foreign), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE OBLIGATION" shall mean as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "PRIMARY OBLIGATION") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "GUARANTEES" shall mean the collective reference to the Parent Guarantee, the Subsidiary Guarantees and the Heat Holdings II Guarantee.

          "HEAT HOLDINGS II" shall mean Heat Holdings II Corp., a Delaware corporation.

          "HEAT HOLDINGS II GUARANTEE" shall mean the guarantee by Heat Holdings II of the Obligations of the Borrower in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT J, as the same may be amended, supplemented or otherwise modified from time to time.

          "HEAT HOLDINGS II PLEDGE AGREEMENT" shall mean the Pledge Agreement between Heat Holdings II and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT K, as the same may be amended, supplemented or otherwise modified from time to time.

          "HEAT HOLDINGS II SECURITY AGREEMENT" shall mean the Security Agreement between Heat Holdings II and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT L, as the same may be amended, supplemented or otherwise modified from time to time.

          "HEDGING AGREEMENTS" shall mean (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

          "INACTIVE SUBSIDIARY" shall mean any Subsidiary of the Borrower (i) the operations of which are inactive, (ii) the tangible assets of which do not exceed the Dollar Equivalent of $50,000 in the aggregate and (iii) that does not own any of the Capital Stock of AT or Fluent, except as set forth on Schedule 3.31.

          "INDEBTEDNESS" of any Person at any date shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable within 180 days), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
     (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) withdrawal liabilities of such Person or any Commonly Controlled Entity under any Plan and (h) all Guarantee Obligations of such Person, if the primary obligations would constitute Indebtedness of another Person under clauses (a) through (g) of this definition.

          "INDENTURE" shall mean the Indenture dated as of February 2, 2000 between Borrower and Bankers Trust Company, as trustee, in respect of the Permitted High Yield Securities.

          "INITIAL PUBLIC OFFERING" shall mean an underwritten public offering made on a primary basis pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission in accordance with the Securities Act of 1933.

          "INSOLVENCY" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT" shall mean pertaining to a condition of Insolvency.

          "INTELLECTUAL PROPERTY" shall have the meaning ascribed thereto in
     SECTION 3.9.

          "INTEREST COVERAGE RATIO" shall mean, as of any date of determination, the ratio of:

               (i) EBITDA for the preceding four consecutive fiscal quarters to

               (ii) cash Interest Expense for such four quarters; PROVIDED that for purposes of calculating the Interest Coverage Ratio for (a) the last day of the first full fiscal quarter of 2000, Interest Expense shall be based on Interest Expense for such fiscal quarter MULTIPLIED by 4, (b) the last day of the second full fiscal quarter 2000, Interest Expense shall be based on Interest Expense for the six month period ending on such date MULTIPLIED by 2 and (c) the last day of the third full fiscal quarter of 2000, Interest Expense shall be based on Interest Expense for the nine month period ending on such date MULTIPLIED by 4/3.

          "INTEREST EXPENSE" shall mean, for any period, the sum of (a) all interest in respect of all Indebtedness of the Parent, the Borrower and their respective Subsidiaries accrued, accreted or capitalized during such period (whether or not actually paid during such period) in accordance with GAAP, PLUS (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements accrued during such period, PLUS (c) all financing or commitment fees or costs in respect of Indebtedness (exclusive of any transaction or "up front" fees incurred in establishing or entering into any such Hedging

     Agreement) of the Parent, the Borrower or any Subsidiary and any management fees accrued or capitalized during such period (whether or not actually paid during such period) but shall exclude any arrangement, underwriting or similar fees or costs (including attorneys' fees) paid in respect of the Indebtedness created under this Agreement or the Permitted High Yield Securities.

          "INTEREST PAYMENT DATE" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding
               Business Day;

         (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

        (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "INVENTORY" shall mean any "inventory" (as such term is defined in Section 9-109(4) of the Uniform Commercial Code of the State of New York as in effect from time to time) of the Parent, the Borrower or any of their respective Subsidiaries.

          "ISSUER" shall have the meaning ascribed thereto in the heading hereto and shall include CIBC-Bank or any other Lender or financial institution which shall be the issuer of the Letters of Credit hereunder. The Issuer shall be deemed a Lender for purposes of SECTION 5.7, SECTION 5.8(C), and
     ARTICLE 9 of this Agreement and for purposes of having the benefit of each of the Security Documents.

          "JOINDER AGREEMENT" shall mean the collective reference to each Joinder Agreement substantially in the form of EXHIBIT T entered into from time to time by any Subsidiary of the Borrower which executes a Subsidiary Guarantee in favor of the Administrative Agent, for the benefit of the Lenders.

          "LANDLORD WAIVERS" shall mean the collective reference to the Landlord Waivers, delivered pursuant to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "LEAD ARRANGER" shall have the meaning ascribed thereto in the heading hereto.

          "LENDERS" shall have the meaning ascribed thereto in the heading hereto and each other bank and financial institution that becomes a party hereto as Lender pursuant to a Commitment Transfer Supplement.

          "LETTERS OF CREDIT" shall mean the collective reference to each irrevocable standby letter of credit opened by the Issuer for the account of the Borrower from time to time pursuant to the terms hereof.

          "LIEN" shall mean (a) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), (b) any arrangement or agreement which prohibits the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries from creating any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien, charge or other security interest, or from entering into any agreement or arrangement described in clause (a) of this definition or (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries with or without recourse.

          "LOAN" shall mean any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS" shall mean this Agreement and each other agreement, instrument or certificate executed and delivered to any Agent, the Issuer or any Lender pursuant hereto including, without limitation, the Assignment and Assumption Agreement, the Notes, the Security Documents, the Guarantees, each Letter of Credit, the Custody Agreements, the Contribution Agreement, each Joinder Agreement, the Landlord Waivers and the Fee Letter.

          "LOAN PARTIES" shall mean the Parent, Heat Holdings II, the Borrower, their respective Subsidiaries and any other Person (other than any Agent, the Issuer or any of the Lenders) which is or becomes a party to a Loan Document.

          "MAKE-WELL AGREEMENT" shall mean the Make-Well Agreement dated as of February 2, 2000 among the Borrower, the Parent and Bankers Trust Company, as trustee.

          "MANAGEMENT SHARES" shall mean the shares of Capital Stock of Fluent or AT, if any, issued by Fluent or AT, as the case may be, to directors, officers, employees or consultants of ATP, Fluent, the Parent, Heat Holdings II or the Borrower and PROVIDED that (i) after giving effect to such issuance, the Parent and its Subsidiaries will continue to have the benefit of Section 1504(a)(2) of the Code, and (ii) such shares of Capital Stock shall be issued pursuant to an agreement, that shall contain the provisions contained in EXHIBIT Z pursuant to which the recipient of such Capital Stock shall agree for the benefit of the other holders of the Capital Stock of such issuer and the Administrative Agent, on behalf of the Lenders, that in the event of the sale of all or substantially all the other Capital Stock of such issuer to a third party, such recipient shall sell such shares to such third party and which agreement shall not contain any other provisions which materially affect the foregoing rights of the Administrative Agent unless such provisions are reasonably satisfactory to the Administrative Agent, and (iii) in the case of the issuance of shares of Capital Stock to Persons who are, on the date of such issuance, or were during the 90 days prior thereto, officers or directors of the Parent, Heat Holdings II, the Borrower, Fluent or AT, PROVIDED such shares of Capital Stock are pledged, to the Administrative Agent for the benefit of the Lenders, pursuant to an agreement reasonably satisfactory to the Administrative Agent.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, properties, condition (financial or otherwise) or prospects of Fluent and its Subsidiaries, taken as a whole, of AT and its Subsidiaries, taken as a whole, of the Borrower and its Subsidiaries, taken as a whole, or of the Parent and its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents, the Liens created hereunder or thereunder or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Merger Document to which it is or is to be a party.

          "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MATURITY DATE" means the earlier of March 31, 2005 and the date of termination in whole of the Revolving Credit Commitments and the Term Loan Commitments as provided herein.

          "MERGER" shall have the meaning ascribed thereto in the recitals.

          "MERGER AGREEMENT" shall have the meaning ascribed thereto in the recitals.

          "MERGER DOCUMENTS" shall mean the collective reference to the Merger Agreement, the Proxy Statement and each of the agreements, real property leases, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower, Merger Sub or any other Person in connection with the Merger.

          "MERGER SUB" shall have the meaning ascribed thereto in the recitals.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MORTGAGE MODIFICATIONS" shall mean the collective reference to the mortgage modifications to each Mortgage delivered by the applicable Loan Party on the Effective Date, in form and substance satisfactory to the Administrative Agent.

          "MORTGAGES" shall mean the collective reference to (a) the Mortgage delivered by Fluent on the Original Closing Date in respect of the premises at 10 Cavendish Court, Lebanon, New Hampshire, (b) the Mortgage delivered by Aavid Thermal Technologies of Texas, LLC (as successor to Aavid Thermal Technologies of Texas, Inc.) on the Original Closing Date in respect of the premises at 250 Apache Trail, Terrell, Texas, (c) the Mortgage delivered by AT (as successor to Aavid Thermal Products, Inc.) on the Original

     Closing Date in respect of the premises at 67 Primrose Drive, Laconia, New Hampshire and (d) any other Mortgage delivered by any Loan Party in connection with this Agreement, in each case, as modified by the Mortgage Modifications and as further amended, supplemented or otherwise modified from time to time.

          "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET DEBT PROCEEDS" shall mean the excess of (a) the gross cash proceeds received by the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries from the issuance of any Indebtedness (other than the (i) Permitted High Yield Securities, (ii) Refinancing Securities issued in an aggregate amount equal to or less than the sum of (x) the aggregate principal amount, premium, if any, and any accrued but unpaid interest outstanding under the Permitted High Yield Securities, plus (y) fees and expenses relating to the Refinancing Securities, and (iii) other Indebtedness permitted to be incurred pursuant to SECTION 6.2), over (b) all reasonable fees and expenses incurred in connection with such issuance (including, but not limited to, customary underwriting commissions and legal, investment banking, brokerage and accounting, trustee fees and other professional fees, sales commission and disbursements) paid to non-affiliated third parties.

          "NET DISPOSITION PROCEEDS" shall mean the gross cash proceeds (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when received) received by the Parent, the Borrower or any Subsidiary from the sale (other than a sale in the ordinary course of business), lease (other than a lease in the ordinary course of business), transfer or other disposition of any of its assets less the sum of (a) reasonable and customary selling expenses paid to non-affiliated third parties, (b) any Indebtedness secured by a Lien on such asset or property permitted to exist under clause (e) of SECTION 6.3 to the extent the Parent, the Borrower or such Subsidiary is required to make a payment with respect thereto, (c) the amount of taxes payable by the Parent, the Borrower or such Subsidiary with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which taxes are payable by the Parent, the Borrower or such Subsidiary within two years of the date of such sale, lease, transfer or other disposition or within two years of any installment payment with respect thereto; PROVIDED that any such amounts not actually paid within such two-year period shall be deemed, at the end of such two year period, to be Net Disposition Proceeds and (d) any amounts required to be placed in escrow in connection with such transaction or amounts that the Parent, the Borrower or such Subsidiary reasonably determines are required to meet post-closing purchase price adjustments in connection with such transactions, in either case, to the extent any such amounts are actually applied from escrow or to such post-closing purchase price adjustments.

          "NET INCOME" for any period shall mean net income (or deficit) of the Parent, the Borrower and their respective Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP; PROVIDED that, for purposes of such determination, Thermalloy Malaysia and the 85.40% interest in Curamik shall be deemed to have been owned by the Borrower as of the first day of such period.

          "NET INSURANCE PROCEEDS" shall mean the proceeds (including any proceeds from the termination or unwinding of any interest rate cap) and awards of compensation received by the Parent, the Borrower or any of their respective Subsidiaries from the damage to or destruction or condemnation of all or any portion of its assets or property (regardless of whether such compensation is from any action in tort or contract or otherwise or from any governmental proceeding or action).

          "NON-EXCLUDED TAXES" shall have the meaning ascribed thereto in
     SECTION 2.19.

          "NON-RECOURSE INDEBTEDNESS" shall mean the Indebtedness of any Person acquired pursuant to a Permitted Acquisition if, and for so long as, the documentation governing such Indebtedness contains terms and conditions customary for industrial development bonds and industrial revenue bonds or other similar kinds of financings, including without limitation, limiting the recourse of the lender or lenders against such Person for the payment of such Indebtedness directly to the property or assets that were the subject of the transaction pursuant to which such Indebtedness was created.

          "NOTICE OF BORROWING" shall have the meaning ascribed thereto in
     SECTION 2.3.

          "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning ascribed thereto in SECTION 2.11.

          "NOTES" shall mean the collective reference to the Revolving Credit Notes and the Term Notes.

          "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

          "OFFERING MEMORANDUM" shall mean the Offering Memorandum of the Borrower, dated January 31, 2000, relating to the Permitted High Yield Securities and the Warrants.

          "ORIGINAL CLOSING DATE" shall mean October 21, 1999.

          "PARENT" shall have the meaning ascribed thereto in the heading hereto.

          "PARENT GUARANTEE" shall have the meaning ascribed thereto in SECTION 8.1.

          "PARENT PLEDGE AGREEMENT" shall mean the Pledge Agreement between the Parent and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT M, as the same may be amended, supplemented or otherwise modified from time to time.

          "PARENT SECURITY AGREEMENT" shall mean the Security Agreement between the Parent and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT N, as the same may be amended, supplemented or otherwise modified from time to time.

          "PARTICIPANT" shall have the meaning ascribed thereto in SECTION 10.6(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "PERMITTED ACQUISITION" shall mean any acquisition by the Borrower or any of its Subsidiaries of all or substantially all the assets or all the Capital Stock of any Person engaged in the Thermal Management Solutions Business; PROVIDED that the Parent and the Borrower shall have complied with the following conditions:

     (i) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such acquisition;

     (ii) FINANCIAL CONDITION AND DUE DILIGENCE. At least 5 Business Days prior to the closing date for such acquisition, (A) the Borrower shall have delivered a Compliance Certificate demonstrating that on the closing date of such acquisition (or series of related acquisitions) after giving effect thereto, the Borrower will be in PRO FORMA compliance with the financial covenants set forth in this Agreement and (B) if the consideration for such acquisition (or series of related acquisitions) exceeds the Dollar Equivalent of $10,000,000 in the aggregate, the Borrower shall have also provided to the Administrative Agent and the Lenders PRO FORMA financial statements of the Borrower and its Subsidiaries certified by a Responsible Officer of the Borrower demonstrating, as of such closing date, PRO FORMA compliance with all terms set forth in this Agreement to and including the Maturity Date. The Parent or the Borrower shall provide the Administrative Agent and the Lenders with such additional information regarding such acquisition as the Administrative Agent shall reasonably request;

     (iii) SECURITY INTERESTS, DOCUMENTS, UCC SEARCHES. On the closing date for such acquisition, the Administrative Agent (for the benefit of itself and the Lenders) shall have, and shall have received satisfactory evidence that it has, a valid and perfected first priority security interest in the assets and Capital Stock being acquired pursuant to such acquisition, subject only to Liens permitted to exist under
          SECTION 6.3(a), (b), (c), (d), (e), (h) and (j) together with, if requested by the Administrative Agent, opinions of legal counsel in all applicable jurisdictions in form and substance and from counsel reasonably satisfactory to the Administrative Agent and certified copies of UCC or other similar search reports listing all effective Liens that name each seller under the transaction documents and other applicable documents under the laws of any jurisdiction.

     (iv) CERTIFICATIONS. On the closing date for such acquisition, the Parent and the Borrower shall deliver or cause to be delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Parent and the Borrower, stating that, on such closing date, after giving effect to such acquisition: (A) no Default or Event of Default has occurred and is continuing; (B) the representations and warranties set forth in ARTICLE 3 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects on such date); and (C) the documents for such acquisition have not been modified in any material respect from those previously delivered to the Administrative Agent (if the Administrative Agent has so requested), and none of the Parent, the Borrower nor any Subsidiary has waived compliance with any material condition precedent or covenant set forth therein;

     (v) AGGREGATE PURCHASE PRICE. The aggregate purchase price payable for all such acquisitions shall not exceed (A) the Dollar Equivalent of $25,000,000 in any fiscal year or (B) the Dollar Equivalent of $75,000,000 from the Effective Date to and including the Maturity Date; and

     (vi) PERMITTED ACQUISITION DOCUMENTS. As promptly as practicable after the closing date for such acquisition, the Administrative Agent shall have received executed or conformed copies of all closing documents (including opinions of counsel, if any, and letters permitting the Administrative Agent to rely on such opinions as if it were an addressee thereof) delivered under such transaction documents and satisfactory evidence of any necessary filing of the documents effecting such acquisitions, certified as true and complete by a Responsible Officer of the Parent and the Borrower.

          "PERMITTED DISPOSITION" shall mean the sale, lease (other than a lease in the ordinary course of business), transfer or other disposition of any of the assets of any of the Borrower or any Subsidiary; PROVIDED that the Parent and the Borrower shall have complied with the following conditions:

     (i) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such disposition;

     (ii) CONSIDERATION PAID. The consideration for such disposition (or series of related dispositions) shall not be less than the fair market value of the assets sold, leased, transferred or otherwise disposed and, if the aggregate consideration for such disposition (or series of related dispositions) exceeds the Dollar Equivalent of $10,000,000 in the aggregate, the Borrower shall have provided to the Administrative Agent and the Lenders a certificate of the Board of Directors of the Borrower as to the good faith determination of the fair market value of the assets so disposed;

     (iii) FINANCIAL CONDITION. At least 5 Business Days prior to the closing date for such disposition, (A) the Borrower shall have delivered a Compliance Certificate demonstrating that on the closing date of such disposition (or series of related dispositions) after giving effect to such disposition (or series of related dispositions) the Borrower will be in PRO FORMA compliance with the financial covenants contained in this Agreement and (B) if the aggregate consideration for such disposition (or series of related dispositions) exceeds the Dollar Equivalent of $10,000,000 in the aggregate, the Borrower shall have also provided to the Administrative Agent and the Lenders PRO FORMA financial statements of the

          Parent and its Subsidiaries certified by a Responsible Officer of the Parent and the Borrower demonstrating PRO FORMA compliance with all terms set forth in this Agreement to and including the Maturity Date;

     (iv) EBITDA. The aggregate EBITDA provided by the assets so disposed (A) for the immediately preceding twelve-month period, shall not exceed 10% of EBITDA of the Borrower for such twelve month period or (B) for the period from the Effective Date to the date of such disposition, shall not exceed 25% of EBITDA of the Borrower for such period; and

     (v) APPLICATION OF PROCEEDS. The Net Disposition Proceeds from any such disposition shall be applied to the Loans in accordance with SECTION 2.9(C).

          Notwithstanding the foregoing, the Borrower may dispose of assets pursuant to a Significant Disposition; PROVIDED that the Borrower shall be in compliance with clauses (i), (ii), (iii) and (v) above.

          "PERMITTED HIGH YIELD SECURITIES" shall mean the 12 3/4% Senior Subordinated Notes of the Borrower issued under the Indenture in the aggregate principal amount of $150,000,000.

          "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent, the Borrower or any of their respective Subsidiaries is, an "employer" as defined in
     Section 3(5) of ERISA, other than a Multiemployer Plan.

          "PLEDGE AGREEMENTS" shall mean the collective reference to (i) the Borrower Pledge Agreements, (ii) the Subsidiary Pledge Agreements, (iii) the Parent Pledge Agreement, (iv) the Heat Holdings II Pledge Agreement and
     (v) any other Pledge Agreement entered into by any Person in favor of the Administrative Agent, for the benefit of the Lenders to secure the Obligations or to secure the obligations of such Person under a Guarantee.

          "PLEDGED STOCK" shall have the meaning ascribed thereto in each Pledge Agreement.

          "PRO FORMA BALANCE SHEET" shall have the meaning ascribed thereto in
     SECTION 3.1(c).

          "PROPERTIES" shall have the meaning ascribed thereto in SECTION
     3.16(a).

          "PROXY STATEMENT" shall mean the proxy statement of the Borrower filed with the Securities and Exchange Commission on December 30, 1999 and mailed to the stockholders of the Borrower on December 30, 1999.

          "QFL NOTE" shall have the meaning ascribed thereto in SECTION 2.18(c).

          "QUALIFIED FOREIGN LENDER" shall have the meaning ascribed thereto in
     SECTION 2.18(c).

          "REFINANCING SECURITIES" shall mean subordinated debt issued by the Borrower solely for the purpose of refinancing the Permitted High Yield Securities on terms and conditions substantially similar to and no less favorable in all material respects to the Lenders than the terms and conditions governing the Permitted High Yield Securities, and shall include related fees and expenses incurred in connection therewith.

          "REGISTER" shall have the meaning ascribed thereto in SECTION 10.6(d).

          "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REIMBURSEMENT OBLIGATIONS" shall mean the obligation of the Borrower to reimburse the Issuer and the Revolving Credit Lenders for all amounts drawn under the Letters of Credit and any other amounts under SECTION 2.21.

          "REORGANIZATION" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "REPLACED NOTE" shall have the meaning ascribed thereto in SECTION 2.18(c).

          "REPLACEMENT ASSETS" shall have the meaning ascribed thereto in
     SECTION 2.9(c).

          "REPLACEMENT LENDER" shall have the meaning ascribed thereto in
     SECTION 2.22(b).

          "REPORTABLE EVENT" shall mean any of the events set forth in section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

          "REQUIRED LENDERS" at any time shall mean Lenders whose Commitment Percentages aggregate at least 51% at such time.

          "REQUIREMENT OF LAW" as to any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER" shall mean, with respect to any Person, the chairman of the board of directors, the chief executive officer, the president, executive vice president or vice president of such Person or, with respect to financial matters, the chief financial officer, vice president, treasurer or secretary of such Person.

          "RESTRUCTURING" shall mean the restructuring of the Borrower and its Subsidiaries as set forth on SCHEDULE 1.2.

          "REVOLVING CREDIT COMMITMENT" shall mean, as to any Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Lender's name on SCHEDULE I, as such amount may be reduced from time to time pursuant to this Agreement. As of the date of this Agreement, the aggregate amount of the Revolving Credit Commitments is equal to $22,000,000.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments.

          "REVOLVING CREDIT COMMITMENT PERIOD" shall mean the period from and including the date hereof to, but not including, the Maturity Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "REVOLVING CREDIT LENDERS" shall mean the collective reference to all Lenders having Revolving Credit Commitments or holding outstanding Revolving Credit Loans or participating interests in any Letter of Credit.

          "REVOLVING CREDIT LOANS" shall have the meaning ascribed thereto in
     SECTION 2.1.

                  "REVOLVING CREDIT NOTE" shall have the meaning ascribed thereto in SECTION 2.2.

                  "S&P" shall mean Standard & Poor's Rating Group.

                  "SCHEDULE 1.3 ENTITIES" shall mean the Persons listed on
         SCHEDULE 1.3.

                  "SECURITY AGREEMENTS" shall mean the collective reference to the Parent Security Agreement, the Heat Holdings II Security Agreement, the Borrower Security Agreement, the Borrower Intellectual Property Security Agreement, the Subsidiary Security Agreements, the Subsidiary Intellectual Property Security Agreements and any other security agreements entered into by any Person in favor of the Administrative Agent, for the benefit of the Lenders, to secure the Obligations or to secure the Obligations of such Person under a Guarantee.

                  "SECURITY DOCUMENTS" shall mean the collective reference to the Pledge Agreements, the Security Agreements, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries to secure the obligations and liabilities of the Borrower under the Notes and/or under any of the other Loan Documents or to secure any guarantee by such Loan Party of any such obligations and liabilities.

                  "SELLERS" shall mean the collective reference to Bowthorpe plc, a company organized under the laws of England and Wales, Bowthorpe B.V., a Netherlands corporation, Bowthorpe International Inc., a Delaware corporation, and Bowthorpe GmbH, a German corporation.

                  "SENIOR LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of

                           (a) Funded Debt outstanding as of such date MINUS the outstanding aggregate principal amount of the Permitted High Yield Securities, or the outstanding aggregate principal amount of the Refinancing Securities, as applicable, to

                           (b) EBITDA for the preceding four consecutive fiscal quarters.

                  "SIGNIFICANT DISPOSITION" shall mean (i) the sale of all or substantially all the assets of AT or Fluent or (ii) the consummation of an Initial Public Offering of the Capital Stock of AT or Fluent.

                  "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT" shall mean, with respect to the Parent, Heat Holdings II, the Borrower or any Subsidiary (a) the property of the Parent, Heat Holdings II, the Borrower or such Subsidiary, at fair valuation, will exceed the debts of the Parent, Heat Holdings II, the Borrower or such Subsidiary, as the case may be, (b) the Parent, Heat Holdings II, the Borrower or such Subsidiary will be able to pay its debts as such debts become absolute and matured, and (c) the Parent, Heat Holdings II, the Borrower or such Subsidiary will have, as of such date, sufficient capital with which to conduct its business. For purposes of this definition, "debt" means "liability on a claim" and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  "SPOT RATE" shall mean, as of any date of determination (a) with respect to the conversion of an amount in any Foreign Currency to U.S. Dollars at the rate of exchange quoted by CIBC-Bank in London, England at 11:00 a.m. (London, England time) on such date of determination to prime banks in London, England for the spot purchase in the foreign exchange market of such city of such amount of such Foreign Currency with U.S. Dollars and (b) with respect to the conversion of an amount in U.S. Dollars to any Foreign Currency at the rate of exchange quoted by CIBC-Bank in New York, New York at 11:00 a.m. (New York time) on such date of determination to prime banks in New York, New York for the spot purchase in the foreign exchange market of such city of such amount of U.S. Dollars with such Foreign Currency.

                  "STATED AMOUNT" of a Letter of Credit shall mean the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

                  "SUBORDINATED DEBT DOCUMENTS" shall mean the collective reference to the Indenture, the Offering Memorandum, the Subordinated Guarantees, the Warrant Agreement, the Warrants, the Make-Well Agreement and any other document entered into by the Parent, Heat Holdings II, the Borrower or any Subsidiary in connection with the Permitted High Yield Securities and the Warrants.

                  "SUBORDINATED GUARANTEES" shall mean the collective reference to the guarantees executed by each Domestic Subsidiary of the Borrower in respect of the Borrower's obligations under the Permitted High Yield Securities.

                  "SUBSIDIARY" of a Person shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, all references to Subsidiaries are to Subsidiaries of the Parent.

                  "SUBSIDIARY GUARANTEES" shall mean the collective reference to the guarantees executed by each of the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of EXHIBIT O, as the case may be, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY GUARANTORS" shall mean the collective reference to the Subsidiaries listed on SCHEDULE 1.1 and any other Person who, pursuant to the terms of this Agreement, shall enter into a guarantee (in form and substance satisfactory to the Administrative Agent) pursuant to which such Person shall guarantee the Obligations.

                  "SUBSIDIARY INTELLECTUAL PROPERTY SECURITY AGREEMENTS" shall mean the collective reference to the Intellectual Property Security Agreement between each Subsidiary party thereto and the Administrative Agent, for the benefit of the Lenders, each substantially in the form of EXHIBIT Q, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PLEDGE AGREEMENTS" shall mean the collective reference to (i) the Pledge Agreement between each Domestic Subsidiary that owns Capital Stock to pledge and the Administrative Agent, for the benefit of the Lenders, substantially in the form of EXHIBIT P, and
         (ii) each other agreement, in form and substance satisfactory to the Administrative Agent, between a Foreign Subsidiary and the Administrative Agent, for the benefit of the Lenders, pursuant to which the Capital Stock of a Foreign Subsidiary is pledged under applicable law, in the case of each of clause (i) and (ii) as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY SECURITY AGREEMENTS" shall mean the collective reference to the (i) Security Agreements between the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Lenders substantially in the form of EXHIBIT S, as the case may be, and (ii) in the case of any Foreign Subsidiary that becomes an additional Borrower hereunder, each other agreement, in form and substance satisfactory to the Administrative Agent, between such Foreign Subsidiary and the Administrative Agent pursuant to which such Foreign Subsidiary grants a first priority, perfected Lien on all its assets and properties in favor of the Administrative Agent, for the benefit of the Lenders, under applicable law, in each case of clause (i) and (ii), as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL EQUITY CONTRIBUTION" shall mean an amount of cash equity provided to the Borrower to prepay Term Loans so that if such prepayment had been made (a) as of December 31, 2000, the Total Leverage Ratio of the Borrower and its Subsidiaries would not have been greater than 4.50 to 1.00 and/or (b) as of December 31, 2001, the Total Leverage Ratio of the Borrower and its Subsidiaries would not have been greater than 4.25 to 1.00; PROVIDED that the aggregate amount of all Supplemental Equity Contributions shall not exceed the Dollar Equivalent of $25,000,000.

                  "TERM LENDERS" shall mean the collective reference to all Lenders having Term Loan Commitments or holding outstanding Term Loans.

                  "TERM LOAN COMMITMENT" shall mean, with respect to each Term Lender, the amount set forth under the heading "Term Loan Commitments" opposite such Lender's name on Schedule I. As of the date of this Agreement, the aggregate amount of the Term Loan Commitments is $53,000,000.

                  "TERM LOAN COMMITMENT PERCENTAGE" shall mean, as to any Term Lender, at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "TERM LOANS" shall have the meaning ascribed thereto in
         SECTION 2.6.

                  "TERM NOTE" shall have the meaning ascribed thereto in SECTION 2.7.

                  "THERMAL MANAGEMENT SOLUTIONS BUSINESS" shall mean (i) the production and distribution of thermal management products and computational fluid dynamics software, (ii) providing consulting services relating to such production and distribution, (iii) the production and distribution of direct bonded copper substrates used in the packaging and cooling of high power electronic devices and (iv) any business substantially related thereto.

                  "THERMALLOY ACQUISITION" shall mean the acquisition by the Borrower of all the Capital Stock of the Thermalloy Companies other than Curamik and 65.2% of the Capital Stock of Curamik pursuant to the Thermalloy Acquisition Agreement and the related purchase of an additional 20.2% of the Capital Stock of Curamik on October 28, 1999.

                  "THERMALLOY ACQUISITION AGREEMENT" shall mean the Stock Purchase Agreement, dated as of August 23, 1999 among the Borrower and the Sellers.

                  "THERMALLOY ACQUISITION DOCUMENTS" shall mean the collective reference to the Thermalloy Acquisition Agreement and each of the agreements, real property leases, notes, guarantees, consents, instruments, certificates and opinions delivered by the Borrower or any other Person in connection with the Thermalloy Acquisition.

                  "THERMALLOY COMPANIES" shall mean the collective reference to Redpoint Thermalloy Limited, a company formed under the laws of England and Wales, El.Bo.Mec. S.r.l., an Italian corporation, Thermalloy Malaysia, Thermalloy Limited (Hong Kong), a Hong Kong corporation, Thermalloy Investment Company, a Texas corporation, and Curamik.

                  "THERMALLOY MALAYSIA" shall mean Thermalloy (Malaysia) Sdn Bhd, a Malaysian corporation.

                  "THERMALLOY MANAGEMENT FEES" shall mean payments made by the Thermalloy Companies to Bowthorpe, plc for management services provided prior to the Thermalloy Acquisition and for purposes of calculating EBITDA shall equal (i) $2,191,000 for the twelve month period ending on the last day of the third fiscal quarter of 1999, (ii) $1,336,000 for the twelve month period ending on the last day of the fourth fiscal quarter of 1999, (iii) $1,090,000 for the twelve month period ending on the last day of the first fiscal quarter of 2000, (iv) $358,000 for the twelve month period ending on the last day of the second fiscal quarter of 2000 and (v) $0 thereafter.

                  "TOTAL LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of

                           (a)      Funded Debt outstanding as of such date to

                           (b) EBITDA for the preceding four consecutive fiscal quarters.

                  "TRANCHE" shall mean the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "TRANSFEREE" shall have the meaning ascribed thereto in
         SECTION 10.6(F).

                  "TYPE" shall mean as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

                  "UNIFORM CUSTOMS" shall mean the Uniform Customs Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or modified from time to time and, if applicable, the rules of the "International Standby Practices 1998" (1 SP98), as the same may be revised from time to time.

                  "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Borrower referred to in SECTION 3.1.

                  "VOTING SECURITIES" shall mean any class of Capital Stock of the Parent, the Borrower or any of their respective Subsidiaries, as applicable, pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors (irrespective of whether or not at the time any other class will have or might have voting power by reason of the occurrence of any contingency).

                  "WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of February 2, 2000, among the Borrower, Heat Holdings II and Bankers Trust Company, as warrant agent.

                  "WARRANTS" shall mean the 150,000 warrants to purchase an aggregate of 60 shares of Class A common stock and 60 shares of Class H common stock of the Borrower, issued pursuant to the Warrant Agreement in connection with the Permitted High Yield Securities.

                  "WSP" shall mean the collective reference to the investment funds managed by Willis Stein & Partners including Willis Stein & Partners II, L.P. and Willis Stein & Partners Dutch, L.P.

                  "YEAR 2000 PROBLEM" shall mean any significant risk that computer hardware or software used in the Parent's, the Borrower's or any Subsidiary's business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

1.2 OTHER DEFINITIONAL PROVISIONS . (a) Unless otherwise specified therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

(b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Parent, the Borrower and any Subsidiary not defined in SECTION 1.1 and accounting terms partly defined in SECTION 1.1, to the extent not defined, shall have the respective meanings given to them under U.S. GAAP.

(c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                       ARTICLE 2. AMOUNT AND TERMS OF LOANS

2.1 REVOLVING CREDIT COMMITMENTS . (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans in Dollars ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Revolving Credit Commitment; PROVIDED that no Lender shall be permitted or required to make any Revolving Credit Loan if after giving effect thereto

                           (i) the sum of the outstanding principal amount of Revolving Credit Loans made by such Lender, such Lender's Revolving Credit Commitment Percentage of the aggregate stated amount of all Letters of Credit outstanding and such Lender's Percentage of the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed would exceed such Lender's Revolving Credit Commitment; or

                           (ii) the sum of the outstanding principal amount of the Revolving Credit Loans made by all the Lenders, the aggregate stated amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed would exceed the Revolving Credit Commitments.

                  Subject to the foregoing, during the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) Subject to the last sentence of SECTION 2.3, the Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or
(iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with SECTION 2.3 and SECTION 2.10; PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.


2.2 REVOLVING CREDIT NOTES . The Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT A, with appropriate insertions as to payee, date and principal amount (each a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such

Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under the Revolving Credit Note. Each Revolving Credit Note shall (i) be dated the Effective Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with SECTION 2.12.

2.3 PROCEDURE FOR REVOLVING CREDIT BORROWING . The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; PROVIDED that the Borrower shall give the Administrative Agent an irrevocable notice substantially in the form of EXHIBIT C (a "NOTICE OF BORROWING") (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans initially, and (b) one Business Day prior to the requested Borrowing Date, in the case of Alternate Base Rate Loans, specifying, in each case: (i) the amount of the Borrowing, (ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Eurodollar Loans and the lengths of the initial Interest Periods therefor. Each Borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Revolving Credit Commitment Percentage of each Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in SECTION 10.2 prior to 1:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such Borrowing will then be made available to the Borrower by the Administrative Agent in the manner specified by the Borrower in such Notice of Borrowing in the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent. Notwithstanding anything to the contrary contained herein, Revolving Credit Loans, if any, made on the Effective Date must be Alternate Base Rate Loans.

2.4 COMMITMENT FEE; ADMINISTRATIVE FEE . (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (other than a Defaulting Lender for so long as such Lender is a Defaulting Lender hereunder) a commitment fee for the period from and including the first day of the Revolving Credit Commitment period to the Maturity Date, payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date or such earlier date as the Revolving Credit Commitments shall reduce or terminate as provided herein, commencing on the first of such dates to occur after the date hereof. Such fee shall be computed at the rate of 0.50% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender.

(b) Each of the Parent and the Borrower jointly and severally agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times referred to in the Fee Letter.

2.5 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS Repayment. (a) OPTIONAL. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such termination or reduction shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the sum of (a) aggregate principal amount of the Revolving Credit Loans then outstanding and (b) the aggregate amount of the Stated Amount of all Letters of Credit would exceed the Revolving Credit Commitments then in effect. Any reduction of the Revolving Credit Commitments shall be accompanied by payment in full of all accrued commitment fees on the amount so reduced to and including the date of such reduction and, to the extent any Revolving Credit Loans that are Eurodollar Loans are prepaid in connection with such reduction, shall be accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to SECTION 2.19 and any outstanding fees and expenses due and owing. The Administrative Agent agrees to promptly notify the Revolving Credit Lenders of any notice of reduction or termination received by the Administrative Agent.

(b) The Borrower shall repay the aggregate outstanding principal amount of all Revolving Credit Loans on the Maturity Date.

2.6 TERM LOANS . Subject to the terms and conditions hereof, each Term Lender severally agrees to make term loans in Dollars ("TERM LOANS") to the Borrower on the Effective Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Borrower and set forth in a notice to the Administrative Agent in accordance with SECTION 2.8 and SECTION 2.10; PROVIDED that the

Term Loans made on the Effective Date must be Alternate Base Rate
Loans. Any amounts borrowed under this SECTION 2.6 and repaid or prepaid may not be reborrowed.

2.7 TERM NOTES . The Term Loan made by each Term Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT B (a "TERM NOTE"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Term Loans made by such Lender. Each Term Lender is hereby authorized to record the date, Type and amount of each Term Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under any Term Note. The Term Note of each Term Lender (i) shall be dated the Effective Date, (ii) shall be payable on the last day of each March, June, September and December commencing on December 31, 2000; each of which payments shall be in an amount equal to such Lender's Term Loan Commitment Percentage of the amount set forth below opposite each such date:

                   DATE                                AMOUNT
                   December 31, 2000                      $2,000,000
                   March 31, 2001                          2,000,000
                   June 30, 2001                           2,000,000
                   September 30, 2001                      2,000,000
                   December 31, 2001                       2,000,000
                   March 31, 2002                          2,500,000
                   June 30,2002                            2,500,000
                   September 30, 2002                      2,500,000
                   December 31, 2002                       2,500,000
                   March 31, 2003                          2,750,000
                   June 30, 2003                           2,750,000
                   September 30, 2003                      2,750,000
                   December 31, 2003                       2,750,000
                   March 31, 2004                          3,200,000
                   June 30, 2004                           3,200,000

                   September 30, 2004                      3,900,000
                   December 31, 2004                       3,900,000
                   March 31, 2005                          7,800,000

; PROVIDED that if the aggregate amount of Term Loans made by the Term Lenders is less than the amount contemplated by the foregoing amortization schedule, an appropriate PRO RATA adjustment shall be made to the amount due to each Term Lender on each scheduled payment date, and (iii) shall provide for the payment of interest in accordance with SECTION 2.12. The Borrower shall repay the aggregate outstanding amount of all Term Loans on the Maturity Date.

2.8 PROCEDURES FOR TERM LOAN BORROWING . The Borrower may borrow under the Term Loan Commitment on the Effective Date; PROVIDED that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, one Business Day prior to the requested Borrowing Date requesting that the Lenders make Term Loans and specifying (a) the amount to be borrowed and (b) the requested Borrowing Date. The Borrowing under the Term Loan Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Term Lender thereof. Each Term Lender shall make available for the account of its Applicable Lending Office to the Administrative Agent, for the account of the Borrower at the Administrative Agent's office specified in SECTION 10.2 prior to 1:00 p.m., New York City time, on the Effective Date, the amount of such Lender's Term Loan Commitment Percentage of such Borrowing in immediately available funds. The Administrative Agent shall on such date make available, in the manner specified by the Borrower in its Notice of Borrowing, the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent. The Term Loan Commitments shall be reduced to zero on the Effective Date to the extent not utilized by 5:00 p.m. (New York City time) on such date.

2.9 OPTIONAL AND MANDATORY PREPAYMENTS . (a) Subject to SECTION 2.19, the Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to SECTION 2.19, accrued interest to such date on the amount prepaid that constitutes Eurodollar Loans and any outstanding fees and expenses then due and owing. Partial prepayments of the Revolving Credit Loans under this
SECTION 2.9(a) shall be applied to the Revolving Credit Loans but shall not reduce the Revolving Credit Commitments unless the Borrower so specifies in a written notice to the Administrative Agent in which case the

Revolving Credit Commitments shall be reduced in the manner set forth in SECTION
2.5. Partial prepayments of the Term Loans under this SECTION 2.9(a) shall be applied FIRST, PRO RATA to the scheduled installments of principal of the Term Loans and SECOND, if the Term Loans have been repaid in full, to the Revolving Credit Loans. Amounts prepaid on account of the Term Loans or to reduce the Revolving Credit Commitments may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof.

(b) With respect to any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2001, the Borrower shall, within ninety days after the end of such fiscal year, prepay an amount equal to 50% of the Excess Cash Flow for such fiscal year, which prepayment shall be applied PRO RATA to the scheduled installments of principal of the Term Loans; PROVIDED that no prepayment shall be required if the Borrower shall have delivered a Compliance Certificate demonstrating a Total Leverage Ratio less than or equal to 3.50 to
1.00 for the immediately preceding two consecutive fiscal quarters. Each prepayment of the Loans pursuant to this SECTION 2.9(b) shall be accompanied by payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts owing pursuant to SECTION
2.19 and any outstanding fees and expenses due and owing.

(c) So long as any Term Loan is outstanding, the Borrower shall deliver to the Administrative Agent, within three Business Days after receipt thereof, 100% of any Net Disposition Proceeds; PROVIDED that the Borrower, by written notice to the Administrative Agent delivered within such three Business Days (together with a certificate in reasonable detail setting forth the calculation of such Net Disposition Proceeds), may elect to defer applying up to $25,000,000 of such Net Disposition Proceeds (other than any Net Disposition Proceeds from a Significant Disposition) in such manner if and only if (i) concurrent with such notice, such deferred proceeds are applied to repay the Revolving Credit Loans, and (ii) within 270 days after receipt by the Administrative Agent of such deferred proceeds, the Borrower, subject to SECTION 2.5 and SECTION 2.9 (a),
(b), (d), and (e), shall obtain Revolving Credit Loans for purposes of acquiring replacement assets which are, in the ordinary course, used and useful in the operation of the Thermal Management Solutions Business of the Borrower and its Approved Subsidiaries ("Replacement Assets") (it being understood that upon expiration of such 270-day period, any portion of such deferred proceeds that has not been utilized by the Borrower as a Revolving Credit Loan to acquire such Replacement Assets shall be applied in accordance with the next succeeding sentence). Any Net Disposition Proceeds shall be applied PRO RATA to scheduled installments of principal of the Term Loans. Notwithstanding the foregoing, the Borrower shall deliver to the Administrative Agent 100% of the Net Disposition Proceeds from a Significant Disposition within three Business Days after receipt thereof and such proceeds shall be applied FIRST, PRO RATA to the scheduled installments of principal of the Term Loans and SECOND, if the Term Loans have been repaid in full, to the Revolving Credit Loans (with a concomitant reduction in the Revolving Credit Commitments).

(d) For so long as any Term Loan is outstanding, the Borrower shall deliver to the Administrative Agent within three Business Days after receipt thereof 100% of any Net Insurance Proceeds which, in the aggregate during the term of this Agreement, exceeds $25,000,000, for application in the manner set forth in the next sentence; PROVIDED that the Borrower, by written notice to the Administrative Agent delivered within such three Business Day period (together with a certificate in reasonable detail setting forth the calculation of Net Insurance Proceeds), may elect to defer applying Net Insurance Proceeds aggregating less than $25,000,000 in such manner if and only if (i) concurrent with such notice such deferred proceeds are applied to repay the Revolving Credit Loans, and (ii) within 270 days after receipt by the Administrative Agent of such deferred proceeds, the Borrower, subject to SECTION 2.5 and SECTION 2.9
(a), (b), (c), and (e), shall obtain Revolving Credit Loans for purposes of acquiring Replacement Assets (it being understood that upon expiration of such 270-day period, any portion of such deferred proceeds that has not been utilized by the Borrower as a Revolving Credit Loan to acquire such Replacement Assets shall be applied in accordance with the next succeeding sentence). Any Net Insurance Proceeds shall be applied PRO RATA to the scheduled installments of principal of the Term Loans.

(e) The Borrower shall, concurrently with the receipt by the Parent, the Borrower or any Subsidiary of any Net Debt Proceeds, pay to the Administrative Agent an amount equal to such Net Debt Proceeds, which shall be applied PRO RATA to scheduled installments of principal of the Term Loans.

(f) If the Total Leverage Ratio of the Borrower and its Subsidiaries on December 31, 2000 (as set forth in the Compliance Certificate for the fiscal year ended on such date) is greater than 4.50 to 1.00, or the Total Leverage Ratio of the Borrower and its Subsidiaries on December 31, 2001 (as set forth in the Compliance Certificate for the fiscal year ended on such date) is greater than 4.25 to 1.00, the Parent shall, not later than May 15, 2001 (in respect of the fiscal year ended December 31, 2000) and/or May 15, 2002 (in respect of the fiscal year ended December 31, 2001) make the Supplemental Equity Contribution to the Borrower. The Borrower shall deliver 100% of the proceeds of such Supplemental Equity Contribution to the Administrative Agent and such proceeds shall be applied PRO RATA to the scheduled installments of principal of the Term Loans.

(g) If, at any time, the sum of (x) the outstanding aggregate principal amount of the Revolving Credit Loans, (y) the aggregate Stated Amount of all Letters of Credit then outstanding and (z) any amounts drawn under any Letter of Credit (including interest thereon computed in accordance with SECTION 2.21(d)) for which the Issuer has not been reimbursed exceeds the then aggregate amount of the Revolving Credit Commitments, then the Borrower shall prepay at such time an aggregate principal amount of the Revolving Credit Loans in an aggregate amount equal to such excess, and to the extent of any excess remaining, deliver cash collateral for the Stated Amount of the Letter of Credit outstanding and any amount drawn under the Letter of Credit for which the Issuer has not been reimbursed.

(h) Each prepayment of Term Loans and Revolving Credit Loans pursuant to this SECTION 2.9 shall be accompanied by payment in full of any outstanding fees and expenses then due and owing and, in the case of any prepayment of Eurodollar Loans, by payment in full of all accrued interest thereon, to and including the date of such prepayment and any additional amounts owing pursuant to SECTION 2.19.

2.10 CONVERSION AND CONTINUATION OPTIONS . (a) The Borrower, upon irrevocable written notice to the Administrative Agent in accordance with this
SECTION 2.10 (i) may elect, as of any Business Day, in the case of its Alternate Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans of the Borrower, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or (ii) may elect, as of the last day of the applicable Interest Period, to continue any such Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof.

         (b) The Borrower shall deliver a written notice, substantially in the form of EXHIBIT D (a "NOTICE OF CONVERSION/CONTINUATION") to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (i) at least three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted from or into or continued as Eurodollar Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Alternate Base Rate Loans.

         (c) If, upon the expiration of any Interest Period applicable to Eurodollar Rate Loans made to the Borrower, the Borrower has failed to select timely a new Interest Period to be applicable to such Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Alternate Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted or continued as provided herein; PROVIDED that (i) no Loan may be converted into, or continued as, a Eurodollar Loan when any Default has occurred and is continuing and (ii) no Loan may be converted into, or continued as, a Eurodollar Loan after the date that is one month prior to the Maturity Date.

2.11 MAXIMUM AMOUNTS OF TRANCHES . All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. There shall never be more than six Tranches at any one time outstanding.

2.12 INTEREST RATES AND PAYMENT DATES . (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for the first day of such Interest Period (subject to daily adjustments, if any, required by changes in the Eurocurrency Reserve Requirements) PLUS the Applicable Margin.

(b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate PLUS the Applicable Margin.

(c) In the event an Event of Default under SECTION 7.1(a) or (e) has occurred and is continuing, the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or any commitment fee or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum which is the rate described in SECTION 2.12(b) plus 2%, in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date; PROVIDED that interest accruing pursuant to SECTION 2.12(c) shall be payable from time to time on demand.

2.13 COMPUTATION OF INTEREST AND FEES. (a) Commitment fees and Alternate Base Rate interest shall be calculated on the basis of a 365/366 day year and Eurodollar Rate interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to SECTION 2.12(a).

(c) All payments to be made by the Borrower shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified in SECTION
10.2 and shall be made in Dollars. Such
payments shall be made in like funds received, and no later than 12:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received for the account of the Lenders' respective Applicable Lending Office. Any payment which is received by the Administrative Agent later than 12:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

2.14 INABILITY TO DETERMINE INTEREST RATE . If the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period, or that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their affected Loans, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

2.15 PRO RATA TREATMENT AND PAYMENTS; FUNDING RELIANCE . (a) Each Borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments or the Term Loan Commitments of the Lenders shall be made PRO RATA according to the respective Revolving Credit Commitments or Term Loan Commitments of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans or any Letter of Credit (except as may be required as a result of SECTION 2.16) shall be made pro rata according to the respective Revolving Credit Commitment Percentages or Term Loan Commitment Percentages, as applicable. All payments (including prepayments) to be made by the Borrower hereunder and under the Revolving Credit Notes or the Term Notes, whether on account of principal, interest, fees or otherwise, or on account of any Letter of Credit, shall be made without setoff or counterclaim and shall be made prior to 12:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in SECTION 10.2 and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders for the account of their respective Applicable Lending Offices promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding
Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make available to the Administrative Agent the amount that would constitute its applicable Commitment Percentage of such Borrowing, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's applicable Commitment Percentage of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

2.16 ILLEGALITY . Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 2.19.

2.17 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:


         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any Note or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by SECTION 2.18 and changes in the rate of tax on the overall net income of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

2.18 TAXES . (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; PROVIDED that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

(b)      Each Lender shall:

         (i) deliver to the Borrower and the Administrative Agent (A) in the case of a Lender that is not organized under the laws of the United States or any State thereof, either (x)one duly completed copy of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, if such Lender intends to claim exemption from withholding of U.S. Federal income tax on the basis that such Lender is eligible for the benefits of an income tax treaty or that such Lender's income received hereunder is effectively connected with its conduct of a U.S. trade or business, or (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from withholding of U.S. Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any successor applicable form, together with a certificate executed by such Lender representing that (1) such Lender is not a bank for purposes of
         Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), claiming complete exemption from withholding of U.S. Federal income tax on payments of interest by the Borrower under this Agreement and the other Loan Documents and (2) that the Lender has received in replacement of any Note held by or assigned to it, a QFL Note in accordance with this SECTION 2.18, and
         (B) in the case of any other Lender, an Internal Revenue Service Form W-9, or successor applicable form;

         (ii) deliver to the Borrower and the Administrative Agent a further copy of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

         (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to SECTION 10.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this

Section; PROVIDED that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c) Any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and satisfies the requirements of SECTION 2.18(b)(i)(A)(y), (a "QUALIFIED FOREIGN LENDER") shall upon receipt of the written request of the Administrative Agent or the Borrower and may, upon its own written request to the Administrative Agent, exchange any Note held by or assigned to it for a qualified foreign lender Note ( a "QFL NOTE"). A QFL Note shall be in the form of the Revolving Credit Note or Term Note, as applicable, but shall contain the following legend, "This Note is a QFL Note, and as such, ownership of the obligation represented by such QFL Note may be transferred only in accordance with Section 2.18 of the Credit Agreement." Any QFL Note issued in replacement of any existing Note pursuant to this Section shall be (i) dated the Effective Date, (ii) issued in the name of the entity in whose name such existing Note was issued and (iii) issued in the same principal amount as such existing Note. Any Note replaced pursuant to this Section is sometimes referred to herein as a "REPLACED NOTE".

(d) The Borrower agrees that, upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (c) of this Section, it shall execute and deliver a QFL Note to the Administrative Agent in replacement of the Replaced Note surrendered in connection with such request conforming to the requirements of this paragraph. Each Qualified Foreign Lender shall surrender its Note in connection with any replacement pursuant to this SECTION
2.18. Upon receipt by the Administrative Agent, in connection with any replacement, of a QFL Note and the existing Note to be replaced by such QFL Note in accordance with this paragraph, the Administrative Agent shall forward the QFL Note to the Lender which has surrendered its Note for replacement by such QFL Note and shall forward the surrendered Note to the Borrower marked "canceled". Once issued, QFL Notes (i) shall be deemed to and shall be "Notes" for all purposes under the Loan Documents, (ii) may not be exchanged for Notes which are not QFL Notes, notwithstanding anything to the contrary in the Loan Documents and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.

(e) Notwithstanding anything to the contrary in the Loan Documents, the QFL Notes are registered obligations as to both principal and interest with the Borrower and transfer of the obligations underlying such QFL Note may be effected only by surrender of the QFL Note to the Borrower and either reissuance by the Borrower of such QFL Note to the transferee or issuance by the Borrower of a new QFL Note to the transferee. A QFL Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related obligation, and in no event is a QFL Note to be considered a bearer instrument or obligation. This SECTION 2.18 shall be construed so that the obligations underlying the QFL Notes are at all times maintained in "registered form" within the meaning of Sections 871(h)(2) and 881(c)(3) of the Code.

2.19 INDEMNITY . The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

2.20 DISCRETION OF LENDER AS TO MANNER OF FUNDING . Notwithstanding any other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for the purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits of Dollars for such Loan in the eurocurrency interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

2.21 LETTERS OF CREDIT . (a) Subject to the terms and conditions hereof, and in reliance on the agreements set forth in clauses (c) and (e) hereof, from time to time, on any Business Day, the Issuer agrees to issue Letters of Credit for the account of the Borrower in such form as may be approved from time to time by the Issuer; PROVIDED that (i) the sum of the aggregate face amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed at any time shall not exceed $2,000,000 and (ii) the sum of the Revolving Credit Loans, the aggregate face amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed shall not, at any time, exceed the Revolving Credit Commitment (as reduced from time to time pursuant to SECTION 2.5 and SECTION 2.9).

(b) Each Letter of Credit (i) shall be opened pursuant to a written request from the Borrower on the Issuer's then current form of application for letter of credit which application shall be completed to the satisfaction of the Issuer and shall be delivered to the Issuer together with such other certificates, documents and other instruments and information as the Issuer may reasonably request, (ii) shall be denominated in Dollars, (iii) shall be governed by the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York and (iv) shall expire on the Expiry Date. The Issuer shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuer or any Revolving Credit Lender to exceed any limits imposed by, an applicable Requirement of Laws.

(c) The Issuer agrees to allot and does allot, to itself and each Revolving Credit Lender and, to induce the Issuer to issue the Letter of Credit, each Revolving Credit Lender severally and irrevocably agrees to take and does hereby take for its own account and risk an undivided participating interest in a percentage equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Issuer's Obligations.

(d) The Borrower agrees (i) to reimburse the Issuer forthwith upon its demand for any payment made by the Issuer under a Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to
(A) prior to the date which is one Business Day after the day on which reimbursement from the Borrower for such payment is due, the rate which would then be payable on any outstanding Alternate Base Rate Loans which are not overdue and (B) thereafter, the rate which would then be payable on any outstanding Alternate Base Rate Loans which are overdue. In addition to the foregoing, the Borrower shall reimburse the Issuer for any taxes, fees, charges or other costs or expenses incurred by the Issuer in connection with such payment. All payments hereunder shall be made to the Issuer at its address for notices specified herein in Dollars in immediately available funds.

(e)      (i)    In the event that the Issuer makes a payment under a Letter of
Credit and is not reimbursed in full therefor forthwith, upon demand of the Issuer referred to in SECTION 2.21(d), the Issuer shall promptly make demand for such any amount for which it has not received reimbursement upon each Revolving Credit Lender. Each Revolving Credit Lender unconditionally and irrevocably agrees that forthwith upon its receipt of any such demand for reimbursement, such Revolving Credit Lender shall transfer to the Issuer, in immediately available funds, an amount equal to such Revolving Credit
Lender's PRO RATA share of the unreimbursed portion of such payment; PROVIDED that, if such demand is made prior to 12:00 noon, New York City time, on a Business Day, such Revolving Credit Lender shall make such payment to the Issuer prior to the end of such Business Day and otherwise such Revolving Credit Lender shall make such payment on the next succeeding Business Day. Whenever, at any time after the Issuer has made a payment under a Letter of Credit and has received from any Revolving Credit Lender such Revolving
Credit Lender's PRO RATA share of the unreimbursed portion of such payment, the Issuer receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuer shall distribute to such Revolving Credit Lender its PRO RATA share thereof; PROVIDED that in the event that the receipt by the Issuer of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Revolving Credit Lender will return to the Issuer any portion thereof previously distributed by the Issuer to such Revolving Credit Lender.

(ii) Upon the occurrence and during the continuation of any Event of Default under SECTION 7.1(e) or SECTION 7.1(f) or, with notice from the Administrative Agent, upon the occurrence of any other Event of Default that is continuing (x) an amount equal to the outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer upon such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and (y) without further notice in the case of an Event of Default under SECTION 7.1(e) or SECTION 7.1(f) or, in the case of any other Event of Default that has occurred and is continuing, upon notice by the Administrative Agent to the Borrower of its Obligations hereunder, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been paid or disbursed by the Issuer. Any amount so payable by the Borrower shall be deposited by the Borrower in cash into an account located in the United States designated by and under the sole dominion and control of the Administrative Agent which cash and the proceeds thereof shall be held as collateral security for the Obligations in connection with any Letter of Credit issued by the Issuer. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuer and the Revolving Credit Lenders, a security interest in such cash collateral to secure all Obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under any Letter of Credit, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been fully satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuer, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

(f) The Borrower shall pay to the Administrative Agent for the pro rata account of the Issuer and the Revolving Credit Lenders in respect of each Letter of Credit a fee in an amount equal to the Applicable Margin then in effect for Revolving Credit Loans that bear interest at the Eurodollar Rate (calculated on the basis of the actual number of days elapsed over a 360-day year) multiplied by the Stated Amount of the Letter of Credit, such fee to be payable for the period from the date of issuance to the Expiry Date of such Letter of Credit, quarterly in arrears on each Interest Payment Date for each quarter prior to such Expiry Date.

(g) The Borrower agrees to pay to the Issuer, for its own account, for services rendered by the Issuer, an issuance fee for each Letter of Credit in the amount equal to .25% of the Stated Amount of such Letter of Credit from the date of issuance of such Letter of Credit, payable quarterly, in arrears. The Borrower shall also pay or reimburse the Issuer for such normal and customary costs and expenses as are incurred or charged by the Issuer on issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

(h) The Reimbursement Obligations of the Borrower with respect to the Letter of Credit related thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following: (i) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the

Administrative Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement or the transactions contemplated herein, or any unrelated transaction; (ii) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or any other circumstances or happening whatsoever, whether or not similar to any of the foregoing (PROVIDED, that such payment by the Issuer or such circumstance or happening does not constitute gross negligence or willful misconduct of the Issuer).

(i) To the extent that any provision of any application for the opening of a Letter of Credit is inconsistent with the provisions of this SECTION 2.21, the provisions in this Section shall apply.

2.22 DEFAULTING LENDERS . (a) Any Lender which (i) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under SECTION 2.21(e) or (ii) has given notice to the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under SECTIONS 2.1, 2.6 or 2.21(e), as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority (and such non-compliance is continuing) (a "DEFAULTING LENDER"):

                  (x) shall not be deemed a Required Lender hereunder and such Defaulting Lender's (A) Commitments, (B) Loans and (C) participation of Letters of Credit shall be excluded from the calculations set forth in the definition of Required Lenders; and

                  (y) shall not be entitled to receive any commitment fee payable in respect of such Defaulting Lender's Revolving Loan Commitment.

In addition to the foregoing, if any Lender shall fall within the description set forth in CLAUSE (i) or (ii) above, the Issuer shall not be required to issue any Letter of Credit, unless arrangements reasonably satisfactory to the Issuer have been entered into to eliminate the Issuer's risk with respect to the participation in Letters of Credit by such Lender, including providing cash collateral for such Lender's portion of any outstanding Letters of Credit.

                  (b) The Borrower may designate another Person which is reasonably acceptable to the Administrative Agent (a "REPLACEMENT LENDER") to purchase for cash all the Notes of such Defaulting Lender and all such Defaulting Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Defaulting Lender for a purchase price equal to the outstanding principal amount of the Notes payable to such Defaulting Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of such Defaulting Lender's Commitments. Such Defaulting Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuer, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding 45 days from the date the Borrower designates a Replacement Lender, and thereupon such Defaulting Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and the Replacement Lender shall succeed to such obligations and rights.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent, the Issuer and the Lenders to enter into this Agreement, the Issuer to issue the Letter of Credit and the Lenders to make the Loans, each of the Parent, Heat Holdings II and the Borrower hereby represents and warrants to the Administrative Agent, the Issuer and each Lender that:

3.1 FINANCIAL CONDITION . (a) The audited balance sheet of the Borrower as at December 31, 1997 and 1998 and the related audited statements of operations, stockholders equity and cash flows for the fiscal years ended on such dates, certified as true and complete by a Responsible Officer of the Borrower and reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Borrower as at such dates, and the results of its operations and its stockholders' equity and cash flows for each of the fiscal years then ended. The unaudited balance sheet of the Borrower as at October 2, 1999 and the related unaudited statements of operations, stockholders' equity and cash flows for the nine-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of the Borrower at such date, and the results of its operations, stockholders equity and cash flows for the nine-month period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and except that the unaudited financial statements do not have all footnotes required).

(b) Prior to the Effective Date and excluding any obligations of the Parent pursuant to the Merger Agreement, the Parent did not have liabilities in excess of $1,000,000 in the aggregate.

(c) The PRO FORMA balance sheet of the Borrower and its Subsidiaries (the "PRO FORMA BALANCE SHEET") is the balance sheet of the Borrower and its Subsidiaries as at October 2, 1999, adjusted to give effect (as if such events had occurred on the date the Merger is consummated) (i) to the Merger, (ii) to the repayment of the Borrower's existing Indebtedness that is to be repaid on the Effective Date, (iii) to the Loans expected to be made by the Lenders on the Effective

Date, (iv) to the Thermalloy Acquisition, (v) to the issuance of the Permitted High Yield Securities and (vi) to the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly in all material respects on a PRO FORMA basis the financial position of the Borrower and its Subsidiaries as at October 2, 1999 assuming that the events and the assumptions specified in the preceding sentence had actually occurred on such date.

(d) Except as set forth in SCHEDULE 3.1(d), none of the Parent, Merger Sub, the Borrower or any of their respective Subsidiaries has, at the date of the Pro Forma Balance Sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in
SCHEDULE 3.1(d), during the period from December 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Parent, Merger Sub, the Borrower or any Subsidiary of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Parent, Merger Sub, the Borrower or any Subsidiary at such date other than the Merger and the Thermalloy Acquisition.

(e) All balance sheets, all statements of operations and stockholders' equity and of cash flows and all other financial information which shall hereafter be furnished by or on behalf of the Parent, the Borrower or any of their respective Subsidiaries to the Administrative Agent or any Lender for the purposes of, or in connection with, this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Parent, the Borrower and their respective Subsidiaries in each case, as at the dates thereof and the results of their operations and their stockholders' equity and cash flows for the periods then ended.

(f) The business forecast of the Borrower and its Subsidiaries calculated for the period commencing on the Effective Date to and including the Maturity Date, prepared by a Responsible Officer of the Borrower (and presented on a consolidated and segment by segment basis) all as set forth in SCHEDULE 3.1(f) have been prepared in good faith and utilizing reasonable assumptions. Neither the Parent nor the Borrower has any reason to believe such business forecast and projections are materially incorrect or misleading in any material respect, it being recognized by the Lenders that such business forecast as to future events is not to be viewed as fact and that actual results during the periods covered by such forecast may differ from the forecast results.

3.2 NO CHANGE . Since December 31, 1998, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Parent, the Borrower or any Subsidiary, nor has any of the Capital Stock of the Parent, Merger Sub, the Borrower or any Subsidiary been redeemed, retired, purchased or otherwise acquired by the Parent, Merger Sub, the Borrower, any Subsidiary or any Person under the control of the Parent, Merger Sub, the Borrower or any Subsidiary for value, except for (i) the purchase of the Capital Stock of the Borrower in accordance with the terms and conditions of the Merger Documents, (ii) dividends and distributions contemplated or permitted by the Thermalloy Acquisition Documents, (iii) dividends and distributions reflected in the financial statements delivered pursuant to SECTION 3.1, (iv) dividends and distributions by a Subsidiary to its stockholders, (v) the purchase of Capital Stock of the Thermalloy Companies by Subsidiaries of the Borrower and (vi) dividends and distributions paid pursuant to the Restructuring and as described in SCHEDULE 1.2.

3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW . Each of the Parent, Heat Holdings II, the Borrower and each of their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other legal entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and except for jurisdictions not recognizing the concept of good standing and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS . Each of the Parent, Heat Holdings II, the Borrower and each of their respective Subsidiaries has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Borrower has appropriate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions set forth in this Agreement and in the Notes. Except as set forth in SCHEDULE 3.4, (a) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including any filing, termination of any notice period or consent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) is required in connection with the Merger or any borrowings hereunder or with the execution, delivery or performance by the Parent, the Borrower or any Subsidiary of, or the validity or enforceability of the Merger Documents or the Loan Documents, other than any of the foregoing which have previously been obtained and are in full force and effect and (b) no consent or authorization of, filing with, notice to or other act by or in respect of any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents or the Merger Documents to which the Parent, the Borrower or any of their respective Subsidiaries is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Parent, the Borrower and each Subsidiary party thereto. This Agreement constitutes, and each other Loan Document to which the Parent, the Borrower or any of their respective Subsidiaries, as the case may be, is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Parent, the Borrower or such Subsidiary, as the case may be, enforceable against the Parent, the Borrower or such Subsidiary, as the case may be, in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 NO LEGAL BAR . The execution, delivery and performance of the Loan Documents to which the Parent, the Borrower or any of their respective Subsidiaries is a party, the borrowings by the Borrower hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to the Parent, the Borrower or any Subsidiary or Contractual Obligation of the Parent, the Borrower or any Subsidiary, except such violations which, in the aggregate, could not reasonably be expected to result in liability in excess of the Dollar Equivalent of $500,000, will not accelerate or result in the acceleration of any payment obligations of the Parent, the Borrower or any Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of the Parent, the Borrower or any Subsidiary pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Security Documents.

3.6 NO MATERIAL LITIGATION . Except as set forth in SCHEDULE 3.6, no litigation or proceeding or, to the Parent's or the Borrower's actual and constructive knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, the Borrower or any Subsidiary, threatened by or against the Parent, Merger Sub, or the Borrower or any Subsidiary or against any of the respective properties or revenues of the Parent, Merger Sub, the Borrower or any Subsidiary (a) which purports to affect the legality, validity or enforceability of the Merger, any Merger Document, the Thermalloy Acquisition, this Agreement or any other Loan Document or the consummation of any transaction contemplated thereby or hereby or (b) which could reasonably be expected to have a Material Adverse Effect.

3.7 NO DEFAULT . None of the Parent, the Borrower or any Subsidiary is in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8 OWNERSHIP OF PROPERTY; LIENS . Except as set forth in SCHEDULE 3.8, each of the Parent, the Borrower and their respective Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, other than property having a value equal to the Dollar Equivalent of $500,000 in the aggregate. None of such property is subject to any Lien except as permitted by SECTION 6.3. The corporate names and the jurisdictions set forth below each such corporate name on SCHEDULE 3.8 are the only corporate names and jurisdictions for which lien searches with respect to the assets of the Parent, Merger Sub, the Borrower or any Domestic Subsidiary of the Borrower are necessary to confirm such assets are not subject to any Liens, other than Liens in favor of the Administrative Agent, for the benefit of the Lenders, or Liens permitted by
SECTION 6.3.

3.9 INTELLECTUAL PROPERTY . The Parent does not own or license any Intellectual Property. Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how, processes, logos and insignia necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent, the Borrower or any such Subsidiary know of any valid basis for any such claim. To the knowledge of the Parent and the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.10 NO BURDENSOME RESTRICTIONS . No Contractual Obligation of the Parent, the Borrower or any Subsidiary could reasonably be expected to have a Material Adverse Effect.

3.11 TAXES . Each of the Parent, the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Parent and the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with U.S. GAAP have been provided on the books of the Parent, the Borrower or such Subsidiary, as the case may be); and, except as set forth in SCHEDULE 3.11, no tax Lien has been filed, and, to the knowledge of the Parent and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

3.12 FEDERAL REGULATIONS . No part of the proceeds of any Loans and no part of any Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 and FR Form U-1. No proceeds of any Loan or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

3.13 ERISA . None of the Parent, the Borrower or any Subsidiary maintains or contributes to any Plan other than those listed on SCHEDULE 3.13. Except as disclosed in SCHEDULE 3.13, none of the Parent, the Borrower or any Subsidiary maintains, contributes to or has any material obligation with respect to, any welfare plan (as defined in Section(3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits. Except as disclosed on SCHEDULE 3.13, each Plan has complied and is in compliance in all material respects with the applicable provisions of ERISA and the Code. None of the Parent, the Borrower or any Subsidiary has breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with respect to any Plan, which breach could reasonably be expected to have a Material Adverse Effect. None of the Parent, the Borrower or any Subsidiary nor any fiduciary of any Plan who is an officer or an employee of the Parent, the Borrower or any Subsidiary has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could subject the Parent, the Borrower or any Subsidiary to any liability. Except as disclosed on SCHEDULE 3.13, none of the Parent, the Borrower or any Subsidiary has maintained, contributed to, or had an obligation to contribute to any Multiemployer Plan or any Single Employer Plan, at any time during the six years prior to the date on which this representation is made or deemed made. Except as disclosed on SCHEDULE 3.13, none of the Parent, the Borrower or any Subsidiary has any material obligation to make any payment to any employee pursuant to any existing employment contract or arrangement. The Parent and the Borrower have given to the Administrative Agent copies of all the following: each Single Employer Plan and related trust agreement (including all amendments to such Plan and trust) in existence as of the Effective Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 (including all schedules thereto) filed in respect of each existing Single Employer Plan; a listing of all the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by the Parent, the Borrower or any Subsidiary to each such Multiemployer Plan, the most recent information which has been provided to the Parent, the Borrower or any Subsidiary regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made. Except as disclosed in SCHEDULE 3.13, none of the Parent, the Borrower or any Subsidiary has liability, direct or indirect, contingent or otherwise, under Section 4201 or 4204 or 4212(c) of ERISA. None of the Parent, the Borrower or any Subsidiary has any outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from such a plan.

3.14 HOLDING COMPANY; INVESTMENT COMPANY ACT; OTHER REGULATIONS . None of the Parent, the Borrower or any Subsidiary is a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. None of the Parent, the Borrower or any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; PROVIDED that WSP is deemed to be an investment company for purposes of the limitations set forth in subparagraphs (A)(i) and (B)(i) of Section 12(d)(1) of such Act for purposes of the limitations set forth therein governing the purchase or other acquisition by WSP of any security issued by any registered investment company and the sale of any security issued by any registered open-end investment company to WSP. None of the Parent, the Borrower or any Domestic Subsidiary entering into any Loan Document is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority.

3.15 PURPOSE OF LOANS . The proceeds of the Term Loans shall be used to repay existing Indebtedness (including Indebtedness under the Existing Credit Agreement). The proceeds of the Revolving Credit Loans shall be used (i) to fund working capital, Capital Expenditures and Permitted Acquisitions by the Borrower and its Subsidiaries, (ii) for general corporate purposes, including, but not limited to, fees and expenses relating to the Merger, the issuance of the Permitted High Yield Securities and the transactions contemplated by this Agreement and (iii) to fund Letters of Credit in an amount not to exceed $2,000,000 in the aggregate.

3.16     ENVIRONMENTAL MATTERS . Except as set forth on SCHEDULE 3.16:

(a) The facilities and properties owned, leased or operated by the Parent, the Borrower or any Subsidiary (the "PROPERTIES") do not contain, and have not previously contained, any materials of Environmental Concern in amounts or concentrations which could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Properties.

(b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties in violation of Environmental Laws or for which under Environmental Laws there is a remedial obligation or violation of any Environmental Law with respect to the Properties or the business operated by the Parent, the Borrower and the Subsidiaries (the "BUSINESS") which could interfere with the continued operation of any of the Properties, except where the failure to satisfy the same could not reasonably be expected to have a Material Adverse Effect or to materially affect the sale of any of the Properties owned by the Parent, the Borrower or any Subsidiary.

(c) None of the Parent, the Borrower or any Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the

Properties or the Business which has not been remedied, nor does the Parent, the Borrower or any Subsidiary have knowledge that any such notice will be received or is being threatened.

(d) Materials of Environmental Concern have not been transported or disposed of by the Parent, the Borrower or any Subsidiary from any of the Properties in violation of, or, to the knowledge of the Parent or the Borrower, in a manner or to a location which could reasonably be expected to have a Material Adverse Effect, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Properties.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent or the Borrower, threatened, under any Environmental Law to which the Parent, the Borrower or any Subsidiary is or, to the knowledge of the Parent or the Borrower, will be named as a party with respect to any of the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or the Business.

(f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Parent, the Borrower or any Subsidiary in connection with any of the Properties or otherwise in connection with the Business, in violation of Environmental Laws or in amounts or in a manner that could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Properties.

3.17 MERGER . SCHEDULE 3.17 sets forth the terms of the Merger, including all material steps to be taken in connection therewith (including the sources and uses of funds) upon completion of the Merger.

3.18 CAPITALIZATION OF PARENT . As of the Effective Date the authorized Capital Stock of the Parent consists of 7,500,000 shares of Class A common stock, $0.01 par value, 7,359,333.5 of which are issued and outstanding and 7,500,000 shares of Class B common stock, $0.01 par value, 7,359,333.5 of which are issued and outstanding.All the issued and outstanding Capital Stock of the Parent is owed by WSP and the Persons set forth on Schedule 3.18. Except as set forth in SCHEDULE 3.18, there are no outstanding subscriptions, options, warrants, calls, puts, or similar contractual rights (including preemptive rights) or any other agreements or commitments of any nature with respect to such Capital Stock of the Parent.

3.19 CAPITALIZATION OF HEAT HOLDINGS II . As of the Effective Date the authorized Capital Stock of Heat Holdings II consists of 250,000 shares of Class A common stock, $0.01 par value, 216,600 of which are issued and outstanding and 250,000 shares of Class B common stock, $0.01 par value, 216,600 of which are issued and outstanding. All the issued and outstanding Capital Stock of Heat Holdings II is owned by WSP and the Persons set forth in Schedule 3.18. Except as set forth in SCHEDULE 3.19, there are no outstanding subscriptions, options, warrants, calls, puts, or similar contractual rights (including preemptive rights) or any other agreements or commitments of any nature with respect to such Capital Stock of Heat Holdings II.

3.20 CAPITALIZATION OF THE BORROWER . As of the Effective Date and after giving effect to the Merger, the authorized Capital Stock of the Borrower shall consist of 1,000 shares of Class A common stock, $0.0001 par value, 940 of which are issued outstanding, 1,000 shares of Class B common stock, $0.0001 par value, all of which are issued and outstanding, and 1,000 shares of Class H common stock, $0.0001 par value, of which 40 shares are issued and outstanding. After giving effect to the Merger, all the issued and outstanding Capital Stock of the Borrower shall be owned by the Parent. Except as set forth in SCHEDULE 3.20, there are no outstanding subscriptions, options, warrants, calls, puts, or similar contractual rights (including preemptive rights) or any other agreements or commitments of any nature with respect to such Capital Stock of the Borrower. All the issued and outstanding Capital Stock of the Borrower has been issued in compliance in all material respects with all applicable Federal and state securities laws and regulations.

3.21 SUBSIDIARIES . On the Effective Date and upon consummation of the Merger and the Restructuring, the Parent's only Subsidiaries are those listed on
SCHEDULE 3.21. The authorized issued and outstanding Capital Stock of each Subsidiary is set forth in SCHEDULE 3.21. Except as set forth in SCHEDULE 3.21, all the issued and outstanding Capital Stock of each Subsidiary is owned beneficially and of record by the Parent or the Subsidiary indicated as the owner thereof on such date, free and clear of all liens, options or rights of others except as provided in the Pledge Agreements. No Person has or will have any preemptive rights to subscribe for any additional Capital Stock of any Subsidiary.

3.22 LABOR MATTERS . Except as set forth in SCHEDULE 3.22, none of the Loan Parties is a party to any collective bargaining agreements. There are no strikes, lockouts or, except as set forth in SCHEDULE 3.22, other labor disputes pending or, to the knowledge of the Parent, Heat Holdings II or the Borrower, threatened against any Loan Party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 3.22, all material payments due from the Borrower or any Subsidiary, as applicable, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

3.23 INSURANCE . All policies of insurance of any kind or nature maintained by or issued to the Borrower or any Subsidiary, including, without limitation, policies of life, fire, theft, earthquake, business interruption, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of similar size and character.

3.24 MERGER DOCUMENTS . (a) The Borrower has delivered to the Lenders and the Administrative Agent true, complete and correct copies of each of the Merger Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, each of which is set forth on SCHEDULE 3.24. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders and no consent or waiver has been granted by the Parent, the Borrower, Merger Sub, or any Subsidiary thereunder. Each of the Merger Documents has been duly executed and delivered by the Loan Party thereto and each other party thereto and is a legal, valid and binding obligation of each party thereto enforceable, in all material respects, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) Each party to the Merger Documents has complied in all material respects with all terms and provisions contained therein on its part to be observed and the Merger has been duly consummated in accordance with the terms of the Merger Documents.

3.25 OPERATIONS . Neither Parent nor Heat Holdings II is engaged in any business other than (i) acting as a holding company for its subsidiaries, (ii) undertaking the Obligations of such Loan Party under the Loan Documents to which it is a party, (iii) the acquisition of, and the ownership, management and pledging pursuant to the applicable Pledge Agreement of the Pledged Stock owned by such Loan Party, and (iv) engaging in any other activities necessary to accomplish the foregoing or reasonably related thereto, including undertaking its obligations under the Merger Agreement.

3.26 SECURITY DOCUMENTS . Each Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Party which is party thereto in the collateral described therein except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). When financing statements have been filed in the offices in the jurisdictions listed in
SCHEDULE 3.26, each such Security Agreement shall, except as set forth therein and except for Liens contemplated under SECTION 6.3(a), (c), (e) or (g), constitute a fully perfected first Lien on, and security interest in, all right, title and interest of such Loan Party in the Collateral in which a Lien can be perfected by filing a financing statement.

(b) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), each Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock and the proceeds thereof and, when stock certificates representing such Pledged Stock have been delivered to the Administrative Agent, such Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party which is a party thereto in the pledged securities and the proceeds thereof described therein subject to continuous possession of the pledged securities by the Administrative Agent or its representatives. Each Custody Agreement is effective to transfer custody of the Capital Stock subject to such agreement.

(c) Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), each Mortgage is effective to grant to the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable mortgage lien on all right, title and interest of the applicable Loan Party in the mortgaged property described therein. Each such Mortgage constitutes a fully perfected Lien, on, and security interest in, such mortgaged property and when a financing statement has been filed in the governmental office for the state and county named in the schedule to such Mortgage, such Mortgage shall also create a legal, valid, enforceable and perfected security interest in, all right, title and interest of the applicable Loan Party in all real and personal property which is the subject of such Mortgage.

3.27 ACCURACY AND COMPLETENESS OF INFORMATION . All information, reports and other papers and data (other than forecasts, projections and pro forma financial information) with respect to any Loan Party (in each case, prior to and after giving effect to the Merger furnished in writing to the Lenders by or on behalf of such Loan Party, and all information and data contained in the Proxy Statement and the Offering Memorandum, were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections, forecasts and pro forma financial information with respect to any Loan Party, furnished by the Parent, Heat Holdings II or the Borrower in connection with this Agreement, were prepared and presented in good faith by the Parent, Heat Holdings II and the Borrower based upon facts and assumptions that the Parent, Heat Holdings II and the Borrower believe to be reasonable in light of current and foreseeable conditions, it being recognized by the Lenders that such projections, forecasts and pro forma financial information as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections, forecasts and pro forma financial information may differ from the projected results. No document furnished or statement made in writing to the Lenders by or on behalf of the Parent, Heat Holdings II, the Borrower or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement, or any information or data contained in the Proxy Statement or the Offering Memorandum, at the time furnished, contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders. As of each date this representation and warranty is made or deemed made, there is no fact relating to the Parent, Heat Holdings II, the Borrower or any Subsidiary or their respective businesses (other than facts relating to the economy in general) known to the Parent, Heat Holdings II, the Borrower or any Subsidiary which has, or could reasonably be expected to have, a Material Adverse Effect.

3.28 LEASEHOLDS, PERMITS, ETC . Each of the Borrower and the Subsidiaries possesses or has the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of its business. Except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect, all the foregoing are in full force and effect, and each of the Borrower and the Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a Material Adverse Effect.

3.29 SOLVENCY . On the Effective Date, after giving effect to the Merger, and on each date on which Borrowings are made or any Letter of Credit is issued hereunder, each of the Parent, Heat Holdings II, the Borrower and their respective Subsidiaries is Solvent. None of the Parent, Heat Holdings II, the Borrower or any Subsidiary has incurred any obligations or liabilities (contingent or otherwise) under this Agreement, any other Loan Document, any Merger Document or any Thermalloy Acquisition Document, nor has the Parent, Heat Holdings II, the Borrower or any Subsidiary made any conveyance pursuant to or in connection therewith, in each case with actual intent to hinder, delay or defraud either present or future creditors of such Loan Parties.

3.30 EXISTING INDEBTEDNESS . Set forth on SCHEDULE 3.30 hereto is a complete and accurate list of all Existing Indebtedness, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and, if applicable, the property upon which any Liens have been granted to secure the repayment thereof.

3.31 INACTIVE SUBSIDIARIES . Set forth on SCHEDULE 3.31 hereto is a complete and accurate list of all Inactive Subsidiaries, showing the corporate name and principal location of each such Inactive Subsidiary.

3.32 YEAR 2000 COMPLIANCE . The Borrower (a) has reviewed its operations and those of the Subsidiaries with a view to assessing whether each of its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem, and (b) has taken into account the costs to be incurred by the Borrower and the Subsidiaries to address any Year 2000 Problem in the preparation of all projections provided to the Lenders with respect to the Borrower and any such Subsidiary. Based on the review in clause (a) of the previous sentence, none of the Parent, Heat Holdings II nor the Borrower has any reason to believe that a Material Adverse Effect will occur with respect to its or any Subsidiary's businesses or operations resulting from a Year 2000 Problem.

3.33 SENIOR INDEBTEDNESS . The Obligations constitute "Senior Indebtedness", as such term is defined in the Indenture.

                        ARTICLE 4. CONDITIONS PRECEDENT

4.1 CONDITIONS TO INITIAL CREDIT EXTENSION . The agreement of each Lender to make the Loans on the Effective Date, or of the Issuer to issue any Letter of Credit, is subject to the satisfaction, immediately prior to or concurrently with such Credit Extension, of the following conditions precedent:

         (a)      LOAN DOCUMENTS. The Administrative Agent shall have received
         (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, the Parent and Heat Holdings II, in each case, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note and Term Notes conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) the Pledge Agreements, executed and delivered by a duly authorized officer of each of the pledgors party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreements, executed and delivered by a duly authorized officer of each of the Parent, Heat Holdings II, the Borrower and the Domestic Subsidiaries party thereto, with a counterpart or a conformed copy for each Lender, (v) the Mortgage Modifications, executed and delivered by a duly authorized officer of Fluent and AT, as applicable, (vi) the Guarantees, executed and delivered by a duly authorized officer of each Subsidiary Guarantor party thereto, (vii) the Custody Agreements, executed and delivered by a duly authorized officer of each Loan Party party thereto, (viii) the Contribution Agreement, executed by a duly authorized officer of each Loan Party party thereto, (ix) the Fee Letter, executed and delivered to the Administrative Agent by a duly authorized officer of each of the Parent and the Borrower, and (x) the Assignment and Assumption Agreement, executed by the parties thereto.

         (b) CORPORATE PROCEEDINGS OF THE BORROWER. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the execution, delivery and performance of the Merger Documents and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

         (c) BORROWER INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document and any related documents, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of the Borrower.

         (d) CORPORATE PROCEEDINGS OF THE PARENT. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of the Parent authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and all closing documents delivered in connection therewith and (ii) the execution, delivery and performance of the Merger Documents and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of the Parent, as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

         (e) PARENT INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Effective Date, as to the incumbency and signature of the officers of the Parent executing any Loan Documents and any related documents satisfactory in form and substance to the Administrative Agent, as executed by the President or any Vice President and the Secretary or an Assistant Secretary of the Parent.

         (f) CORPORATE PROCEEDINGS OF HEAT HOLDINGS II. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of Heat Holdings II authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of Heat Holdings II, as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

         (g) HEAT HOLDINGS II INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of Heat Holdings II dated the Effective Date, as to the incumbency and signature of the officers of Heat Holdings II executing any Loan Documents and any related documents satisfactory in form and substance to the Administrative Agent, as executed by the President or any Vice President and the Secretary or an Assistant Secretary of Heat Holdings II.

         (h) CORPORATE PROCEEDINGS OF THE SUBSIDIARIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Subsidiary authorizing (i) the execution, delivery and performance of each Loan Document to which it is a party and (ii) in the case of Merger Sub, the execution, delivery and performance of the Merger Documents to which Merger Sub is a party and all closing documents delivered in connection therewith, in each case, certified by the Secretary or an Assistant Secretary of such Subsidiary as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

         (i) SUBSIDIARY INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary, dated the Effective Date, as to the incumbency and signature of the officers of each Subsidiary executing any Loan Document, Merger Document and any related documents satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of such Subsidiary.

         (j) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the charter documents of the Parent, Heat Holdings II, the Borrower and each Subsidiary (together with, in the case of each Foreign Subsidiary, copies of available English translations thereof), certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Parent, Heat Holdings II, the Borrower and such Subsidiary, as the case may be.

         (k) CONSENTS, LICENSES AND APPROVALS. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in SCHEDULE 3.4, and
         (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

         (l) CLOSING FEES AND EXPENSES. The Administrative Agent shall have received the fees to be received on the Effective Date referred to in the Fee Letter and the reimbursement of all costs and expenses (including the fees and expenses of counsel and local counsel to the Administrative Agent) and the Issuer shall have received the fees to be received on the Effective Date.

         (m) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of (A) New York counsel to the Loan Parties, substantially in the form of EXHIBIT U, (B) New Hampshire and Texas counsel to the Loan Parties, substantially in the form of EXHIBIT V and (C) foreign counsel to the Loan Parties in the United Kingdom, Germany and Italy, covering such matters as are set forth on EXHIBIT W, and, in each case, covering such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (n) MERGER DOCUMENTS; CERTIFICATE. The Administrative Agent shall have received, with copies for each Lender, (i) true and correct copies of each of the Merger Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith together with all closing documents, opinions and certificates executed in connection therewith, all of which shall be in full force and effect and (ii) evidence of approval of the Merger by the stockholders of the Borrower. The Merger Documents shall not have been amended, supplemented or otherwise modified in any material respect since the date thereof, except as may have been consented to in writing by the Lenders. The Merger Documents shall be accompanied by a certificate, dated the Effective Date, of a Responsible Officer of the Borrower to such effect. The transactions described in the Merger Documents shall have been consummated in all material respects in accordance with the terms and provisions thereof and the Borrower and each other party to the Merger Documents shall be in material compliance with all the terms of the Merger Documents to which it is a party.

         (o) CORPORATE STRUCTURE. The Administrative Agent and the Lenders shall be satisfied with the legal arrangements among the Parent and the Subsidiaries, including any tax and cost sharing agreements and arrangements.

         (p) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a closing certificate of each of the Parent, Heat Holdings II, and the Borrower, in each case substantially in the form of EXHIBIT X, dated the Effective Date.

         (q) FINANCIAL INFORMATION; PROJECTIONS. The Administrative Agent shall have received, with copies for each Lender, (i) each of the financial statements referred to in SECTION 3.1 and (ii) the business forecast of the Borrower and its Subsidiaries referred to in SECTION 3.1(f) in form and substance satisfactory to the Administrative Agent and the Lenders.

         (r) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received certificates representing the Pledged Stock pursuant to the Pledge Agreements, together with an undated stock power executed in blank for each such certificate, an acknowledgment of and consent to each such Pledge Agreement by the Borrower or the applicable Subsidiary and any other items required under the terms of any such Pledge Agreement.

         (s) FILINGS, REGISTRATIONS AND RECORDINGS. All filings, registrations and recordings listed in SCHEDULE 4.1(s) have been delivered to the Administrative Agent for filing, registration or recording in each jurisdiction listed in SCHEDULE 4.1(s). Any documents (including, without limitation, financing statements) required to be filed under any of the Security Documents in order to create, in favor of the Administrative Agent, a perfected security interest in the collateral thereunder shall have been delivered to the Administrative Agent for filing, registration or recording in each office in each jurisdiction listed in the Security Agreement, and such filings are the only ones required in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the respective collateral described therein in the jurisdictions listed on
         SCHEDULE 4.1(s).

         (t) INSURANCE. The Administrative Agent shall have received evidence satisfactory to it of the existence of the insurance required hereunder and pursuant to the Security Documents and the Administrative Agent for the benefit of the Lenders, shall have been named as loss payee under each insurance policy maintained by the Borrower or any Subsidiary (other than worker's compensation, public liability, employee benefits and welfare insurance).

         (u) SOURCES AND USES. The Administrative Agent shall have received, with a copy for each Lender, a schedule of sources and uses substantially in the form of SCHEDULE 4.1(u), setting forth the application of the proceeds of the Loans made on the Effective Date and the other amounts received or paid in connection with the Merger and the financing thereof, such schedule to be certified by a Responsible Officer of the Borrower.

         (v)      LIEN SEARCHES. The Administrative Agent shall have received
         (i) lien searches with respect to the assets of the Parent, Merger Sub, Heat Holdings II, the Borrower and its Subsidiaries under such names and in such jurisdictions as the Administrative Agent shall have requested and the results of such lien searches shall be in form and substance satisfactory to the Administrative Agent and (ii) without limiting the foregoing, duly executed financing statements on form UCC-3 (or comparable statements under applicable law), and evidence satisfactory to the Administrative Agent of any other actions necessary or, in the opinion of the Administrative Agent, desirable to terminate any existing liens created with respect to the assets of any such party (other than Liens in favor of the Administrative Agent, for the benefit of the Lenders, and Liens permitted under 6.3(e), (g) and (h)).

         (w) INDEBTEDNESS. Immediately after the consummation of the Merger, the Loan Parties shall have only the Existing Indebtedness.

         (x) LIEN WAIVERS. The Administrative Agent shall have received, with a counterpart for each Lender, Landlord Waivers executed by each Person listed on SCHEDULE 4.1(x).

         (y) NO MATERIAL ADVERSE EFFECT. Except as set forth on SCHEDULE 4.1(y), since December 31, 1998, no Material Adverse Effect shall have occurred with respect to the Parent, Merger Sub, Heat Holdings II, the Borrower or the Subsidiaries taken as a whole.

         (z) SOLVENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Chief Financial Officer of each of the Parent, Heat Holdings II and the Borrower certifying as to the Solvency of such Loan Party, both before and after giving effect to the Loans on the Effective Date.

         (aa) LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or Merger Sub pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of the Merger, this Agreement or any other Loan Document.

         (bb) COMPLIANCE CERTIFICATE: The Administrative Agent shall have received a Compliance Certificate dated as of the Effective Date, demonstrating as of the Effective Date (after giving effect to the Thermalloy Acquisition, the Merger and the related transactions described in the Offering Memorandum) (i) EBITDA for the four fiscal quarters ended October 2, 1999 of at least $41,000,000, (ii) a Total Leverage Ratio (after giving effect to the borrowings hereunder and the prepayment of Indebtedness of each Loan Party) of 5.00 to 1.00 or less, and (iii) a Senior Leverage Ratio of 2.00 to 1.00 or less.

         (cc) CONTRIBUTION TO THE PARENT AND HEAT HOLDINGS II. Prior to or in conjunction with the Merger, the Parent and Heat Holdings II shall have received not less than $151,000,000 in the aggregate in cash equity from either Willis Stein & Partners II, L.P. or any of its Affiliates and from the co-investors set forth on Schedule 3.18.

         (dd) SUBORDINATED DEBT PROCEEDS. The Borrower shall have received aggregate gross proceeds of not less than $150,000,000 from the issuance of the Permitted High Yield Securities and Warrants on terms and conditions acceptable to the Administrative Agent and the Lenders, which proceeds shall have been utilized to consummate the Merger, to repay certain Indebtedness under the Existing Credit Agreement and other existing Indebtedness and to pay related transaction fees and expenses.

         (ee) REPAYMENT UNDER EXISTING CREDIT AGREEMENT. The Borrower shall have repaid $88,182,281.09 of the Loans (as defined in the Existing Credit Agreement) including accrued interest thereon.

         (ff) RESTRUCTURING. The Restructuring shall have been completed in accordance with the terms set forth on SCHEDULE 1.2, and the Administrative Agent shall have received evidence satisfactory to it that the Schedule 1.3 Entities are either inactive or have been dissolved.

4.2 CONDITIONS TO EACH CREDIT EXTENSION . The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) and of the Issuer to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Parent, Heat Holdings II, the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan or Letter of Credit requested to be made or issued on such date.

         (c) AGGREGATE STATED AMOUNT. Immediately before and immediately after giving effect to such Loan, or after issuance of such Letter of Credit, as the case may be, the aggregate outstanding principal amount of the Revolving Credit Loans made by the Lender, the aggregate Stated Amount of all Letters of Credit outstanding and the aggregate amount drawn under all Letters of Credit for which the Issuer has not been reimbursed shall not exceed the Available Revolving Credit Commitment.

         (d) FEES AND EXPENSES. The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders (including the accrued fees and expenses reasonably incurred by counsel to the Administrative Agent).

         (e) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder and each request by the Borrower to the Issuer to issue a Letter of Credit shall constitute a representation and warranty by the Parent, Heat Holdings II and the Borrower as of the date of such Loan or the issuance of such Letter of Credit that the conditions contained in this SECTION 4.2 have been satisfied.


                        ARTICLE 5. AFFIRMATIVE COVENANTS

                  Each of the Parent, Heat Holdings II and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender, the Issuer or the Administrative Agent hereunder, the Parent, Heat Holdings II, and the Borrower shall and shall cause each Subsidiary to:

5.1      FINANCIAL STATEMENTS . Furnish to each Lender:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as at the end of such year and the related statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on, in the case of the consolidated financial statement, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit with respect to the consolidated statements, by Arthur Andersen LLP, or other independent certified public accountants of nationally recognized standing;

      (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period for each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as at the end of such quarter and the related unaudited statements of operations and cash flows of the Borrower and the Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to SECTION 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects; and

      (c) solely to the extent otherwise prepared, as soon as available, but in any event within 90 days after the end of each fiscal year of Heat Holdings II, a copy of the consolidated and consolidating balance sheet of Heat Holdings II as at the end of such year and the related statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on, in the case of the consolidated financial statement (to the extent such financial statement is audited), without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit with respect to the consolidated statements, by Arthur Andersen LLP, or other independent certified public accountants of nationally recognized standing;

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with U.S. GAAP applied consistently throughout the periods reflected therein and with prior periods.

5.2 CERTIFICATES; OTHER INFORMATION . Furnish to each Lender or, in the case of clause (h), the requesting Lender and the Administrative Agent:

      (a) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a) THROUGH (c), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

      (b) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a) THROUGH (b), a certificate of a Responsible Officer of the Borrower, stating that, during the period covered by such financial statements, the Borrower and each of its Subsidiaries, during such period has observed or performed all its covenants and other agreements, and satisfied every condition, contained in this Agreement and in each other Loan Document to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

      (c) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a) THROUGH (c), a certificate of a Responsible Officer of the Borrower, substantially in the form of EXHIBIT R hereto (the "COMPLIANCE CERTIFICATE"), showing compliance by the Borrower and its Subsidiaries with the covenants contained in SECTION 6.1 and SECTION 6.8;

      (d) not later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year set forth on a monthly basis together with a narrative description setting forth the assumptions upon which such projections are based, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect or that such assumptions are not reasonable;

      (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower or any Subsidiary generally sends to all its stockholders, and within five days after the same are filed, copies of all financial statements and reports, if any, which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

      (f) promptly upon receipt thereof, copies of all substantive management letters and other substantive material reports which are submitted to the Borrower or any Subsidiary by its independent accountants in connection with any annual or interim audit of the books of the Borrower or such Subsidiary made by such accountants;

      (g) promptly (and in any event within 30 days), upon any issuance by the Parent, Heat Holdings II or the Borrower of Capital Stock or any transfer of shares of the such Loan Party's Capital Stock by any Person who owns at least 5% of any class of the Capital Stock of such Loan Party of which any such Loan Party becomes aware, a certificate of a Responsible Officer of such Loan Party notifying the Administrative Agent of such transfer; and

      (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

5.3 PAYMENT OF OBLIGATIONS . Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including all material taxes imposed upon it or upon its income or profits or in respect of its property, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with U.S. GAAP with respect thereto have been provided on the books of the Borrower and its Subsidiaries, as the case may be.

5.4 MAINTENANCE OF EXISTENCE . Renew and keep in full force and effect its corporate existence, take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply with all material Contractual Obligations and Requirements of Law.

5.5 MAINTENANCE OF PROPERTY; INSURANCE . Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, business interruption, storm damage and earthquake) and with such deductibles or self-insurance retentions as are usually insured against in the same general areas by companies engaged in the same or a similar business and name the Administrative Agent, for the benefit of the Lenders, as loss payee under each such policy (other than worker's compensation, public liability, employee benefits and welfare insurance); and furnish to each Lender, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from the Borrower's insurance broker, or such other recognized insurance broker reasonably acceptable to the Required Lenders. If the Parent, the Borrower or any Subsidiary receives any Net Insurance Proceeds (other than workmen's compensation, public liability, employee benefits and welfare insurance) the Borrower shall promptly, and, in any event, within three Business days after receipt thereof, deliver such Net Insurance Proceeds to the Administrative Agent for application in accordance with SECTION 2.9(d).

5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS . (a) Keep proper books of records and account in which full, true and correct entries in conformity with U.S. GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; permit representatives of any Lender, upon reasonable prior notice unless an Event of Default shall have occurred and be continuing, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent, the Borrower or any Subsidiary with officers and employees of the Parent, the Borrower or any Subsidiary and with their independent certified public accountants; (b) if any Loan Party that is a party to a Custody Agreement shall have requested the release of any of the Capital Stock which is subject to such Custody Agreement, present such Capital Stock to the Administrative Agent for its inspection; PROVIDED that so long as an Event of Default shall have occurred which is continuing, such request shall not be made more frequently than once in any 60-day period.

5.7 NOTICES . Promptly after the Parent, Heat Holdings II or the Borrower knows or has reason to know thereof, and, in any event, within 5 days thereof with respect to any notice under clause (a) or 10 days with respect to any other notice under this Section, give notice to the Administrative Agent and each Lender of:

      (a)   the occurrence of any Default or Event of Default;

      (b) any (i) default or event of default under any Contractual Obligation of the Parent, the Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Parent, the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

      (c) any litigation or proceeding affecting the Parent, the Borrower or any Subsidiary in which the amount involved is the Dollar Equivalent of $2,000,000 or more and is not covered by insurance or in which injunctive or similar relief is sought;

      (d) any material labor dispute to which the Parent, the Borrower or any Subsidiary may become a party and which involves any group of employees, any strikes or walkouts relating to any of its plants or facilities and the expiration or termination of any labor contract to which the Parent, the Borrower or any Subsidiary is a party or by which the Parent, the Borrower or any such Subsidiary is bound;

      (e) the purchase of the Capital Stock of Curamik pursuant to the Curamik Documents;

      (f) the release from escrow of either the Capital Stock of Thermalloy Malaysia or the cash deposited into escrow in connection with the sale of such Capital Stock; and

      (g) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent or the Borrower proposes to take with respect thereto.

5.8 ENVIRONMENTAL LAWS . (a) Comply in all material respects, and ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

(c) Jointly and severally, defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Parent, the Borrower or any of the Subsidiaries, or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

5.9 YEAR 2000 COMPLIANCE . Each of the Parent and the Borrower shall take all action necessary to assure that its computer-based systems and those of any Subsidiary, are able to effectively process data, including through dates on and after January 1, 2000, except where the failure to be able to do so could not reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent or any Lender, the Parent and the Borrower shall provide the Administrative Agent and the Lenders with assurances reasonably acceptable to the Administrative Agent of the Parent's, the Borrower's and each Subsidiary's year 2000 capability.

5.10 ERISA . (a) Establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans;

(b) Within ten days after receipt by Parent, the Borrower or any Subsidiary of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, and promptly following the request of the Administrative Agent for any favorable determination letters, provide the Administrative Agent and the Lenders with copies of each such letter;

(c) Within ten days after the filing thereof, provide the Administrative Agent and the Lenders with copies of any annual report (IRS Form 5500 series) with respect to a Single Employer Plan, including Schedule B thereto;

(d) Within ten days after the Parent, the Borrower or any Subsidiary knows or has reason to know that a non-exempted prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could reasonably be expected to have a Material Adverse Effect, provide the Administrative Agent and the Lenders with a statement of the chief financial officer of the Parent, the Borrower or such Subsidiary describing such transaction and the action which the Parent, the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

(e) Within ten days after the filing thereof, provide the Administrative Agent and the Lender with copies of each actuarial report for any Single Employer Plan and each actuarial report and annual report received from any Multiemployer Plan;

(f) Within ten days after the occurrence thereof, provide the Administrative Agent and the Lenders with notification of any material increase in the benefits of any existing Single Employer Plan or the establishment by the Parent, the Borrower or any Subsidiary of any new Single Employer Plan or the commencement of contributions by the Parent, the Borrower or any Subsidiary to any Single Employer Plan to which the Parent, the Borrower or any Subsidiary was not previously contributing; and

(g) Within ten days after the Parent, the Borrower or any Subsidiary or any Commonly Controlled Entity knows or has reason to know thereof provide the Administrative Agent and the Lenders with: (i) the occurrence of any Reportable Event with respect to any Benefit Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, a failure to make any required contribution to a Benefit Plan or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Benefit Plan or Multiemployer Plan or any withdrawal from, or the receipt of notice with respect to the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the receipt of notice from the PBGC or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Benefit Plan or Multiemployer Plan.

5.11 USE OF PROCEEDS . The proceeds of the Loans shall be utilized only for the respective purposes set forth in SECTION 3.15.

5.12 POST-CLOSING MATTERS. The Borrower shall cause each of the requirements set forth on SCHEDULE 5.12 to be satisfied on or before the date set forth therein for each such requirement.

5.13 FURTHER ASSURANCES. From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Lenders may reasonably request, for the purposes of implementing or effectuating the Loan Documents, or of more fully perfecting, preserving or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereby or with respect to any other property or assets hereafter acquired by the Parent, Heat Holdings II or the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.

                         ARTICLE 6. NEGATIVE COVENANTS

         Each of the Parent, Heat Holdings II and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender, the Issuer or any Agent hereunder, the Parent, Heat Holdings II and the Borrower shall not and shall not permit any Subsidiary to:

6.1      FINANCIAL CONDITION COVENANTS .

(a) INTEREST COVERAGE RATIO. On the last day of any fiscal quarter commencing with the fiscal quarter ending July 1, 2000, permit the Interest Coverage Ratio for the twelve-month period ending on the last day of such fiscal quarter to be less than the ratio set forth opposite such period below:

                 Period                                                       Interest Coverage Ratio
                 ------                                                       -----------------------
                 Last day of the second fiscal quarter of 2000 through the
                 last day of the fourth fiscal quarter of 2000                1.50 to 1.00

                 First day of the first fiscal quarter of 2001 through the
                 last day of the third fiscal quarter of 2001                 1.75 to 1.00

                 First day of the fourth fiscal quarter of 2001 through the
                 last day of the second fiscal quarter of 2002                2.00 to 1.00

                 First day of the third fiscal quarter of 2002 through the
                 last day of the fourth fiscal quarter of 2002                2.25 to 1.00

                 First day of the fiscal quarter of 2003 and thereafter       2.75 to 1.00



(b) FIXED CHARGES RATIO. On the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2001, permit the Fixed Charges Ratio for the twelve-month period ending on the last day of such fiscal quarter to be less than the ratio set forth opposite such period below:


         Period                                                      Fixed Charges Ratio
         ------                                                      -------------------
         Last day of the first fiscal quarter of 2001
         through the last day of the fourth fiscal quarter
         of 2002                                                     1.00 to 1.00

         First day of the first fiscal quarter of 2003 and
         thereafter                                                  1.05 to 1.00


(c) TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio during any period to exceed the ratio set forth opposite such period below:

         Period                                                       Total Leverage Ratio
         ------                                                       --------------------
         Effective Date through the last day of the
         second fiscal quarter of 2000                                5.40 to 1.00

         First day of the third fiscal quarter 2000
         through the next to last day of the fourth fiscal
         quarter of 2000                                              5.00 to 1.00


         Last day of the fourth fiscal quarter of 2000
         through the last day of the second fiscal quarter
         of 2001                                                      4.50 to 1.00

         First day of the third fiscal quarter of 2001
         through the last day of the fourth fiscal quarter
         of 2001                                                      4.25 to 1.00

         January 1, 2002 and thereafter                               3.75 to 1.00

(d) SENIOR LEVERAGE RATIO. Permit the Senior Leverage Ratio during any period and at the time of any borrowing hereunder to exceed the ratio set forth opposite such period below:

                 Period                                                       Senior Leverage Ratio
                 ------                                                       ---------------------
                 Effective Date through the last day of the
                 second fiscal quarter of 2001                                2.00 to 1.00
                 First day of the third fiscal quarter of 2001 and
                 thereafter                                                   1.50 to 1.00


6.2 LIMITATION ON INDEBTEDNESS . Create, incur, assume or suffer to exist any Indebtedness, except:

      (a)   Indebtedness under this Agreement or under any Hedging Agreement;

      (b) Indebtedness of the Parent, the Borrower or any Subsidiary (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Parent, the Borrower or such Subsidiary in an amount not to exceed the Dollar Equivalent of $2,000,000 at any one time outstanding;

      (c) unsecured Indebtedness of any Approved Subsidiary that is a Domestic Subsidiary incurred in the ordinary course of business and aggregating not more than the Dollar Equivalent of $1,000,000 at any time outstanding;

      (d) unsecured Indebtedness (i) in respect of lines of credit from commercial banks advised in writing to the Administrative Agent and available to the Foreign Subsidiaries that are Approved Subsidiaries and aggregating not more than the Dollar Equivalent of $3,000,000 at any time outstanding and (ii) of any Foreign Subsidiary that is not an Approved Subsidiary and aggregating not more than the Dollar Equivalent of $5,000,000 at any time outstanding;

      (e) unsecured Indebtedness of (i) any Subsidiary owed to the Borrower or any other Subsidiary or (ii) the Borrower owed to any Subsidiary; PROVIDED that the sum of loans, advances and other investments under Section 6.9(g) (to the extent not duplicative) and the aggregate principal amount of all such unsecured Indebtedness shall not exceed the Dollar Equivalent of (A) $5,000,000 in the case of any Subsidiary that is not an Approved Subsidiary, and (B) $10,000,000 in the aggregate, in the case of all Subsidiaries that are not Approved Subsidiaries, in each case, at any time outstanding;

      (f)   Existing Indebtedness;

      (g)   Permitted High Yield Securities or Refinancing Securities;

      (h)   Subordinated Guarantees;

      (i) Non-Recourse Indebtedness in an aggregate principal amount not to exceed the Dollar Equivalent of $10,000,000 at any time outstanding; and.

      (j) Indebtedness of Fluent UK Holdings, Ltd. owed to the Borrower in an aggregate amount not to exceed the Dollar Equivalent of $8,000,000; PROVIDED that, subject to Section 956 of the Code, any security for such Indebtedness shall be assigned to the Administrative Agent, for the benefit of the Lenders.

6.3 LIMITATION ON LIENS . Create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for:

      (a) inchoate Liens for taxes, assessments or governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Parent, the Borrower or any Subsidiaries, as the case may be, in conformity with U.S. GAAP;

      (b) statutory Liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

      (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and deposits to secure true leases in the ordinary course;

      (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

      (e) Liens securing Indebtedness permitted under SECTION 6.2(b) (including financing statements filed in connection with Financing Leases permitted under SECTION 6.2(b); PROVIDED that such Liens shall extend only to the equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof);

      (f) any attachment or judgment Lien not constituting an Event of Default under SECTION 7.1(h);

      (g)   Liens described in SCHEDULE 6.3(g) and securing Existing
      Indebtedness;

      (h) Liens created pursuant to, or permitted by the terms of, the Security Documents;

      (i) Liens securing Non-Recourse Indebtedness permitted under SECTION 6.2(i); and

      (j)   any Liens securing Indebtedness permitted under Section 6.2(j).

6.4 LIMITATION ON GUARANTEE OBLIGATIONS . Create, incur, assume or suffer to exist any Guarantee Obligation other than (a) Guarantees of operating leases in an aggregate amount not to exceed $2,000,000, (b) the Guarantees and the Subordinated Guarantees and (c) Guarantee Obligations of Indebtedness expressly permitted to be incurred pursuant to SECTION 6.2.

6.5 LIMITATION ON FUNDAMENTAL CHANGES . Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets, or make any material change in its present method of conducting business except:

      (a) (i) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) any Domestic Subsidiary of the Borrower may be merged or consolidated with or into any one or more Domestic Subsidiaries of the Borrower, and (iii) any Foreign Subsidiary may be merged or consolidated with or into any Domestic Subsidiary (provided that the Domestic Subsidiary shall be the continuing or surviving corporation) or a Foreign Subsidiary that is an Approved Subsidiary (provided that such Foreign Subsidiary shall be the continuing or surviving corporation);

      (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all its assets (upon voluntary liquidation or otherwise) to the Borrower or any Approved Subsidiary;

      (c)   pursuant to a Permitted Disposition;

      (d) the contribution or transfer of assets and liabilities in accordance with the Restructuring;

      (e) the conversion or merger of each Domestic Subsidiary of AT from a corporation into a limited liability company and the consummation of the other restructuring transactions set forth on SCHEDULES 1.2, in each case, on terms and conditions satisfactory to the Administrative Agent including that the Liens in favor of the Administrative Agent, for the benefit of the Lenders, shall continue in full force and effect and shall be first priority Liens;

      (f) the closing of the Borrower's Hong Kong, Texas and United Kingdom facilities as set forth on SCHEDULE 6.5 (h); and

      (g) the Parent or Heat Holdings II may be merged or consolidated with or into the Borrower, PROVIDED the Borrower shall be the continuing or surviving corporation and the Administrative Agent, for the benefit of the Lenders, shall have a first perfected security interest in all the Capital Stock of the Borrower pursuant to an agreement reasonably satisfactory to the Administrative Agent.

6.6 LIMITATION ON SALE OF ASSETS . Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any Capital Stock, receivables and fee or leasehold interests), whether now owned or hereafter acquired, in each case, in one transaction or a series of transactions to any Person, except:

      (a) the sale or other disposition of (i) Inventory in the ordinary course of business, (ii) obsolete or worn out property in the ordinary course of business and (iii) equipment no longer useful for the business of the Parent, the Borrower or any of their respective Subsidiaries; PROVIDED that such determination as to usefulness is made in good faith by
      (x) management of such Person if the then aggregate fair market value of such equipment does not exceed the Dollar Equivalent of $2,500,000 or (y) the board of directors of such Person if the then aggregate fair market value of such equipment exceeds the Dollar Equivalent of $2,500,000;

      (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

      (c) sales of property, business or assets (other than Capital Stock) to the Borrower or any wholly-owned Subsidiary;

      (d)   the issuance of the Management Shares;

      (e)   any sale or disposition permitted under SECTION 6.5(b);

      (f) the sale of up to 40% of the outstanding Capital Stock of Thermalloy Malaysia in accordance with Malaysian law;

      (g) license agreements entered into, as licensor, in the ordinary course of business, for the use of any Intellectual Property or other intangible assets;

      (h) Permitted Dispositions (including, but not limited to, Significant Dispositions); PROVIDED that the Net Disposition Proceeds thereof are applied in accordance with the terms of SECTION 2.9(c);

      (i)   the Restructuring transactions set forth on Schedule 1.2; and

      (j) the issuance of the Warrants and the issuance of Capital Stock of the Borrower upon exercise of the Warrants.

6.7 LIMITATION ON DIVIDENDS; PREPAYMENT OF INDEBTEDNESS . (a) Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent or the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent or the Borrower, other than (i) dividends paid by a wholly-owned Subsidiary to the Borrower or an Approved Subsidiary or by AT or Fluent on its preferred stock, PROVIDED such preferred stock is pledged pursuant to the Pledge Agreements, (ii) the purchase of shares of the Capital Stock of Curamik pursuant to the Curamik Documents in the form delivered to the Administrative Agent on the Original Closing Date and (iii) the Restructuring transactions set forth in Schedule 1.2.

(b) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Loans in accordance with the terms of this Agreement.

6.8 LIMITATION ON CAPITAL EXPENDITURES . Make or commit to make (by way of the acquisition of securities of a Person or otherwise but excluding Permitted Acquisitions) any Capital Expenditures exceeding, in the aggregate, the Dollar Equivalent of $16,500,000 from the Effective Date to March 31, 2001.

6.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES . Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:



     (a) any extension of trade credit in the ordinary course of business and investments in customer accounts or notes receivable for inventory sold or services rendered in the ordinary course of business and consistent with past practice;

     (b)  any investment in Cash Equivalents;

     (c)  Capital Expenditures permitted under SECTION 6.8;

     (d) any investment by the Parent or the Borrower in any Approved Subsidiary or any wholly-owned, direct or indirect Subsidiary of an Approved Subsidiary and any investment by any Subsidiary in the Parent, the Borrower or any Approved Subsidiary or any wholly-owned, direct or indirect Subsidiary of an Approved Subsidiary;

     (e) investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case, in settlement of delinquent obligations or disputes with such suppliers or customers;

     (f)  deposits permitted under SECTION 6.3(c);

     (g) any advance, loan or other investment by the Parent, the Borrower or any Domestic Subsidiary to any Subsidiary that is not an Approved Subsidiary, PROVIDED that the sum of (i) the aggregate amount of all such advances, loans and other investments plus (ii) (to the extent not duplicative) Indebtedness under Section 6.2(e), shall not exceed the Dollar Equivalent of (A) $5,000,000 in the case of any Subsidiary that is not an Approved Subsidiary, and (B) $10,000,000 in the aggregate, in the case of all Subsidiaries that are not Approved Subsidiaries, in each case, at any time outstanding;

     (h) the purchase by the Borrower or any Subsidiary of the shares of Capital Stock of Curamik pursuant to the Curamik Documents;

     (i) loans and advances to Approved Subsidiaries in connection with the Merger;

     (j) loans and advances to employees of the Borrower and its Subsidiaries in the ordinary course of business (including without limitation for travel, entertainment and relocation expenses) in an aggregate amount for the Parent and its Subsidiaries not to exceed the Dollar
     Equivalent of $2,000,000 at any one time outstanding; and

     (k)  Permitted Acquisitions.

6.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES . Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement or (a) in the ordinary course of the Parent's or a Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

6.11 LIMITATION ON SALES AND LEASEBACKS . Enter into any arrangement with any Person providing for the leasing by the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries of real or personal property which has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party.

6.12 LIMITATION ON CHANGES IN FISCAL YEAR . Permit the fiscal year of the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries to end other than on December 31.

6.13      LIMITATION ON NEGATIVE PLEDGE CLAUSES .

(a) Enter into with any Person any agreement and other than (i) this Agreement or the Indenture or (ii) any Lien permitted under or Financing Leases permitted by this Agreement (in which case, any prohibition or limitation shall be effective only against the assets financed thereby) which prohibits or limits the ability of the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; and

(b) enter into any agreement or arrangement which prohibits, limits or restricts the rights or ability of any Subsidiary to declare or pay any dividends in cash or property or to make loans or advances or other payments of any nature or to make any distributions or transfers of its assets, in each case to the Borrower or any other Person as to which such Subsidiary is a Subsidiary.

6.14 LIMITATION ON LINES OF BUSINESS . Enter into or engage in any business, except for those customarily engaged in connection with the Thermal Management Solutions Business; PROVIDED that the Schedule 1.3 Entities shall not enter into or engage in any business or have any assets the aggregate fair market value of which assets exceeds the Dollar Equivalent of $100,000, other than the ownership of Capital Stock of AT and other Schedule 1.3 Entities.

6.15 NEW SUBSIDIARIES . Create or permit to exist any Subsidiary other than those listed on SCHEDULE 3.21; PROVIDED that the Borrower may create wholly-owned Subsidiaries solely to consummate Permitted Acquisitions or that are Approved Subsidiaries and have entered into a Joinder Agreement and security arrangements with respect to their assets as are acceptable to the Administrative Agent.

6.16 AMENDMENTS TO MATERIAL AGREEMENTS . Amend, modify or waive any of its rights under (a) any agreement relating to material Indebtedness, (b) its certificate of incorporation, by-laws or other organizational documents, (c) any Merger Document, (d) any Thermalloy Acquisition Document, (e) any Subordinated Debt Document, or (f) the pledge arrangements with respect to the preferred equity of ATPUK, in the case of clauses (a), (c) and (d) above, in a manner materially adverse to the interests of the Lenders and, in the case of clauses
(b), (e) and (f) above, in a manner that could be adverse in any material respect to the interests of the Lenders; PROVIDED that, if requested by the Borrower, the Administrative Agent will review any contemplated amendment or waiver relating to any such Indebtedness, organizational documents or other agreements and promptly advise the Borrower if such amendment or waiver could be adverse to the interests of the Lenders.


                          ARTICLE 7. EVENTS OF DEFAULT

7.1      If any of the following events shall occur and be continuing:

     (a) (i) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any Reimbursement Obligation with respect to the Letter of Credit or deposit cash collateral pursuant to SECTION 2.21, when due in accordance with the terms thereof or (iii) the Borrower shall fail to pay any interest on any Note, or any fees or other amount payable hereunder, within five days after any such interest, fees or other amount becomes due in accordance with the terms thereof or hereof; or

     (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or written financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in ARTICLE 6, SECTION 5.1,
     SECTION 5.2, SECTION 5.4, SECTION 5.7, or SECTION 5.9 hereof, clauses (b) and (c) of SECTION 5 of each Pledge Agreement, clauses (h), (i), (j) and
     (p) of SECTION 5 of each Security Agreement, SECTION 1.1 and clauses (a),
     (b), (c) and (e) of SECTION 3 of the Pledge Agreement governing the pledge of the Capital Stock of ATPUK, SECTION 7.1(a) of the Pledge Agreement governing the pledge of the Capital Stock of the Subsidiary organized under the laws of the Federal Republic of Germany, or SECTION 10.1(B) or (C) of the Subsidiary Pledge Agreement governing the pledge of the Capital Stock of the Subsidiary organized under the laws of Italy; or

     (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

     (e) Any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries shall (i) default in any payment (regardless of amount) of principal of or interest on any Indebtedness having an aggregate principal amount in excess of the Dollar Equivalent of $2,000,000 (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default beyond the period of grace (not to exceed 30 days), if any, in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; or

     (f) (i) Any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries, any case, proceeding or other action referred to in clause
     (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Parent, Heat Holdings II, the Borrower, any Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan pursuant to Section 4041(c) or 4042 of ERISA, (iv) any Single Employer Plan shall terminate pursuant to Section 4041(c) or 4042 of ERISA, (v) the Parent, Heat Holdings II, the Borrower, any Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

     (h) One or more judgments or decrees shall be entered against any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of the Dollar Equivalent of $2,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

     (i) (x) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party which is a party to any of the Security Documents shall so assert, (y) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (z) the Administrative Agent shall not have, for any reason whatsoever, a valid and perfected first security interest for the benefit of the Lenders in the Collateral, subject only to Liens permitted under SECTION 6.3; or

     (j) Any Guarantee shall, for any reason other than the satisfaction in full of all the Obligations and termination of this Agreement, cease to be in full force and effect or shall be declared to be null and void, or any Loan Party party thereto shall deny that it has any further liability, including with respect to future advances by the Lenders, under such Guarantee or any such Loan Party gives notice to such effect; or

     (k)  A Change of Control shall occur; or

     (l)  An event shall exist or occur which has a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any of the Parent, Heat Holdings II, the Borrower or the Subsidiaries, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, or (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             ARTICLE 8. GUARANTEE

8.1 PARENT GUARANTEE . In consideration for the Lenders extending the Commitments and in order to induce the Lenders to make the Loans to the Borrower, the Parent hereby unconditionally guarantees (the "Parent Guarantee") the due and punctual payment of all Obligations of the Borrower or any other Loan Party (including with respect to principal, interest, fees, costs or expenses) when due and at all times thereafter, in cash, whether by required prepayment, voluntary prepayment, declaration, acceleration, demand or otherwise, and whether such Obligation is now existing or hereafter arising, under or in connection with this Agreement, any Note or any other Loan Document. In addition, the Parent hereby indemnifies and holds harmless the Administrative Agent and each Lender for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred in enforcing any rights under the Parent Guarantee.

8.2 CONTINUING GUARANTEE . The Parent agrees that the Parent Guarantee is a continuing guaranty and that the Obligations of the Borrower may be extended, compromised or renewed, in whole or in part, without notice to or further assent from the Parent, and that the Parent shall remain bound upon the Parent Guarantee notwithstanding any extension, compromise, renewal or other alteration of any Obligation. The Parent waives presentation to, demand of, payment from and protest of any Obligation to the Borrower, or any other Loan Party and also waives notice of protest for non-payment. The obligations of the Guarantor under the Parent Guarantee shall not be affected by

     (a) the failure of the Administrative Agent, any Lender, or the holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any Subsidiary under the provisions of this Agreement, the Notes, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligation;

     (b) any extension, compromise or renewal of any Obligation of the Borrower;

     (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Note, or any Loan Document; or

     (d) the release of any collateral held by the Administrative Agent or any Lender securing any Obligation.

The Parent further agrees that the Parent Guarantee constitutes a guaranty of payment when due (upon the earlier of demand by the Administrative Agent or any Lender, at stated maturity or upon acceleration (in whole or in part) pursuant to SECTION 7.1) and not of collection and waives any right to require that any resort be had by the Administrative Agent, any Lender or the holder of any Note to the Borrower or any other Person, to any collateral held as security for the payment of any Obligation or to any balance of any deposit account or credit on its books in favor of the Borrower or any other Person. The obligations of the Parent under the Parent Guarantee shall not be discharged or impaired or otherwise affected (in any way whatsoever) by any reduction, limitation, impairment or termination of the Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Parent hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, or unenforceability of the Obligations of the Borrower or otherwise. Without limiting the generality of the foregoing, unless otherwise agreed in writing pursuant to SECTION 10.1, the obligations of the Parent under the Parent Guarantee shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Lender or the holder of any Note to assert any claim or demand or to enforce any remedy under this Agreement or any other Loan Document, by any waiver or modification, of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of any Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent as a guarantor or would otherwise operate as a discharge of the Parent as a guarantor as a matter of law or equity.

8.3 REINSTATEMENT. The Parent agrees that the Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, all or any portion of any payment (whether in respect of principal, interest, fees, costs, expenses or other amounts payable under this Agreement, any Note or any other Loan Document), is rescinded or must otherwise be restored by the Administrative Agent, any Lender or the holder of any Note upon the bankruptcy or reorganization of the Borrower or otherwise. For so long as any of the Obligations of the Borrower shall remain outstanding or any Commitments shall remain in effect:

     (a) all rights of the Parent against the Borrower or any other Subsidiary, whether arising as a result of rights of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations to the Administrative Agent, the Lenders and other holders of Notes, and, in the event the Parent receives any payment prior to such indefeasible payment in full, the Parent shall receive such payment in trust for, and shall immediately turn over all amounts to, the Administrative Agent, for application to the payment of such Obligations;

     (b) the Parent shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under the Parent Guarantee to the Administrative Agent, any Lender or any holder of any Note; and

     (c) the Parent hereby waives any claim, right or remedy which the Parent may now have or may hereafter acquire against the Borrower or any Subsidiary that arises hereunder and/or from the performance by the Parent hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lenders or the Administrative Agent against the Borrower or any Subsidiary or any security which the Lenders or the Administrative Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.


                            ARTICLE 9. THE AGENTS

9.1 APPOINTMENT . Each Lender hereby irrevocably designates and appoints Canadian Imperial Bank of Commerce as Administrative Agent and Bank Boston N.A., as Documentation Agent, in each case of such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Canadian Imperial Bank of Commerce, as the Administrative Agent for such Lender, to serve as security trustee for each Lender, to take such action on behalf of each Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2 DELEGATION OF DUTIES . The Administrative Agent may execute any of its duties, rights or remedies under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 EXCULPATORY PROVISIONS . None of the Agents nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates (a) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or their own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Loan Party or any officer or any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or the perfection or priority of any Lien created or purported to be created thereunder, or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

      (b) The Lead Arranger, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

9.4 RELIANCE BY ADMINISTRATIVE AGENT . The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

9.5 NOTICE OF DEFAULT . The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS . Each Lender expressly acknowledges that none of the Agents nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Parent, the Borrower and its Subsidiaries made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent, the Borrower and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder or furnished to the Administrative Agent for the account of, or with a counterpart or copy for, each Lender, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Parent, the Borrower and the Subsidiaries which may come into its possession or any officer, director, employee, agent, attorney-in-fact or Affiliate.

9.7 INDEMNIFICATION . The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Parent and the Borrower and without limiting the obligation of the Parent and the Borrower to do so), ratably according to their respective aggregate Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations hereunder.

9.8 AGENT IN ITS INDIVIDUAL CAPACITY . Each Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Parent, the Borrower or the Subsidiaries as though such Agent were not acting in such capacity hereunder and under the other Loan Documents. With respect to Credit Extensions made or renewed by it and any
Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

9.9     SUCCESSOR AGENTS . The Administrative Agent may resign as
Administrative Agent upon 20 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign or be terminated, as the case may be, as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor Administrative Agent who shall be reasonably acceptable to the Borrower (so long as no Event of Default shall have occurred which is continuing), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After the Administrative Agent's resignation or termination, as Administrative Agent, the provisions of this Section shall inure to the benefit of the Administrative Agent, as to any actions taken or omitted to be taken by it while it was the Administrative Agent, under this Agreement and the other Loan Documents.

9.10 RELEASE OF COLLATERAL . Each of the Agents and the Lenders hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the
Lenders:

         (i) against all of the Collateral, upon final payment in full of the Obligations and termination hereof; and

         (ii) against any part of the Collateral sold or disposed of by the Parent, the Borrower or any Subsidiary, if such sale or disposition is permitted by SECTION 6.6.

(b) Each of the Lenders hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this
SECTION 9.10 promptly upon the effectiveness of any such release.

(c) Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by any of the Lenders (as set forth in clause (a) above), each Lender agrees to confirm in writing, upon request by the Administrative Agent, the authority to release Collateral conferred upon the Administrative Agent under (i) and (ii) of clause
(a) above. So long as no Event of Default is then continuing, upon receipt by the Administrative Agent of any such written confirmation from the Lenders of the Administrative Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Administrative Agent for the benefit of the Lenders; PROVIDED that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Parent, the Borrower or any Subsidiary in respect of) all interests retained by any Parent, the Borrower or any Subsidiary, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                          ARTICLE 10. MISCELLANEOUS

10.1 AMENDMENTS AND WAIVERS . Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Parent, Heat Holdings II and the Borrower written amendments, supplements or modifications hereto or any other Loan Document for the purpose of adding any provisions to or changing in any manner the rights of the Lenders or of the Parent, Heat Holdings II or the Borrower hereunder or thereunder, (b) enter into with any Loan Party written amendments, supplements or modifications to the Loan Documents to which such Loan Party is a party for the purpose of adding provisions to such other Loan Documents or changing in any manner the rights of the Lenders or such other Loan Party thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED that no such waiver and no such amendment, supplement or modification (i) shall reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or extend the expiration date of any Lender's Commitments, in each case, without the consent of each Lender, (ii) shall amend, modify or waive any provision of this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Parent, the Borrower or any other Loan Party of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, or terminate any Subsidiary Guarantee or release all or any substantial portion of the Collateral, in each case, without the written consent of all the Lenders, (iii) shall increase the Stated Amount of the Letter of Credit without the consent of the Issuer, (iv) shall increase the aggregate amount of any Lender's Commitment, without the consent of such Lender, (v) shall adversely affect the interest, rights or obligations of the Issuer, without the consent of the Issuer, or (vi) shall amend, modify or waive any provision of
ARTICLE 9 without the written consent of the Administrative Agent and, in the case of any amendment, modification or waiver of SECTION 9.1, SECTION 9.6, or
SECTION 9.7, the Lead Arranger. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Parent, Heat Holdings II, the Borrower, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the Parent, Heat Holdings II, the Borrower, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

10.2 NOTICES . All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, Heat Holdings II, the Borrower, the Administrative Agent and the Issuer, and as set forth in SCHEDULE I under the heading "Domestic Lending Office" in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Parent:                    Heat Holdings Corp.
                                        c/o Willis Stein & Partners
                                        227 West Monroe Street, Suite 4300
                                        Chicago, Illinois 60606
                                        Attention: Daniel Blumenthal

                                        Telecopy: 212-422-2424

         Heat Holdings II:              Heat Holdings II Corp.
                                        c/o Willis Stein & Partners
                                        227 West Monroe Street, Suite 4300
                                        Chicago, Illinois 60606
                                        Attention: Daniel Blumenthal

                                        Telecopy: 212-422-2424



         The Borrower:                  Aavid Thermal Technologies, Inc.
                                        One Eagle Square
                                        Suite 500
                                        Concord, New Hampshire 03301
                                        Attention:  Chief Executive Officer
                                        Telecopy:  (603) 224-6673



         The Administrative Agent:      Canadian Imperial Bank of Commerce
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attention: David Benyaminy
                                        Telecopy: (212) 856-3761



         The Issuer:                    Canadian Imperial Bank of Commerce
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attention: Mary Beth Ross
                                        Telecopy: (212) 856-3763

; PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to SECTION 2.3, SECTION 2.5, SECTION 2.8, SECTION 2.9, SECTION 2.10 or SECTION 2.15, shall not be effective until received.

10.3 NO WAIVER; CUMULATIVE REMEDIES . No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES . All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

10.5 PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION . The Parent and the Borrower, jointly and severally, agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each of the Lenders, the Administrative Agent for all its costs and expenses incurred in connection with the negotiation of any restructuring or "work-out," whether or not consummated, and the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to each Lender, (c) to pay, and indemnify and hold harmless each Lender and the Agents from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender and the Agents (including each of their respective parents, subsidiaries, officers, directors, employees, agent and affiliates) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the Thermalloy Acquisition Documents, the Merger Documents, or any other documents or the use of the proceeds of the Loans or the purchase of the shares of Capital Stock of Curamik pursuant to the Curamik Documents or any other purpose (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); PROVIDED that the Parent and the Borrower shall not have any obligation hereunder to any Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or such Lender. The agreements in this SECTION 10.5 shall survive repayment of the Obligations hereunder.

10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS . (a) This Agreement shall be binding upon and inure to the benefit of the Parent, Heat Holdings II, the Borrower, the Lenders, the Issuer, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that none of such Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; PROVIDED that after giving effect to any such sale, such Lender must have either (x) retained at least $2,500,000 of Commitments not subject to any participating interests or (y) sold participating interests to Participants in all its Loans and Commitments. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent, shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Each of the Parent, Heat Holdings II, and the Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in SECTION 10.7(a) as fully as if it were a Lender hereunder. Each of the Parent, Heat Holdings II, and the Borrower also agrees that each Participant shall be entitled to the benefits of SECTION 2.17, SECTION 2.18, SECTION 2.19, with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED that, in the case of SECTION 2.18 or such Participant shall have complied with the requirements of such Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default shall have occurred) and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, substantially in the form of EXHIBIT Y (a "COMMITMENT TRANSFER SUPPLEMENT") executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (so long as no Event of Default shall have occurred which is continuing) and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that (i) any such assignment must (unless to an institution which was a Lender immediately prior thereto) be in a minimum amount equal to the lesser of (x) $2,500,000 (or such lesser amount as may be acceptable to the Administrative Agent and the Borrower (so long as no Event of Default shall have occurred which is continuing)) and whole multiples of $1,000,000 in excess thereof, and (y) the aggregate Commitments and outstanding Loans of such Lender then in effect, and
(ii) after giving effect to any such assignment, such Lender shall have either
(x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $2,500,000 of the aggregate Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; PROVIDED that the provisions of SECTION 2.17, SECTION 2.18,
SECTION 2.19, and SECTION 10.5 shall continue to benefit such assigning Lender to the extent required by such Sections).

(d)      The Administrative Agent shall maintain, at its address referred to in
SECTION 10.2, a copy of each Commitment Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Parent, Heat Holdings II, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Parent, Heat Holdings II, the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note, or Term Note of the assigning Lender) a new Revolving Credit Note, or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, or Term Loan, as the case may be, assumed by such Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Revolving Credit Commitment, or Term Loan, hereunder, a new Revolving Credit Note or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

(f) Each of the Parent, Heat Holdings II and the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, any and all financial information in such Lender's possession concerning the Parent, Heat Holding II, the Borrower and their respective Affiliates which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Loan Party in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

10.7 ADJUSTMENTS; SETOFF . (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Credit Extensions, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Credit Extensions, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, Heat Holdings II or the Parent, any such notice being expressly waived by each Borrower, Heat Holdings II and the Parent to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower, Heat Holdings II or the Parent hereunder and under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) in any currency, and any other credits, indebtedness or claims, in any currency, in each case, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, Heat Holdings II or the Parent, as the case may be. Each Lender agrees promptly to notify the Borrower, Heat Holdings II or the Parent, as applicable, and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 CONFIDENTIALITY . Each Lender agrees to exercise all reasonable efforts (consistent with its customary methods for keeping information confidential) to keep any information delivered or made available by any Loan Party confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED, that nothing herein shall prevent any Lender from disclosing such information (a) to any Affiliate of such Lender or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) that has been publicly disclosed, (e) in connection with any litigation relating to the Loans, this Agreement or any transaction contemplated hereby to which any Loan Party, any Lender or the Administrative Agent may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or any part of its Loans hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Borrower to comply with the provisions of this SECTION 10.8.

10.9 EFFECTIVENESS . On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect. Notwithstanding any provision of this SECTION 10.9 to the contrary, any obligations of the Borrower which accrued on or prior to the Effective Date under the Existing Credit Agreement shall not be released or terminated by the effectiveness of this Agreement. The terms and conditions of this Agreement and the Administrative Agent's and the Lenders' rights and remedies under this Agreement shall apply to all obligations incurred under the Existing Credit Agreement. It is expressly understood and agreed by the parties hereto that (a) this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and (b) the obligations and liabilities under the Notes evidence obligations and liabilities incurred under the Existing Credit Agreement. The Borrower reaffirms the Liens granted to the Administrative Agent for the benefit of the Lenders pursuant to each of the Loan Documents executed by the Borrower, which Liens shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the Obligations identified in such Loan Documents. Unless expressly stated to the contrary, all references to the Existing Credit Agreement in the Loan Documents shall be deemed to refer to this Agreement. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. This Agreement shall become effective on the date when counterparts hereof executed on behalf of the Parent, Heat Holdings II, the Borrower and each Lender shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Parent, Heat Holdings II, the Borrower and each Lender.

10.10 COUNTERPARTS . This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.11 SEVERABILITY . Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12 INTEGRATION . This Agreement and the other Loan Documents represent the agreement of the Parent, Heat Holdings II, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

10.13 GOVERNING LAW . THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

10.14 SUBMISSION TO JURISDICTION; WAIVERS . Each of the Parent, Heat Holdings II and the Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Loan Party at its address set forth in
         SECTION 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.15 ACKNOWLEDGMENTS . Each of the Parent, Heat Holdings II and the Borrower hereby acknowledges that:

         (a) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Parent, Heat Holdings II, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any of the Loan Parties and the Lenders.

10.16 WAIVER OF EXISTING CREDIT AGREEMENT . Each Lender who is an Existing Lender hereby waives the provisions of SECTIONS 5.4, 6.2, 6.3, 6.4, 6.5, 6.6,
6.12 and 6.13 of the Existing Credit Agreement if and to the extent such provisions apply to the Merger and the Restructuring, the Subordinated Debt Documents or any other transaction contemplated hereby.

10.17 WAVIERS OF JURY TRIAL . The Parent, Heat Holdings II, the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this agreement or the notes or any other loan documents and for any counterclaim therein.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    AAVID THERMAL TECHNOLOGIES, INC.


                                    By:    /s/ Bharatan Patel
                                       -----------------------------------------
                                           Name:  Bharatan Patel
                                           Title: Chief Executive Officer


                                    HEAT HOLDINGS CORP.


                                    By:    /s/ Daniel H. Blumenthal
                                       -----------------------------------------
                                           Name:  Daniel H. Blumenthal
                                           Title: Vice President


                                    HEAT HOLDINGS II CORP.


                                    By:    /s/ Daniel H. Blumenthal
                                       -----------------------------------------
                                           Name:  Daniel H. Blumenthal
                                           Title: Vice President


                                    CIBC WORLD MARKETS CORP.,
                                     as Lead Arranger and Bookrunner


                                    By:    /s/ Keith Labbate
                                       -----------------------------------------
                                           Name:  Keith Labbate
                                           Title: Executive Director


                                    CANADIAN IMPERIAL BANK OF
                                    COMMERCE,
                                     as issuer and Administrative Agent


                                    By:    /s/ Keith Labbate
                                       -----------------------------------------
                                           Name:  Keith Labbate
                                           Title: Executive Director

                                    BANKBOSTON, N.A., as Documentation Agent


                                    By:    /s/ David M. Crane
                                       -----------------------------------------
                                           Name:  David M. Crane
                                           Title: Director

                                    LENDERS:

                                    CIBC INC.


                                    By:    /s/ Keith Labbate
                                       -----------------------------------------
                                           Name:  Keith Labbate
                                           Title: Executive Director


                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By:    /s/ Mark T. Ostrowsal
                                       -----------------------------------------
                                           Name:  Mark T. Ostrowsal
                                           Title: Vice President



                                    BANKBOSTON, N.A.


                                    By:    /s/ David M. Crane
                                       -----------------------------------------
                                           Name:  David M. Crane
                                           Title: Director


                                    CITIZENS BANK


                                    By:    /s/ Vernon T. Studer
                                       -----------------------------------------
                                           Name:  Vernon T. Studer
                                           Title: Vice President

                                                                       EXHIBIT A
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

$-------------                                                  February 2, 2000
New York, New York


                  FOR VALUE RECEIVED, the undersigned, AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of _____________ (the "LENDER"), on the Maturity Date as defined in the Amended and Restated Credit Agreement hereinafter referred to, at the office of Canadian Imperial Bank of Commerce, as administrative agent for such Lender and the other financial institutions under the aforementioned Amended and Restated Credit Agreement (the "ADMINISTRATIVE AGENT"), located at 425 Lexington Avenue, New York, New York 10017, or such other address as may be specified from time to time by the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________ ($__________) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Amended and Restated Credit Agreement.

                  The Borrower hereby unconditionally further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding from the date hereof, and on any unpaid interest payable hereon, from the date such interest is due hereunder, at the applicable rates per annum and on the dates specified in Section 2.12 of the Amended and Restated Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Amended and Restated Revolving Credit Note is authorized to record the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to Section 2.2 of the Amended and Restated Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Amended and Restated Credit Agreement.

                  This Amended and Restated Revolving Credit Note is one of the Amended and Restated Revolving Credit Notes referred to in the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as further amended, supplemented, waived or otherwise modified from time to time, the "AMENDED AND RESTATED CREDIT Agreement"; terms defined therein being used herein as defined therein), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the several banks and other financial institutions parties thereto (including the Lender),

Canadian Imperial Bank of Commerce, as Issuer, the Administrative Agent, Bank Boston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as Lead Arranger, and is entitled to the benefits thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Amended and Restated Credit Agreement, all amounts remaining unpaid on this Amended and Restated Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  This Amended and Restated Revolving Credit Note is secured as provided in the Security Documents. Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the obligations secured, the terms and conditions upon which the security interest was granted and the rights of the holder of this Amended and Restated Revolving Credit Note in respect thereof. Payment and performance of this Amended and Restated Revolving Credit Note is guaranteed as set forth in the Subsidiary Guarantees. The undersigned hereby unconditionally agrees to pay the costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Amended and Restated Credit Agreement and said Security Documents as provided therein.

                  All parties now and hereafter liable with respect to this Amended and Restated Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

                                           AAVID THERMAL TECHNOLOGIES, INC.

                                           By: __________________________
                                                  Name:
                                                  Title:

                                   Schedule A
                        TO AMENDED AND RESTATED REVOLVING
                                   CREDIT NOTE

                             LOANS, CONVERSIONS AND

                          PAYMENTS OF EURODOLLAR LOANS

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
                                                                                 Amount
                                          Amount of                                of
                                        Alternate Base        Interest         Eurodollar
                                          Rate Loans         Period and          Loans             Amount
                                          Converted          Eurodollar        Converted             of
                    Amount of                into            Rate with            into           Principal
                    Eurodollar            Eurodollar          Respect        Alternate Base      Repaid or           Notation
       Date         Loans Made              Loans             Thereto          Rate Loans         Prepaid             Made by
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
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------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------


                                   Schedule B

                        TO AMENDED AND RESTATED REVOLVING
                                   CREDIT NOTE

                             LOANS, CONVERSIONS AND

                      PAYMENTS OF ALTERNATE BASE RATE LOANS

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
                                             Amount of          Amount of
                                            Eurodollar       Alternate Base       Interest
                                               Loans           Rate Loans        Period and
                                             Converted          Converted        Eurodollar          Amount
                     Amount of                 into               into            Rate with            of
                     Alternate Base       Alternate Base       Eurodollar          Respect          Principal         Notation
       Date          Rate Loans Made        Rate Loans            Loans            Thereto           Repaid            Made by
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------
-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

-------------------- ------------------ -------------------- ---------------- ------------------ ---------------- ------------------

                                                                       EXHIBIT B
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

                     FORM OF AMENDED AND RESTATED TERM NOTE

$____________                                                New York, New York
                                                               February 2, 2000

                  FOR VALUE RECEIVED, the undersigned, AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of _______________ (the "LENDER") at the office of Canadian Imperial Bank of Commerce, as administrative agent for such Lender and the other financial institutions under the Amended and Restated Credit Agreement hereinafter referred to (the "ADMINISTRATIVE Agent"), located at 425 Lexington Avenue, New York, New York 10017, or such other address as may be specified from time to time by the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ______________________ ($__________) and (b) the
aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.6 of the Amended and Restated Credit Agreement (as defined hereinafter), which sum shall be payable in installments in accordance with Section 2.7 of the Amended and Restated Credit Agreement.

                  The Borrower hereby unconditionally further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding from the date hereof, and on any unpaid interest payable hereon, from the date such interest is due hereunder, at the applicable rates per annum and on the dates set forth in Section 2.12 of the Amended and Restated Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Amended and Restated Term Note is authorized to record the date, Type and amount of the Term Loan made pursuant to
Section 2.6 of the Amended and Restated Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, which recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that failure by the Lender to make any such recordation (or any error in such recordation) on this Amended and Restated Term Note shall not affect the obligations of the Borrower under this Amended and Restated Term Note or the Amended and Restated Credit Agreement.

                  This Amended and Restated Term Note is one of the Amended and Restated Term Notes referred to in the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as further amended, supplemented, waived or otherwise modified from time to time, the

"AMENDED AND RESTATED CREDIT AGREEMENT"; terms defined therein being used herein as defined therein), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the several banks and other financial institutions parties thereto (including the Lender), Canadian Imperial Bank of Commerce, as Issuer, the Administrative Agent Bank Boston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as Lead Arranger, and is entitled to the benefits thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Amended and Restated Credit Agreement, all amounts then remaining unpaid on this Amended and Restated Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  This Amended and Restated Term Note is secured as provided in the Security Documents. Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the obligations secured, the terms and conditions upon which the security interest was granted and the rights of the holder of this Amended and Restated Term Note in respect thereof. Payment and performance of this Amended and Restated Term Note is guaranteed as set forth in the Subsidiary Guarantees. The undersigned hereby unconditionally agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Amended and Restated Credit Agreement and said Security Documents as provided therein.

                  All parties now and hereafter liable with respect to this Amended and Restated Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS AMENDED AND RESTATED TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW).

                                             AAVID THERMAL TECHNOLOGIES, INC.

                                             By: ___________________________
                                                    Name:
                                                    Title:

                                                                      Schedule A
                                                                  TO AMENDED AND
                                                              RESTATED TERM NOTE

                             LOANS, CONVERSIONS AND
                          PAYMENTS OF EURODOLLAR LOANS

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
                                          Amount of                            Amount of
                                        Alternate Base        Interest         Eurodollar
                                          Rate Loans         Period and          Loans             Amount
                                          Converted          Eurodollar        Converted             of
                    Amount of                into            Rate with            into           Principal
                    Eurodollar            Eurodollar          Respect        Alternate Base      Repaid or           Notation
       Date         Loans Made              Loans             Thereto          Rate Loans         Prepaid             Made by
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------
------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

------------------- ----------------- ------------------- ----------------- ----------------- ----------------- --------------------

                                                                      Schedule B

                                                                  TO AMENDED AND
                                                              RESTATED TERM NOTE

                             LOANS, CONVERSIONS AND
                      PAYMENTS OF ALTERNATE BASE RATE LOANS

----------------- ----------------- -------------------- ---------------- ------------------- ----------------- -------------------
                                           Amount of          Amount of
                                          Eurodollar       Alternate Base        Interest
                                             Loans           Rate Loans         Period and           Amount
                                           Converted          Converted         Eurodollar             of
                    Amount of                into               into            Rate with          Principal
                    Alternate Base      Alternate Base       Eurodollar          Respect           Repaid or           Notation
       Date         Rate Loans Made       Rate Loans            Loans            Thereto            Prepaid            Made by
----------------- ----------------- -------------------- ---------------- ------------------- ----------------- -------------------
----------------- ----------------- -------------------- ---------------- ------------------- ----------------- -------------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------
------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

------------------- ----------------- -------------------- ---------------- ------------------- ----------------- -----------------

                                                                       EXHIBIT C
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT
                                                                       ---------

                           FORM OF NOTICE OF BORROWING

To: Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders under the Amended and Restated Credit Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as Issuer, the Administrative Agent Bank Boston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as Lead Arranger and Bookrunner (as amended, supplemented or otherwise modified from time to time, the "AMENDED AND RESTATED CREDIT AGREEMENT").

                  Pursuant to Section [2.3] [2.8] of the Amended and Restated Credit Agreement, this Notice of Borrowing ("NOTICE") represents the request of Borrower to borrow on [the date hereof] [________, 20__] (the "BORROWING DATE")(1) from the Lenders the principal amount of [$___________] in [Term Loans] [Revolving Credit Loans] as [Alternate Base Rate Loans] [Eurodollar Loans]. [$_________ of such Loans will be Eurodollar Loans.]
[The initial Interest Period for such Eurodollar Loans is requested to be a [one, two, three or six] month period.] Proceeds of such Loans are to be wire-transferred in accordance with the following wire instructions:

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

                  [The Revolving Credit Commitment on the Borrowing Date is $___________.] [The Revolving Credit Commitment has been temporarily reduced by $_________ attributable to Net Insurance Proceeds received by the Borrower prior to the Borrowing Date and less than 270 days after the date of loss prior to the acquisition of replacement assets. The aggregate amount of the Revolving Credit Commitment (after giving effect to any Revolving Credit Loans outstanding and any such temporary reductions in the Revolving Credit Commitment) available on the Borrowing Date is

----------------------------
(1) Which notice must be given (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be Eurodollar Loans initially, or (ii) one Business Day prior to the requested Borrowing Date, otherwise.

$__________.](2) [$_________ of the Revolving Credit Loans requested hereunder are to be applied [to restore, rebuild or replace any loss for which Net Insurance Proceeds are available] [in accordance with the last sentence of
Section 2.9(d)] and subject to the conditions set forth in Section 2.9(d), the Revolving Credit Commitment shall be restored to $______________.]

                  The undersigned hereby certifies that, as of the Borrowing Date, all the conditions contained in [Sections 4.1 and 4.2](3) [Section 4.2](4) of the Amended and Restated Credit Agreement have been satisfied (or waived pursuant to Section 10.1 of the Amended and Restated Credit Agreement), no Default or Event of Default has occurred and is continuing, and represents and warrants that all representations and warranties set forth in Article 3 of the Amended and Restated Credit Agreement are true and correct in all material respects on the Borrowing Date.

                  Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement shall have the same meanings in this Notice.

Dated this ___ day of _______, ____.

                                              AAVID THERMAL TECHNOLOGIES, INC.

                                              By: ______________________________
                                                     Name:
                                                     Title:

--------------------------
(2) To be used only when there are Net Insurance Proceeds which have not been applied pursuant to Section 2.9(d) to prepay the Loans or for use in the acquisition of replacement assets.

(3)        To be used for Loans made on the Effective Date.

(4) To be used for Revolving Credit Loans made after the Effective Date other than Revolving Credit Loans made in respect of Net Disposition Proceeds and Net Insurance Proceeds.

                                                                       EXHIBIT D
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT
                                                                       ---------
                    FORM OF NOTICE OF CONVERSION/CONTINUATION

Canadian Imperial Bank of Commerce,
  as Administrative Agent for the below-referenced Lenders
425 Lexington Avenue
New York, New York  10017

Attention:  Syndications, Manager of Administration

                        AAVID THERMAL TECHNOLOGIES, INC.

Gentlemen and Ladies:

         This Notice of Conversion/Continuation (this "NOTICE") is delivered to you pursuant to SECTION 2.10 of the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented, or other modified from time to time, the "AMENDED AND RESTATED CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., Heat Holdings II Corp., the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), Bank Boston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Amended and Restated Credit Agreement.

                  The Borrower hereby requests that on __________, ___:*

                  (1) $_________ of the currently outstanding principal amount of the [Term Loan] [Revolving Credit Loan]** originally made on __________, ____ and currently being maintained as [Alternate Base Rate Loans] [[one] [two] [three] [six] month Eurodollar Loans]**,

                  (2)      be [converted into] [continued as],

-------------------
*Conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto.

**Select appropriate option.

                  (3) [Eurodollar Loans having an Interest Period of [one] [two] [three] [six] months, which Interest Period will expire on __________, ____] [Alternate Base Rate Loans].*

         In the event that such Loans are to be converted into, or continued as, Eurodollar Rate Loans, the Borrower hereby:

                  (a) certifies, represents and warrants that no Default has occurred and is continuing or will (after giving effect to the continuation or conversion requested hereby) occur and be continuing;

                  (b) certifies, represents and warrants that all representations and warranties contained in Article 3 of the Amended and Restated Credit Agreement and in the other Loan Documents are, and will continue to be (after giving effect to such continuation or conversion requested hereby), true and correct in all material respects as if made on the date of continuation or conversion hereunder[, except in the following respects: [describe] and the Administrative Agent and the Required Lenders have waived such exception to the representations and warranties in writing dated __________]; and

                  (c) agrees that if prior to the time of such conversion or continuation any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the conversion or continuation requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified, represented and warranted to herein shall be deemed to be certified, represented and warranted at the date of such [conversion] [continuation] as if then made. [The Borrower agrees to remit to the Administrative Agent for the benefit of the Lenders, on the date of such conversion, an interest payment in the amount of $_________.]**

         IN WITNESS WHEREOF, the Borrower has caused this Notice to be executed and delivered, and the certification, representations and warranties contained herein to be made, by an authorized officer this ____ day of __________, ____.

                                              AAVID THERMAL TECHNOLOGIES, INC.

                                              By: ______________________________
                                                     Name:
                                                     Title:


------------------
*Insert appropriate interest rate option, and, if applicable, number of months (for Eurodollar Rate Loans).

**To be inserted upon a conversion of a Eurodollar or Alternate Base Rate Loan with the amount of accrued interest thereon through the conversion date.

                                                                     EXHIBIT E-1
                                                             TO CREDIT AGREEMENT

                      FORM OF SUBSIDIARY CUSTODY AGREEMENT

                  THIS CUSTODY AGREEMENT (this "AGREEMENT") dated as of February 2, 2000, is entered into between AAVID THERMALLOY LLC, a Delaware limited liability company, as Depositor (the "DEPOSITOR") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Custodian (the "CUSTODIAN").

                              W I T N E S S E T H :

                  WHEREAS, Aavid Thermal Technologies, Inc. (the "BORROWER") has entered into an Amended and Restated Credit Agreement dated as of February 2, 2000 (such agreement, as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the banks and other financial institutions (the "LENDERS") from time to time parties thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), Canadian Imperial Bank of Commerce, as administrative agent (the "ADMINISTRATIVE AGENT"), BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "Lead Arranger"), pursuant to which the Lenders have severally agreed to make Loans to, and the Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Administrative Agent shall have received this Agreement, executed and delivered by the Depositor with a counterpart for each Lender;

                  WHEREAS, CIBC is willing to act in the capacity of Custodian, hereunder;

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Credit Agreement and the following terms shall have the following meanings:

                  "DEPOSIT NOTICE" has the meaning specified in Section 2.03(e).

                  "DEPOSITED STOCK" shall mean the shares of Capital Stock of the entities listed on Schedule I, and the related stock certificates, in each case to be deposited with the Custodian pursuant to SECTION 2.03, and any stock dividends in respect of such stock.

                  "RECEIPT" has the meaning specified in SECTION 2.03(b).

                  "RELEASE NOTICE" has the meaning specified in SECTION 2.08.

                  "SUBSIDIARIES" shall mean the entities listed on Schedule I hereto.

                  "TERMINATION DATE" shall mean that date on which the Administrative Agent shall notify the Custodian in writing that the Depositor has satisfied and discharged in full all its Obligations under the Credit Agreement.

                                   ARTICLE II

                                    CUSTODIAN

                  SECTION 2.01. DESIGNATION AND APPOINTMENT OF CIBC AS CUSTODIAN. CIBC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian under and as set forth in this Agreement. CIBC shall serve as Custodian from the date hereof until the Termination Date, subject to resignation or removal pursuant to SECTION 3.04 hereof.

                  SECTION 2.02. DUTIES OF THE CUSTODIAN. At all times that CIBC shall be the Custodian, it shall duly discharge its duties of receiving and holding the Deposited Stock in accordance with this Agreement. As to any matters not expressly provided for by this Agreement, the Custodian shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Administrative Agent; PROVIDED, HOWEVER, that the Custodian shall not be required to take any action which is contrary to this Agreement or applicable law, or which is not reasonably incidental to its duties and responsibilities under this Agreement or is of a type unrelated to its business.

                  SECTION 2.03. DEPOSITED STOCK. (a) On the Closing Date, the Deposited Stock shall be delivered by the Depositor to the Custodian. All such Deposited Stock shall be held by the Custodian pursuant to the terms hereof.

                  (b) On the Closing Date, upon the delivery of the Deposited Stock by the Depositor to the Custodian hereunder, the Custodian shall deliver to the Depositor (with copies to the Administrative Agent) a receipt (the "RECEIPT") substantially in the form of EXHIBIT A attached hereto identifying the Deposited Stock that it has received and confirming that it holds such Deposited Stock, as Custodian hereunder.

                  (c) On each date that the Depositor shall receive any stock dividend in respect of the Deposited Stock the Depositor shall deliver such stock to the Custodian and the Custodian will issue a revised Receipt.

                  (d) The Custodian shall hold the Deposited Stock as Custodian on the terms and conditions hereinafter set forth.

                  (e) On the Closing Date, concurrent with the delivery of the Deposited Stock to the Custodian, the Depositor shall deliver to each Subsidiary a deposit notice (the "DEPOSIT

NOTICE") substantially in the form of EXHIBIT B attached hereto notifying such Subsidiary of the grant of custody of the Deposited Stock to the Custodian hereunder.

                  SECTION 2.04. DEPOSITED STOCK HELD BY THE CUSTODIAN. All Deposited Stock coming into the possession of the Custodian shall be held by it as Custodian consistent with its customary practice and procedure as a custodian.

                  SECTION 2.05 NO LIENS OR ENCUMBRANCES. (a) Each of the parties hereto acknowledges and agrees that nothing contained herein is intended to create or shall be construed as creating any sale, transfer, assignment, pledge, lien, security interest, encumbrance upon or other disposition of the Deposited Stock.

                  (b) The Custodian hereby agrees not to assert any statutory or possessory liens or encumbrances of any kind with respect to the Deposited Stock held by it and hereby waives all such liens and encumbrances.

                  SECTION 2.06. MAINTENANCE OF RECORDS. The Custodian shall implement and maintain administrative and operating procedures pursuant to which it shall keep and maintain all records and information necessary to permit the regular identification of all Deposited Stock held or released by it.

                  SECTION 2.07. OTHER INFORMATION. (a) From time to time upon reasonable prior notification, during normal business hours, the Administrative Agent and any of its respective authorized agents, employees or representatives, shall have the right (i) to visit the office of the Custodian where the Deposited Stock is kept, (ii) to examine the facilities for the storage and safekeeping thereof and (iii) to discuss matters relating to the Deposited Stock and the Custodian's performance hereunder with any officer of the Custodian having knowledge of such matters.

                  (b) The Custodian shall provide to the Administrative Agent such other information as the Administrative Agent may from time to time reasonably request, concerning the Deposited Stock which is in the possession of the Custodian.

                  SECTION 2.08. REMOVAL OF DEPOSITED STOCK. At any time, the Depositor may request the Custodian to release the Deposited Stock held by the Custodian to the Depositor, by delivering a written notice substantially in the form of EXHIBIT C hereto (a "RELEASE NOTICE") to the Custodian (with simultaneous delivery thereof by facsimile to the Administrative Agent) specifying a date for such release that shall be not less than 10 days after the date of such Release Notice. The Custodian shall also forward a copy of the Release Notice to the Administrative Agent within 2 days of receipt thereof. On the date specified in the Release Notice, the Custodian shall release such Deposited Stock to the Depositor.

                  SECTION 2.09. CUSTODIAN'S INDEMNIFICATION. The Custodian shall have no liability whatsoever by reason of any error of judgment for any act done or step taken or omitted by it, or for any mistake of fact or law for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. Furthermore, the Depositor agrees to hold the Custodian harmless from any and all losses, expenses, damages and costs (including, without limitation, attorneys fees) incurred by either of them as a result of their execution of, or performance of their respective obligations under, this Agreement, unless however, such losses, expenses, damages and costs are caused by or arise out of the Custodian's gross negligence or willful misconduct. The provisions of this SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION 3.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 3.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid.

                  SECTION 3.03. BINDING EFFECT; ASSIGNABILITY; TERM. This Agreement shall be binding upon and inure to the benefit of the Depositor and the Custodian and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date, PROVIDED, HOWEVER, that the provisions of SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                  SECTION 3.04. RESIGNATION AND REMOVAL. The Custodian may resign at any time by giving written notice thereof to the Depositor and the Administrative Agent not less than 120 days' prior to the effective date of such resignation. The Custodian may be removed by the Administrative Agent at any time, with or without cause, by giving written notice thereof to the Custodian (with copies to the Depositor) not less than ten (10) days prior to the effective date of such removal. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Custodian. Any such successor shall, upon its acceptance thereof, succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations as Custodian under this Agreement.

                  SECTION 3.05. NO RIGHT OF SET-OFF. Nothing contained herein shall grant any right to the Custodian to setoff or otherwise apply any or all Deposited Stock at any time held hereunder to or for the credit or account of the Depositor against any or all obligations of the Borrower now or hereafter existing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

                  SECTION 3.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.

                  SECTION 3.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                             AAVID THERMALLOY, LLC,
                             as Depositor

                             By: _____________________________
                                 Name:
                                 Title:

                             Notice Address:

                             Attention:
                             Telecopy:

                             CANADIAN IMPERIAL BANK OF
                             COMMERCE, as Custodian

                             By:  ______________________________
                                  Name:
                                  Title:

                             Notice Address:

                             425 Lexington Avenue
                             New York, New York 10017
                             Attention: Mary Beth Ross
                             Telecopy: (212) 856-3763

                                                                    EXHIBIT A to
                                                               Custody Agreement

                                     RECEIPT

February __, 2000

Aavid Thermalloy LLC

Attention:

         Re:      AAVID THERMALLOY LLC

Ladies and Gentlemen:

                  We are sending this letter to you pursuant to Section 2.03(b) of that certain Custody Agreement dated as of February 2, 2000 (the "CUSTODY AGREEMENT") among Aavid Thermalloy LLC, as Depositor, and Canadian Imperial Bank of Commerce, as Custodian. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement.

                  The undersigned hereby confirms to you its receipt of the following Deposited Stock.

                  [NAME OF SUBSIDIARY], _____ shares, stock certificate no._____

The undersigned hereby confirms that it shall hold the above-listed Deposited Stock as Custodian in accordance with the terms of the Custody Agreement.

                                              Very truly yours,

                                              CANADIAN IMPERIAL BANK OF
                                              COMMERCE, as Custodian

                                              By:  _____________________________
                                                       Name:
                                                       Title

                                                                    EXHIBIT B to
                                                               Custody Agreement

                                 DEPOSIT NOTICE

February __, 2000

[NAME OF SUBSIDIARY]

Attention:

         Re:      AAVID THERMALLOY LLC

Ladies and Gentlemen:

                  You are hereby advised that Aavid Thermalloy LLC has granted custody of 35% of the shares of capital stock of [NAME OF SUBSIDIARY] owned by Aavid Thermalloy LLC to Canadian Imperial Bank of Commerce (the "Custodian"), as custodian pursuant to a Custody Agreement dated as of February 2, 2000 between Aavid Thermalloy LLC and the Custodian, a copy of which is attached hereto.

                  Please acknowledge your receipt of this letter by signing where indicated below and returning the same to the undersigned's attention as soon as possible.

                                Very truly yours,

                                AAVID THERMALLOY LLC

                                By: ______________________
                                    Name:
                                    Title:

Receipt acknowledged this ___ day of ___________.

[NAME OF SUBSIDIARY]

By:  ________________________

    Name:
    Title:

                                                                    EXHIBIT C to
                                                               Custody Agreement

                                 RELEASE NOTICE

February __, 2000

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York  10017
Attention: Mary Beth Ross

                  Re:      AAVID THERMALLOY LLC -- RELEASE OF DEPOSITED STOCk

Ladies and Gentlemen:

                  Pursuant to SECTION 2.08 of that certain Custody Agreement dated as of February 2, 2000 (the "CUSTODY AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement) among Aavid Thermalloy LLC as Depositor, and Canadian Imperial Bank of Commerce, as Custodian, the undersigned hereby requests that the following Deposited Stock be delivered into our possession:

     [Identify Deposited Stock to be released by stock certificate numbers]

                  In connection with the foregoing, the undersigned hereby represents and warrants that a copy of this notice has been delivered to the Administrative Agent simultaneously with delivery to the Custodian.

                                Very truly yours,

                                AAVID THERMALLOY LLC

                                By:  ___________________
                                Name:
                                Title

                                   SCHEDULE I

------------------ -------------------- -------------------------- ------------------------- ------------------------------
     Name of         Jurisdiction of         Class of Shares           Number of Shares        Share Certificate Letter
   Subsidiary         Organization
------------------ -------------------- -------------------------- ------------------------- ------------------------------

------------------ -------------------- -------------------------- ------------------------- ------------------------------

------------------ -------------------- -------------------------- ------------------------- ------------------------------

------------------ -------------------- -------------------------- ------------------------- ------------------------------

                                                                    EXHIBIT E-2
                                                            TO CREDIT AGREEMENT

                 FORM OF AMENDED AND RESTATED FOREIGN SUBSIDIARY
                                CUSTODY AGREEMENT

                  THIS AMENDED AND RESTATED CUSTODY AGREEMENT (this "AGREEMENT") dated as of February 2, 2000, is entered into between AAVID THERMAL PRODUCTS UK HOLDINGS LIMITED, a company incorporated under the laws of England, as Depositor (the "DEPOSITOR") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Custodian (the "CUSTODIAN").

                              PRELIMINARY STATEMENT

                  WHEREAS, Aavid Thermal Technologies Inc. (the "BORROWER") has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER"), and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Depositor was required to enter into a Custody Agreement dated as of October 21, 1999 (the "EXISTING CUSTODY AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Depositor has agreed to deliver to the Existing Agent share of Capital Stock of certain of its subsidiaries (the "EXISTING DEPOSITED STOCK");

                  WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Exisiting Credit Agreement as set forth in the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), Canadian Imperial Bank of Commerce, as administrative agent (the "ADMINISTRATIVE AGENT") the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the

Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Administrative Agent shall have received this Agreement, executed and delivered by the Depositor with a counterpart for each Lender;

                  WHEREAS, the Depositor and the Administrative Agent wish to amend the Existing Custody Agreement as set forth herein in order to, among other things, (i) reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement and (ii) make appropriate amendments to reflecting changes in the Existing Deposited Stock.

                  WHEREAS, CIBC is willing to act in the capacity of Custodian, hereunder;

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Credit Agreement and the following terms shall have the following meanings:

                  "DEPOSIT NOTICE" has the meaning specified in Section
2.03(e).

                  "DEPOSITED STOCK" shall mean the shares of Capital Stock of the entities listed on Schedule I, and the related stock certificates, in each case to be deposited with the Custodian pursuant to SECTION 2.03, and any stock dividends in respect of such stock.

                  "RECEIPT" has the meaning specified in SECTION 2.03(b).

                  "RELEASE NOTICE" has the meaning specified in SECTION 2.08.

                  "SUBSIDIARIES" shall mean the entities listed on Schedule I hereto.

                  "TERMINATION DATE" shall mean that date on which the Administrative Agent shall notify the Custodian in writing that the Depositor has satisfied and discharged in full all its Obligations under the Credit Agreement.

                                   ARTICLE II

                                   CUSTODIAN

                  SECTION 2.01. DESIGNATION AND APPOINTMENT OF CIBC AS CUSTODIAN. CIBC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian under and as set forth in this Agreement. CIBC shall serve as Custodian from the date hereof until the Termination Date, subject to resignation or removal pursuant to SECTION 3.04 hereof.

                  SECTION 2.02. DUTIES OF THE CUSTODIAN. At all times that CIBC shall be the Custodian, it shall duly discharge its duties of receiving and holding the Deposited Stock in accordance with this Agreement. As to any matters not expressly provided for by this Agreement, the Custodian shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Administrative Agent; PROVIDED, HOWEVER, that the Custodian shall not be required to take any action which is contrary to this Agreement or applicable law, or which is not reasonably incidental to its duties and responsibilities under this Agreement or is of a type unrelated to its business.

                  SECTION 2.03. DEPOSITED STOCK. (a) On the Closing Date, the Deposited Stock shall be delivered by the Depositor to the Custodian. All such Deposited Stock shall be held by the Custodian pursuant to the terms hereof.

                  (b) On the Closing Date, upon the delivery of the Deposited Stock by the Depositor to the Custodian hereunder, the Custodian shall deliver to the Depositor (with copies to the Administrative Agent) a receipt (the "RECEIPT") substantially in the form of EXHIBIT A attached hereto identifying the Deposited Stock that it has received and confirming that it holds such Deposited Stock, as Custodian hereunder.

                  (c) On each date that the Depositor shall receive any stock dividend in respect of the Deposited Stock the Depositor shall deliver such stock to the Custodian and the Custodian will issue a revised Receipt.

                  (d) The Custodian shall hold the Deposited Stock as Custodian on the terms and conditions hereinafter set forth.

                  (e) On the Closing Date, concurrent with the delivery of the Deposited Stock to the Custodian, the Depositor shall deliver to each Subsidiary a deposit notice (the "DEPOSIT NOTICE") substantially in the form of EXHIBIT B attached hereto notifying such Subsidiary of the grant of custody of the Deposited Stock to the Custodian hereunder.

                  SECTION 2.04. DEPOSITED STOCK HELD BY THE CUSTODIAN. All Deposited Stock coming into the possession of the Custodian shall be held by it as Custodian consistent with its customary practice and procedure as a custodian.

                  SECTION 2.05 NO LIENS OR ENCUMBRANCES. (a) Each of the parties hereto acknowledges and agrees that nothing contained herein is intended to create or shall be construed as creating any sale, transfer, assignment, pledge, lien, security interest, encumbrance upon or other disposition of the Deposited Stock.

                  (b) The Custodian hereby agrees not to assert any statutory or possessory liens or encumbrances of any kind with respect to the Deposited Stock held by it and hereby waives all such liens and encumbrances.

                  SECTION 2.06. MAINTENANCE OF RECORDS. The Custodian shall implement and maintain administrative and operating procedures pursuant to which it shall keep and maintain all records and information necessary to permit the regular identification of all Deposited Stock held or released by it.

                  SECTION 2.07. OTHER INFORMATION. (a) From time to time upon reasonable prior notification, during normal business hours, the Administrative Agent and any of its respective authorized agents, employees or representatives, shall have the right (i) to visit the office of the Custodian where the Deposited Stock is kept, (ii) to examine the facilities for the storage and safekeeping thereof and (iii) to discuss matters relating to the Deposited Stock and the Custodian's performance hereunder with any officer of the Custodian having knowledge of such matters.

                  (b) The Custodian shall provide to the Administrative Agent such other information as the Administrative Agent may from time to time reasonably request, concerning the Deposited Stock which is in the possession of the Custodian.

                  SECTION 2.08. REMOVAL OF DEPOSITED STOCK. At any time, the Depositor may request the Custodian to release the Deposited Stock held by the Custodian to the Depositor, by delivering a written notice substantially in the form of EXHIBIT C hereto (a "RELEASE NOTICE") to the Custodian (with simultaneous delivery thereof by facsimile to the Administrative Agent) specifying a date for such release that shall be not less than 10 days after the date of such Release Notice. The Custodian shall also forward a copy of the Release Notice to the Administrative Agent within 2 days of receipt thereof. On the date specified in the Release Notice, the Custodian shall release such Deposited Stock to the Depositor.

                  SECTION 2.09. CUSTODIAN'S INDEMNIFICATION. The Custodian shall have no liability whatsoever by reason of any error of judgment for any act done or step taken or omitted by it, or for any mistake of fact or law for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. Furthermore, the Depositor agrees to hold the Custodian harmless from any and all losses, expenses, damages and costs (including, without limitation, attorneys fees) incurred by either of them as a result of their execution of, or performance of their respective obligations under, this Agreement, unless however, such losses, expenses, damages and costs are caused by or arise out of the Custodian's gross negligence or willful misconduct. The provisions of this SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION 3.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 3.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid.

                  SECTION 3.03. BINDING EFFECT; ASSIGNABILITY; TERM. This Agreement shall be binding upon and inure to the benefit of the Depositor and the Custodian and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date, PROVIDED, HOWEVER, that the provisions of SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                  SECTION 3.04. RESIGNATION AND REMOVAL. The Custodian may resign at any time by giving written notice thereof to the Depositor and the Administrative Agent not less than 120 days' prior to the effective date of such resignation. The Custodian may be removed by the Administrative Agent at any time, with or without cause, by giving written notice thereof to the Custodian (with copies to the Depositor) not less than ten (10) days prior to the effective date of such removal. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Custodian. Any such successor shall, upon its acceptance thereof, succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations as Custodian under this Agreement.

                  SECTION 3.05. NO RIGHT OF SET-OFF. Nothing contained herein shall grant any right to the Custodian to setoff or otherwise apply any or all Deposited Stock at any time held hereunder to or for the credit or account of the Depositor against any or all obligations of the Borrower now or hereafter existing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

                  SECTION 3.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.

                  SECTION 3.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             AAVID THERMAL PRODUCTS UK HOLDINGS
                                             LIMITED
                                             as Depositor

                                             By:  _____________________________
                                                      Name:
                                                      Title:

                                             Notice Address:

                                             Attention:
                                             Telecopy:

                                             CANADIAN IMPERIAL BANK OF
                                             COMMERCE, as Custodian

                                             By:  ______________________________
                                                      Name:
                                                      Title:

                                             Notice Address:
                                             425 Lexington Avenue
                                             New York, New York 10017
                                             Attention: Mary Beth Ross
                                             Telecopy: (212) 856-3763

                                                                   EXHIBIT A to
                                                              Custody Agreement

                                     RECEIPT

February __, 2000

Aavid Thermal Products UK Holdings Limited

Attention:

         Re:      AAVID THERMAL PRODUCTS UK HOLDINGS LIMITED

         Ladies and Gentlemen:

                  We are sending this letter to you pursuant to Section 2.03(b) of that certain Custody Agreement dated as of February 2, 2000 (the "CUSTODY AGREEMENT") among Aavid Thermal Products UK Holdings Limited, as Depositor, and Canadian Imperial Bank of Commerce, as Custodian. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement.

                  The undersigned hereby confirms to you its receipt of the following Deposited Stock.

                  [NAME OF SUBSIDIARY], _____ shares, stock certificate no.
_____

The undersigned hereby confirms that it shall hold the above-listed Deposited Stock as Custodian in accordance with the terms of the Custody Agreement.

                                           Very truly yours,

                                           CANADIAN IMPERIAL BANK OF
                                           COMMERCE, as Custodian

                                           By:  _________________________
                                                    Name:
                                                    Title

                                                                   EXHIBIT B to
                                                              Custody Agreement

                                 DEPOSIT NOTICE

February 2, 2000

[NAME OF SUBSIDIARY]

Attention:

         Re:      AAVID THERMAL PRODUCTS UK HOLDINGS LIMITED

Ladies and Gentlemen:

                  You are hereby advised that Aavid Thermal Products UK Holdings Limited, has granted custody of 35% of the shares of capital stock of [NAME OF SUBSIDIARY] owned by Aavid Thermal Products UK Holdings Limited, to Canadian Imperial Bank of Commerce (the "Custodian"), as custodian pursuant to a Custody Agreement dated as of February 2, 2000 between Aavid Thermal Products UK Holdings Limited, and the Custodian, a copy of which is attached hereto.

                  Please acknowledge your receipt of this letter by signing where indicated below and returning the same to the undersigned's attention as soon as possible.

                                             Very truly yours,

                                             AAVID THERMAL PRODUCTS UK HOLDINGS
                                             LIMITED

                                             By:_______________________________

                                                 Name:
                                                 Title:

Receipt acknowledged this ___ day of ___________.

[NAME OF SUBSIDIARY]

By:  ________________________

    Name:
    Title:

                                                                    EXHIBIT C to
                                                               Custody Agreement

                                 RELEASE NOTICE

[DATE]

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York  10017
Attention: Mary Beth Ross

                  Re: AAVID THERMAL PRODUCTS UK HOLDINGS LIMITED -- RELEASE OF DEPOSITED STOCk

Ladies and Gentlemen:

                  Pursuant to SECTION 2.08 of that certain Custody Agreement dated as of February 2, 2000 (the "CUSTODY AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement) among Aavid Thermal Products UK Holdings Limited, as Depositor, and Canadian Imperial Bank of Commerce, as Custodian, the undersigned hereby requests that the following Deposited Stock be delivered into our possession:

                  [Identify Deposited Stock to be released by stock certificate numbers]

                  In connection with the foregoing, the undersigned hereby represents and warrants that a copy of this notice has been delivered to the Administrative Agent simultaneously with delivery to the Custodian.

                                Very truly yours,

                                AAVID THERMAL PRODUCTS UK HOLDINGS
                                LIMITED

                                By: ________________________________
                                      Name:
                                      Title

                                   SCHEDULE I

------------------ -------------------- -------------------------- ------------------------- ------------------------------
     Name of         Jurisdiction of         Class of Shares           Number of Shares        Share Certificate Letter
   Subsidiary         Organization
------------------ -------------------- -------------------------- ------------------------- ------------------------------
------------------ -------------------- -------------------------- ------------------------- ------------------------------

------------------ -------------------- -------------------------- ------------------------- ------------------------------

------------------ -------------------- -------------------------- ------------------------- ------------------------------

                                                                    EXHIBIT F-1
                                                            TO CREDIT AGREEMENT

                 FORM OF AMENDED AND RESTATED CUSTODY AGREEMENT

                  THIS AMENDED AND RESTATED CUSTODY AGREEMENT (this "AGREEMENT") dated as of February 2, 2000, is entered into between AAVID THERMAL TECHNOLOGIES, INC., a New Hampshire corporation, as Depositor (the "DEPOSITOR") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Custodian (the "CUSTODIAN").

                              PRELIMINARY STATEMENT

                  WHEREAS, Aavid Thermal Technologies, Inc. (the "BORROWER") has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER"), and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Depositor was required to enter into a Custody Agreement dated as of October 21, 1999 (the "EXISTING CUSTODY AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Depositor has agreed to deliver to the Existing Agent share of Capital Stock of certain of its subsidiaries (the "EXISTING DEPOSITED STOCK");

                  WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Exisiting Credit Agreement as set forth in the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), Canadian Imperial Bank of Commerce, as administrative agent (the "ADMINISTRATIVE AGENT") the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Administrative Agent shall have received this Agreement, executed and delivered by the Depositor with a counterpart for each Lender;

                  WHEREAS, the Depositor and the Administrative Agent wish to amend the Existing Custody Agreement as set forth herein in order to, among other things, (i) reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement and (ii) make appropriate amendments to reflecting changes in the Existing Deposited Stock.

                  WHEREAS, CIBC is willing to act in the capacity of Custodian, hereunder;

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Credit Agreement and the following terms shall have the following meanings:

                  "DEPOSIT NOTICE" has the meaning specified in Section
2.03(e).

                  "DEPOSITED STOCK" shall mean the shares of Capital Stock of the entities listed on Schedule I, and the related stock certificates, in each case to be deposited with the Custodian pursuant to SECTION 2.03, and any stock dividends in respect of such stock.

                  "RECEIPT" has the meaning specified in SECTION 2.03(b).

                  "RELEASE NOTICE" has the meaning specified in SECTION 2.08.

                  "SUBSIDIARIES" shall mean the entities listed on Schedule I hereto.

                  "TERMINATION DATE" shall mean that date on which the Administrative Agent shall notify the Custodian in writing that the Borrower has satisfied and discharged in full all its Obligations under the Credit Agreement.

                                   ARTICLE II

                                    CUSTODIAN

                  SECTION 2.01. DESIGNATION AND APPOINTMENT OF CIBC AS CUSTODIAN. CIBC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian under and as set forth in this Agreement. CIBC shall serve as Custodian from the date hereof until the Termination Date, subject to resignation or removal pursuant to SECTION 3.04 hereof.

                  SECTION 2.02. DUTIES OF THE CUSTODIAN. At all times that CIBC shall be the Custodian, it shall duly discharge its duties of receiving and holding the Deposited Stock in accordance with this Agreement. As to any matters not expressly provided for by this Agreement, the Custodian shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Administrative Agent; PROVIDED, HOWEVER, that the Custodian shall not be required to take any action which is contrary to this Agreement or applicable law, or which is not reasonably incidental to its duties and responsibilities under this Agreement or is of a type unrelated to its business.

                  SECTION 2.03. DEPOSITED STOCK. (a) On the Closing Date, the Deposited Stock shall be delivered by the Depositor to the Custodian. All such Deposited Stock shall be held by the Custodian pursuant to the terms hereof.

                  (b) On the Closing Date, upon the delivery of the Deposited Stock by the Depositor to the Custodian hereunder, the Custodian shall deliver to the Depositor (with copies to the Administrative Agent) a receipt (the "RECEIPT") substantially in the form of EXHIBIT A attached hereto identifying the Deposited Stock that it has received and confirming that it holds such Deposited Stock, as Custodian hereunder.

                  (c) On each date that the Depositor shall receive any stock dividend in respect of the Deposited Stock the Depositor shall deliver such stock to the Custodian and the Custodian will issue a revised Receipt.

                  (d) The Custodian shall hold the Deposited Stock as Custodian on the terms and conditions hereinafter set forth.

                  (e) On the Closing Date, concurrent with the delivery of the Deposited Stock to the Custodian, the Depositor shall deliver to each Subsidiary a deposit notice (the "DEPOSIT NOTICE") substantially in the form of EXHIBIT B attached hereto notifying such Subsidiary of the grant of custody of the Deposited Stock to the Custodian hereunder.

                  SECTION 2.04. DEPOSITED STOCK HELD BY THE CUSTODIAN. All Deposited Stock coming into the possession of the Custodian shall be held by it as Custodian consistent with its customary practice and procedure as a custodian.

                  SECTION 2.05 NO LIENS OR ENCUMBRANCES. (a) Each of the parties hereto acknowledges and agrees that nothing contained herein is intended to create or shall be construed as creating any sale, transfer, assignment, pledge, lien, security interest, encumbrance upon or other disposition of the Deposited Stock.

                  (b) The Custodian hereby agrees not to assert any statutory or possessory liens or encumbrances of any kind with respect to the Deposited Stock held by it and hereby waives all such liens and encumbrances.

                  SECTION 2.06. MAINTENANCE OF RECORDS. The Custodian shall implement and maintain administrative and operating procedures pursuant to which it shall keep and maintain all records and information necessary to permit the regular identification of all Deposited Stock held or released by it.

                  SECTION 2.07. OTHER INFORMATION. (a) From time to time upon reasonable prior notification, during normal business hours, the Administrative Agent and any of its respective authorized agents, employees or representatives, shall have the right (i) to visit the office of the Custodian where the Deposited Stock is kept, (ii) to examine the facilities for the storage and safekeeping thereof and (iii) to discuss matters relating to the Deposited Stock and the Custodian's performance hereunder with any officer of the Custodian having knowledge of such matters.

                  (b) The Custodian shall provide to the Administrative Agent such other information as the Administrative Agent may from time to time reasonably request, concerning the Deposited Stock which is in the possession of the Custodian.

                  SECTION 2.08. REMOVAL OF DEPOSITED STOCK. At any time, the Depositor may request the Custodian to release the Deposited Stock held by the Custodian to the Depositor, by delivering a written notice substantially in the form of EXHIBIT C hereto (a "RELEASE NOTICE") to the Custodian (with simultaneous delivery thereof by facsimile to the Administrative Agent) specifying a date for such release that shall be not less than 10 days after the date of such Release Notice. The Custodian shall also forward a copy of the Release Notice to the Administrative Agent within 2 days of receipt thereof. On the date specified in the Release Notice, the Custodian shall release such Deposited Stock to the Depositor.

                  SECTION 2.09. CUSTODIAN'S INDEMNIFICATION. The Custodian shall have no liability whatsoever by reason of any error of judgment for any act done or step taken or omitted by it, or for any mistake of fact or law for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. Furthermore, the Depositor agrees to hold the Custodian harmless from any and all losses, expenses, damages and costs (including, without limitation, attorneys fees) incurred by either of them as a result of their execution of, or performance of their respective obligations under, this Agreement, unless however, such losses, expenses, damages and costs are caused by or arise out of the Custodian's gross negligence or willful misconduct. The provisions of this SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION 3.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 3.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid.

                  SECTION 3.03. BINDING EFFECT; ASSIGNABILITY; TERM. This Agreement shall be binding upon and inure to the benefit of the Depositor and the Custodian and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date, PROVIDED, HOWEVER, that the provisions of SECTION 2.09 shall be continuing and shall survive the termination of this Agreement.

                  SECTION 3.04. RESIGNATION AND REMOVAL. The Custodian may resign at any time by giving written notice thereof to the Depositor and the Administrative Agent not less than 120 days' prior to the effective date of such resignation. The Custodian may be removed by the Administrative Agent at any time, with or without cause, by giving written notice thereof to the Custodian (with copies to the Depositor) not less than ten (10) days prior to the effective date of such removal. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Custodian. Any such successor shall, upon its acceptance thereof, succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations as Custodian under this Agreement.

                  SECTION 3.05. NO RIGHT OF SET-OFF. Nothing contained herein shall grant any right to the Custodian to setoff or otherwise apply any or all Deposited Stock at any time held hereunder to or for the credit or account of the Depositor against any or all obligations of the Depositor now or hereafter existing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

                  SECTION 3.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.

                  SECTION 3.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          AAVID THERMAL TECHNOLOGIES, INC.
                                          as Depositor

                                          By: ________________________
                                                   Name:
                                                   Title:

                                          Notice Address:

                                          Attention:
                                          Telecopy:

                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE, as Custodian

                                          By:  ______________________________
                                                   Name:
                                                   Title:

                                          Notice Address:
                                          425 Lexington Avenue
                                          New York, New York 10017
                                          Attention: Mary Beth Ross
                                          Telecopy: (212) 856-3763

                                                                    EXHIBIT A to
                                                               Custody Agreement

                                     RECEIPT

February __, 2000

Fluent, Inc.

Attention:

         Re:      AAVID THERMAL TECHNOLOGIES INC.

         Ladies and Gentlemen:

                  We are sending this letter to you pursuant to Section 2.03(b) of that certain Custody Agreement dated as of February 2, 2000 (the "CUSTODY AGREEMENT") among Aavid Thermal Technologies Inc., as Depositor, and Canadian Imperial Bank of Commerce, as Custodian. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement.

                  The undersigned hereby confirms to you its receipt of the following Deposited Stock.

                  AAVID THERMAL PRODUCTS UK HOLDINGS LTD., _____ shares, stock certificate no. _____

The undersigned hereby confirms that it shall hold the above-listed Deposited Stock as Custodian in accordance with the terms of the Custody Agreement.

                                                  Very truly yours,

                                                  CANADIAN IMPERIAL BANK OF
                                                  COMMERCE, as Custodian

                                                  By:  _________________________
                                                           Name:
                                                           Title

                                                                    EXHIBIT B to
                                                               Custody Agreement

                                 DEPOSIT NOTICE

February 2, 2000

Aavid Thermal Products UK Holdings Ltd.

Attention:

         Re:      AAVID THERMAL TECHNOLOGIES INC.

Ladies and Gentlemen:

                  You are hereby advised that Aavid Thermal Technologies Inc., has granted custody of [35%] of the shares of capital stock of Aavid Thermal Products UK Holdings Ltd. owned by Aavid Thermal Technologies Inc., to Canadian Imperial Bank of Commerce (the "Custodian"), as custodian pursuant to a Custody Agreement dated as of February 2, 2000 between Aavid Thermal Technologies Inc., and the Custodian, a copy of which is attached hereto.

                  Please acknowledge your receipt of this letter by signing where indicated below and returning the same to the undersigned's attention as soon as possible.

                                             Very truly yours,

                                             AAVID THERMAL TECHNOLOGIES, INC.

                                             By:      _______________________
                                                      Name:
                                                      Title:

Receipt acknowledged this ___ day of ___________.

AAVID THERMAL PRODUCTS UK HOLDINGS LTD.

By:  ________________________
    Name:
    Title:

                                                                    EXHIBIT C to
                                                               Custody Agreement

                                 RELEASE NOTICE

February__, 2000

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York  10017
Attention: Mary Beth Ross

                  Re: AAVID THERMAL TECHNOLOGIES INC. -- RELEASE OF DEPOSITED STOCK

Ladies and Gentlemen:

                  Pursuant to SECTION 2.08 of that certain Custody Agreement dated as of February 2, 2000 (the "CUSTODY AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custody Agreement) among Aavid Thermal Technologies Inc. , as Depositor, and Canadian Imperial Bank of Commerce, as Custodian, the undersigned hereby requests that the following Deposited Stock be delivered into our possession:

                  [Identify Deposited Stock to be released by stock certificate numbers]

                  In connection with the foregoing, the undersigned hereby represents and warrants that a copy of this notice has been delivered to the Administrative Agent simultaneously with delivery to the Custodian.

                                               Very truly yours,

                                               AAVID THERMAL TECHNOLOGIES, INC.

                                               By:      _______________________
                                                           Name:
                                                           Title

                                   SCHEDULE I


---------------------- ----------------------- --------------------- ----------------------- ------------------------------
 Name of Subsidiary       Jurisdiction of        Class of Shares        Number of Shares       Share Certificate Letter
                            Organization
---------------------- ----------------------- --------------------- ----------------------- ------------------------------
    Aavid Thermal
Products UK Holdings
        Ltd.
---------------------- ----------------------- --------------------- ----------------------- ------------------------------

---------------------- ----------------------- --------------------- ----------------------- ------------------------------

---------------------- ----------------------- --------------------- ----------------------- ------------------------------


                                                                     EXHIBIT F-2
                                                             TO CREDIT AGREEMENT

            FORM OF BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT

                  AMENDED AND RESTATED BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of February 2, 2000, made by AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Borrower was required to enter into an Intellectual Property Security Agreement dated as of October 21, 1999 (the "EXISTING IP SECURITY AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Borrower granted to the Existing Agent a security interest in certain collateral;

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Borrower shall have executed and delivered this Amended and Restated Security Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

                  WHEREAS, the Borrower and the Administrative Agent wish to amend and restate the Existing IP Security Agreement as set forth herein in order to, among other things, reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1.  DEFINED TERMS.

                  (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein as of the date hereof.

                  (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

                  (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

                  2. SECURITY INTEREST IN INTELLECTUAL PROPERTY. To secure the complete and timely payment, performance and satisfaction of all the Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all the Borrower's now owned or existing and hereafter acquired or arising:

                  (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof,
         (d) the goodwill of the Borrower's business symbolized by the foregoing and connected therewith, and (e) all the Borrower's rights corresponding thereto throughout the world (all the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in CLAUSES (a)-(e) in this PARAGRAPH 2(i), are sometimes hereinafter individually and/or collectively referred to as the "TRADEMARKS");

                  (ii) rights under or interest in any patent license agreements, trademark license agreements or service mark license agreements with any other party, whether the Borrower is a licensee or licensor under any such license agreement, including, without limitation, those patent license agreements, trademark license agreements and service mark license agreements listed on SCHEDULE B attached hereto and made a part hereof, in each case to the extent assignable without violation thereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Borrower and now or hereafter covered by such licenses (all the foregoing are hereinafter referred to collectively as the "LICENSES"); and

                  (iii) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all patented technology and know-how, and (e) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in CLAUSES (a)-(e) in this PARAGRAPH 2(iii) are sometimes hereinafter individually and/or collectively referred to as the "PATENTS").

                  3. RESTRICTIONS ON FUTURE AGREEMENTS. The Borrower will not, without the Administrative Agent's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and the Borrower further agrees that, without the Administrative Agent's prior written consent, it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect adversely affect the validity or enforcement of the rights transferred to the Administrative Agent under this Agreement or the rights associated with any Patents, Trademarks or Licenses, and in particular, the Borrower will not permit to lapse or become abandoned any Patent, Trademark or License; PROVIDED that nothing contained herein shall restrict the Borrower's ability to license its software in the ordinary course of its business consistent with prior practice.

                  4. NEW PATENTS, TRADEMARKS AND LICENSES. The Borrower represents and warrants that (a) the Patents and Trademarks listed on SCHEDULE A include all the registered patents, patent applications, trademarks, common law trademarks, trademark applications, registered service marks and service mark applications now owned or held by the Borrower, (b) the Licenses listed on SCHEDULE B include all the patent license agreements, trademark license agreements and service mark license agreements under which the Borrower is the licensee or licensor and which are material individually or in the aggregate to the operation of the business of the Borrower and (c) other than the rights of any party to the Licenses with respect to the Patents and the Trademarks, no Liens in such Patents, Trademarks and Licenses have been granted by the Borrower to any Person other than the Administrative Agent. If, prior to the termination of this Agreement, the Borrower shall (i) obtain rights to any new patentable inventions, trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any patent, patent application, license or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent or License or any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (iii) enter into any new patent license agreement, trademark license agreement or service mark license agreement, the provisions of PARAGRAPH 3 above shall automatically apply thereto. The Borrower shall give to the Administrative Agent written notice of events described in CLAUSES (i), (ii) and (iii) of the preceding sentence within 30 days of the occurrence of any such event. The Borrower hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending SCHEDULE A to include any future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications owned or held by Borrower or to prepare this Agreement for filing with the Patent and Trademark Office and by amending SCHEDULE B to include any patent license agreements, trademark license agreements and service mark license agreements to which Borrower becomes a party, which are Trademarks or Licenses under PARAGRAPH 2 above or under this PARAGRAPH 4, and (ii) by filing with the Patent and Trademark Office, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on SCHEDULE A or B thereto, as the case may be, such future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications, and patent license agreements, trademark license agreements and service mark license agreements.

                  5. ROYALTIES. The Borrower hereby agrees that the use by the Administrative Agent of the Patents, Trademarks and Licenses as authorized hereunder in connection with the Administrative Agent's exercise of its rights and remedies under PARAGRAPH 13 or pursuant to the Security Agreements shall be coextensive with the Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Administrative Agent and the Lenders to the Borrower.

                  6. FURTHER ASSIGNMENTS AND SECURITY INTERESTS. The Borrower agrees not to sell or assign its respective interests in, or grant any license under, the Patents, the Trademarks or the Licenses without the prior and express written consent of the Administrative Agent.

                  7. Nature and Continuation of the Administrative Agent's Security Interest; Termination of the Administrative Agent's Security Interest; Release of Collateral. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents, Trademarks and Licenses and shall terminate only when the Obligations have been paid in full in cash and the Credit Agreement and the Security Agreements have been terminated. Upon such termination and at the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Administrative Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Administrative Agent's security interest in the Patents, the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to this Agreement or the Security Agreements.

                  8. DUTIES OF THE BORROWER. Subject to the second sentence of this Section 8, the Borrower shall have the duty (i) to prosecute diligently any patent application, trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement and (ii) to make any application for and diligently prosecute the registration of (x) any trademark or service mark that the Borrower has not created as of the date hereof which the Administrative Agent, after consultation with the Borrower, reasonably determines may have significant value and (y) any unpatented but patentable invention. The Borrower further agrees (i) not to abandon any Trademark or License without the prior written consent of the Administrative Agent if such abandonment would have a Material Adverse Effect, and (ii) to use its reasonable best efforts to obtain and maintain in full force and effect the Patents, the Trademarks and the Licenses that are or shall be necessary or economically desirable in the operation of the Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by the Borrower. Neither the Administrative Agent nor any of the Lenders shall have any duty with respect to the Patents, Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Administrative Agent nor any of the Lenders shall be under any obligation to take any steps necessary to preserve rights in the Patents, the Trademarks or Licenses against any other parties, but the Administrative Agent may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Obligations secured hereby.

                  9. THE ADMINISTRATIVE AGENT'S RIGHT TO SUE. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Patents, the Trademarks and the Licenses and, if the Administrative Agent shall commence any such suit, the Borrower shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement. The Borrower shall, upon demand, promptly reimburse the Administrative Agent for all actual costs and expenses incurred by the Administrative Agent in the exercise of its rights under this PARAGRAPH 9 (including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent).

                  10. WAIVERS. The Administrative Agent's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Administrative Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Borrower and the Administrative Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement shall be deemed to have been suspended or waived by the Administrative Agent unless such suspension or waiver is in writing signed by an officer of the Administrative Agent and directed to the Borrower specifying such suspension or waiver.

                  11. SEVERABILITY. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 4 hereof or by a writing signed by the parties hereto.

                  13. CUMULATIVE REMEDIES; POWER OF ATTORNEY. The Borrower agrees, upon the request of the Administrative Agent and promptly following such request, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Borrower hereby irrevocably designates, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent in its sole and absolute discretion) as the Borrower's true and lawful attorney-in-fact, and authorizes the Administrative Agent and any of the Administrative Agent's designees, in the Borrower's or the Administrative Agent's name, from and after the occurrence and during the continuance of an Event of Default, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for the Administrative Agent in the use, prosecution or protection of the Patents, the Trademarks or the Licenses, (ii) to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) to grant or issue any exclusive or nonexclusive license under the Patents, the Trademarks or the Licenses, to anyone on commercially reasonable terms, and (iv) to take any other actions with respect to the Patents or the Trademarks or, to the extent permitted, the Licenses as the Administrative Agent deems in its own or the Lenders' best interest. The Borrower hereby ratifies all that such attorney shall lawfully do or, to the extent permitted, cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all the Obligations shall have been paid in full in cash and the Credit Agreement shall have been terminated. The Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Administrative Agent or the other Lenders under the Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

                  The Administrative Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. If an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise any of its remedies under
Section 9-504 or Section 9-505 of the Uniform Commercial Code with respect to the Patents, Trademarks and Licenses, the Borrower agrees to assign, convey and otherwise transfer all of its title in and to the Patents, the Trademarks and the Licenses to the Administrative Agent or any transferee of the Administrative Agent and to execute and deliver to the Administrative Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Administrative Agent's sole discretion, to effect such assignment, conveyance and transfer; PROVIDED that in the case of any Patents, Trademarks and Licenses licensed to the Borrower by third parties, such transfer shall be solely to the extent any of the foregoing are transferable pursuant to operative agreements between the Borrower and such third party. All the Administrative Agent's rights and remedies with respect to the Patents, the Trademarks and the Licenses, whether established hereby, by the Security Agreements, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that if an Event of Default has occurred and is continuing, the Administrative Agent may exercise any of the rights and remedies provided in this Agreement, the Security Agreements and any of the other Loan Documents. The Borrower agrees that any notification of intended disposition of any of the Patents, Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; PROVIDED, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances.

                  14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Lenders and its nominees, successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower; PROVIDED, that the Borrower shall not voluntarily assign or transfer its rights or obligations hereunder without the Administrative Agent's prior written consent.

                  15. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law (without regards to conflict of law provisions (other than Section 5-1401 of the General Obligations
Law)) of the State of New York, except for perfection and enforcement of security interests and liens in other jurisdictions to the extent the law of another jurisdiction is, pursuant to the laws of such jurisdiction, mandatorily applicable.

                  16. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in Section 9.2 of the Credit Agreement.

                  17. AUTHORITY OF ADMINISTRATIVE AGENT. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  18. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Agreement shall terminate, and the Administrative Agent, at the request and expense of the Borrower, will promptly execute and deliver to the Borrower the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Borrower (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

                  19. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Obligations is rescinded or must otherwise be restored or returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

                  20. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  22. SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS. The Borrower hereby irrevocably and unconditionally agrees that the terms of Section
9.13 of the Credit Agreement with respect to submission to jurisdiction and service of process shall apply equally to this Agreement.

                  23. WAIVER OF BOND. The Borrower waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on any of the Patents, Trademarks or Licenses or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Administrative Agent and the Borrower.

                  24. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE BORROWER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR

DELIVERED IN CONNECTION HEREWITH. EITHER THE BORROWER OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       AAVID THERMAL TECHNOLOGIES, INC.


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE
                                       as Administrative Agent

                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:

STATE OF             )
        -------------
                     )  SS

COUNTY OF            )
        -------------

                  On the _____ day of ___________, 2000, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at______________________________________;
that he/she is a _________________________ of Aavid Thermal Technologies, Inc., the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                                ----------------------------
                                                Notary Public

STATE OF              )
        --------------
                      )  SS
        --------------
COUNTY OF             )         --------------                  On the _____
day of ___________, 2000, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at______________________________________________;_ that he/she is a
_________________________ of Canadian Imperial Bank of Commerce, the entity described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by appropriate authority.

                                               -----------------------------
                                               Notary Public

                                   Schedule A

                                       to

     Amended and Restated Borrower Intellectual Property Security Agreement

                          Dated as of February 2, 2000

                TRADEMARKS, SERVICE MARKS, ETC., AND APPLICATIONS

     TRADEMARK           COUNTRY        APPLICATION NO.      REGISTRATION NO.
     ---------           -------        --------------       ----------------




                            PATENTS AND APPLICATIONS

                                   Schedule B

                                       to

     Amended and Restated Borrower Intellectual Property Security Agreement

                          Dated as of February 2, 2000

                               LICENSE AGREEMENTS

                                                                     EXHIBIT G-1
                                                             TO CREDIT AGREEMENT

            FORM OF AMENDED AND RESTATED BORROWER SECURITY AGREEMENT

                  AMENDED AND RESTATED SECURITY AGREEMENT, dated as of February 2, 2000, made by AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Borrower was required to enter into a Security Agreement dated as of October 21, 1999 (the "EXISTING SECURITY AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Borrower granted to the Existing Agent a security interest in certain collateral (the "EXISTING COLLATERAL");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Borrower shall have executed and delivered this Amended and Restated Security Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

                  WHEREAS, the Borrower and the Administrative Agent wish to amend and restate the Existing Security Agreement as set forth herein in order to, among other things, (i) reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement and (ii) make appropriate amendments to reflect changes in the Existing Collateral.

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "COLLATERAL" shall have the meaning assigned to it in
         Section 2.

                  "CONTRACTS" shall mean (a) any Merger Document to which the Borrower is a party, (b) any Hedging Agreement to which the Borrower is a party and (c) all other contracts executed from time to time by the Borrower, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Borrower to damages arising out of, or for, breach or default in respect thereof, (iii) all rights of the Borrower to receive Proceeds of any insurance, indemnity, warranty or guaranty with respect thereto and (iv) all rights of the Borrower to perform and to exercise all remedies thereunder.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent,

         Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "SECURITY AGREEMENT" shall mean this Amended and Restated Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Contracts;

                  (iv)     all Documents;

                  (v)      all Equipment;

                  (vi)     all General Intangibles;

                  (vii)    all Instruments;

                  (viii)   all Inventory;

                  (ix) all Investment Property; PROVIDED that with respect to the Capital Stock of any Foreign Subsidiary, such security interest, together with any security interest created through a pledge of such Investment Property pursuant to a Pledge Agreement, shall be in an amount equal to 65% of such Capital Stock or such higher percentage as may be allowed under Treas. Reg.
                           Section 1.956-2(c)(2) under the Code; and

                  (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to any Contract if the grant of such collateral assignment is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) prohibited by the terms of such Contract.

                  3. RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS; LIMITATIONS ON ADMINISTRATIVE AGENT'S AND LENDERS' OBLIGATIONS.

                  (a) BORROWER REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, upon written notice to the Borrower of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments due or to become due to the Borrower in respect thereof shall be made directly to the Administrative Agent and, upon such notification, and at the expense of the Borrower, to enforce collection of any such Accounts. The Administrative Agent may, at any time, in its own name or in the name of the Lenders or the Borrower communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (b) more than once in any 12-month period.

                  (c) COLLECTIONS ON ACCOUNTS. The Administrative Agent hereby authorizes the Borrower to collect the Accounts; PROVIDED that the Administrative Agent may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an

Event of Default, any payments of Accounts, when collected by the Borrower, shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly endorsed by the Borrower to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Borrower in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may lawfully be entitled to receive the same (it being understood that (i) prior to any Event of Default that is continuing, the Borrower shall be permitted to use such funds in the operation of its business in a manner consistent with the terms of the Credit Agreement and (ii) within fifteen days after the occurrence of any Event of Default, the Administrative Agent shall, in its sole discretion, either apply such funds in payment of the Obligations in such order as the Administrative Agent may elect or permit the Borrower to use such funds in the operation of its business). Upon the occurrence of an Event of Default that is continuing, at the Administrative Agent's request, the Borrower shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  (d) ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; PROVIDED that the Administrative Agent shall use its reasonable efforts to minimize any disruption of the Borrower's business resulting from such verifications. At any time and from time to time if the Administrative Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Borrower, that such examination is required, and so requests, the Borrower at its own expense shall cause independent public accountants or other parties that are not Affiliates of the Borrower and are reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (d) more than once in any 12-month period.

                  4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                  (a) TITLE; NO OTHER LIENS. Except as permitted under
Section 6.3 of the Credit Agreement, the Borrower owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under Section 6.3(e) of the Credit Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement and (ii) financing statements filed by lessors solely for information purposes in respect of "true" leases.

                  (b) PERFECTED FIRST PRIORITY LIENS. Except as permitted under Section 6.3(e) of the Credit Agreement, the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute valid and perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) ACCOUNTS. The amount represented by the Borrower to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Borrower keeps its records concerning the Accounts is One Eagle Square, Concord, New Hampshire 03301(1.)

                  (d) CONTRACTS. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Borrower) to any Contract is required in connection with the execution, delivery and performance by the Borrower of this Security Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of, or the validity or enforceability of, any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Borrower nor (to the best of the Borrower's knowledge) any other party to any Contract is in default in any material respect in the performance or observance of any of the terms thereof. The Borrower has fully performed in all material respects all its obligations under each Contract. The right, title and interest of the Borrower in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would

-------------
(1) Aavid to confirm.

materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Borrower as to any Contract. The Borrower has delivered to the Administrative Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Administrative Agent may request. No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (e) INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

                  (f) CHIEF EXECUTIVE OFFICE. The Borrower's chief executive office and chief place of business is located at One Eagle Square, Concord, New Hampshire 03301(2).

                  (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) GOVERNMENTAL OBLIGORS. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

                  (i) INVESTMENT PROPERTY. The Investment Property consists of the items set forth on Annex A.

                  5. COVENANTS. The Borrower covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

-------------
(2) Aavid to confirm.

                  (b) INDEMNIFICATION. The Borrower agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Borrower will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct.

                  (c) MAINTENANCE OF RECORDS. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Borrower will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Administrative Agent may request. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Borrower's books and records pertaining to the Collateral, and the Borrower shall, during the continuance of a Default under Section 7.1(a) of the Credit Agreement or
Section 7.1(c) of the Credit Agreement as it relates to Section 6.1 of the Credit Agreement, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Administrative Agent or to its representatives at the request of the Administrative Agent.

                  (d) RIGHT OF INSPECTION. The Administrative Agent and the Lenders shall at all times have full and free access during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, to all books, correspondence and records of the Borrower, and the Administrative Agent and the Lenders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Administrative Agent and the Lenders, at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall at all times and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (e) COMPLIANCE WITH LAWS. The Borrower will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Borrower's business; PROVIDED that the Borrower may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                  (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Borrower will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                  (g) PAYMENT OF OBLIGATIONS. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower's books in accordance with GAAP.

                  (h) LIMITATION ON LIENS ON COLLATERAL. The Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to
Section 6.6 of the Credit Agreement.

                  (j) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Subject to subsection (k) below, the Borrower will not (i) amend, modify, terminate or waive any provision of any Material Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account. As used in this clause (j), a "Material Contract" shall mean (x) any purchase order or license agreement by Fluent, Inc. with a value of more than $750,000 in any 12-month period or (y) any other contract with a stated duration (including any extension periods contained therein) of more than 12 months and with a value of more than $750,000.

                  (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l) MAINTENANCE OF EQUIPMENT. The Borrower will maintain each item of Equipment not subject to Section 6.6(a) of the Credit Agreement in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (m) MAINTENANCE OF INSURANCE. The Borrower will maintain, with financially sound and reputable companies, insurance policies as required under the Credit Agreement. All such policies shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent as loss payee of each such policy, (iv) name the Administrative Agent and the Lenders as insured to the extent of their interests under each such policy and (v) be reasonably satisfactory in all material respects to the Administrative Agent. The Borrower shall deliver to the Administrative Agent and each Lender upon request, full information as to the insurance carried, including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Administrative Agent.

                  (n) FURTHER IDENTIFICATION OF COLLATERAL. The Borrower will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (o) NOTICES. The Borrower will advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Borrower gives 30 days' prior written notice to the Administrative Agent, the Borrower will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading.

                  6.  ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) POWERS. The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the

Borrower and in the name of the Borrower or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) upon the occurrence and during the continuance of any
                        Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) OTHER POWERS. The Borrower also authorizes the Administrative Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in
SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) NO DUTY ON ADMINISTRATIVE AGENT OR LENDERS' PART. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7. PERFORMANCE BY ADMINISTRATIVE AGENT OF BORROWER'S OBLIGATIONS. If the Borrower fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby.

                  8. PROCEEDS. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) upon written notice by the Administrative Agent to the Borrower, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and, forthwith upon receipt by the Borrower, shall be turned over to the Administrative Agent in the exact form received by the Borrower (duly endorsed by the Borrower to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Borrower or otherwise) may, in the sole discretion of the Administrative Agent, (i) be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for the Obligations, and/or (ii) then or at any time thereafter either (x) be applied by the Administrative

Agent for the ratable benefit of the Lenders against the Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect, or (y) at the sole discretion of the Administrative Agent, be available for use by the Borrower in the operation of its business. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  9. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived to the maximum extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released to the maximum extent permitted by applicable law. The Borrower further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at such places as the Administrative Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(i)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. LIMITATION ON LINES OF BUSINESS. Nothing in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on the Borrower's activities as set forth in Section 6.14 of the Credit Agreement.

                  13. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Administrative Agent; PROVIDED that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

                  17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

                  18. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Borrower may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Borrower and, in the case of any Lender, to the Administrative Agent.

                  19. AUTHORITY OF ADMINISTRATIVE AGENT. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  20. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Borrower and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                         AAVID THERMAL TECHNOLOGIES, INC.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         CANADIAN IMPERIAL BANK OF
                                            COMMERCE, as Administrative Agent

                                         By:
                                            -----------------------------------
                                            Name
                                            Title:

                                                                      SCHEDULE I
                                                                     TO BORROWER
                                                              SECURITY AGREEMENT
                                                              ------------------

                        AAVID THERMAL TECHNOLOGIES, INC.




                              LOCATION OF INVENTORY
                              ---------------------


                              LOCATION OF EQUIPMENT
                              ---------------------

                                                                         ANNEX A
                                                                     TO BORROWER
                                                              SECURITY AGREEMENT
                                                              ------------------


                        AAVID THERMAL TECHNOLOGIES, INC.


                           LIST OF INVESTMENT PROPERTY
                           ---------------------------

                                                                   EXHIBIT G-2
                                                           TO CREDIT AGREEMENT

            FORM OF AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of February 2, 2000, made by AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Pledgor, as Borrower, Heat Holdings Corp., Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Pledgor has entered into a Credit Agreement dated as of October 21, 1999, among the Pledgor, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Pledgor upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Pledgor was required to enter into a Pledge Agreement dated as of October 21, 1999 (the "EXISTING PLEDGE AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Pledgor granted to the Existing Agent a security interest in certain collateral, including, but not limited to shares of Capital Stock of certain of its subsidiaries (the "EXISTING PLEDGED STOCK");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Pledgor have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Pledgor has consented to such assignment and delegations;

                  WHEREAS, the Pledgor, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Pledgor and of the Issuer to issue Letters of Credit under the Credit Agreement that the Pledgor shall have executed and delivered this Amended and Restated Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Pledgor and the Administrative Agent wish to amend the Existing Pledge Agreement as set forth herein in order to, among other things, (i) reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement and (ii) make appropriate amendments to reflect changes in the Existing Pledged Stock effected by the Pledgor prior to the date hereof in connection with the Merger.

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Pledgor under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL" shall mean the Pledged Securities and all Proceeds thereof.

                  "PLEDGE AGREEMENT" shall mean this Amended and Restated Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED DEBT" shall mean shall mean any now existing or future promissory note or instrument executed by a Person in favor of the Pledgor, other than the Subordinated Intercompany Notes.

                  "PLEDGED STOCK" shall mean all of the shares of Capital Stock of the entities listed on Schedule I and at any time held by the Pledgor, together with all certificates or instruments evidencing such shares, all share options, all of the right, title and interest of the Pledgor in and to all investment property in respect of such shares (including, without limitation, the profits, losses, income, gains, deductions, credits or similar items relating to such shares) or rights of any nature whatsoever that may be issued or granted to the Pledgor in respect of such shares while this Pledge Agreement is in effect.

                  "PLEDGED SECURITIES" shall mean the collective reference to the Pledged Stock and the Pledged Debt.

                  "PROCEEDS" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends, distributions, interest and principal or other income from, or in respect of, the Pledged Securities.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock and the Pledged Debt, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Pledgor's right, title and interest in, to and under the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  3. POWERS AND INSTRUCTIONS; ENDORSEMENTS. (a) Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated power covering such certificate, duly executed in blank by the Pledgor, and pledge instructions in form and substance satisfactory to the Administrative Agent.

                  (b) Concurrently with the delivery of the Pledged Debt to the Administrative Agent, the Pledgor shall deliver an undated endorsement covering such Pledged Debt, duly executed in blank by the Pledgor.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

                  (a) the shares of Pledged Stock listed on Schedule I represent that percentage as set forth in Schedule I of the issued and outstanding Capital Stock of the issuer in respect thereof;

                  (b) all of the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; PROVIDED that any such sale of the Pledged Securities would be subject to compliance with or an exemption from transfer restrictions under applicable securities laws;

                  (d) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Debt listed on
         Schedule II, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement.

                  (e) the Lien granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

                  (f) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning all contracts is located at One Eagle Square, Concord, New Hampshire 03301. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Administrative Agent, necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) If the Pledgor, as a result of its ownership of the Pledged Stock, shall become entitled to receive or shall receive any Capital Stock certificates or other securities of any issuer of Pledged Stock (including, without limitation, any certificate representing a distribution of Capital Stock in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the benefit of the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any issuer of Pledged Stock and any distribution of capital in respect of the Pledged Stock or any cash pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof shall, within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or (ii) paid over to the Pledgor for its use in the operation of its business, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the benefit of the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                  (b) If the Pledgor shall become entitled to receive or shall have received any Pledged Debt, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, together with an undated endorsement covering such Pledged Debt duly executed in blank by the Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Guarantee Obligations. Any sums paid upon or in respect of any Pledged Debt upon the bankruptcy, liquidation or dissolution of any of the makers of any such Pledged Debt shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Guarantee Obligations and shall within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or (ii) paid over to the Pledgor for its use in the operation of its business. If any sums of money or property so paid in respect of any such Pledged Debt shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Guarantee Obligations.

                  (c) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any issuer of Pledged Stock to issue Capital Stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock or other equity securities of any nature of any issuer of Pledged Stock (other than any Capital Stock or other equity securities constituting Management Shares), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Administrative Agent and the Lenders against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral.

                  (d) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (e) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  (f) The Pledgor agrees that, within 30 days of any corporation, limited liability company or similar entity becoming a Subsidiary (as defined in the Credit Agreement), in the case of shares of Capital Stock of such Subsidiary represented by one or more certificates, it shall (i) upon the request of the Administrative Agent, deliver to the Administrative Agent all such shares (or, in the case of any Foreign Subsidiary, 65% of such shares) owned by the Pledgor, together with, in each case, appropriate undated powers duly executed in blank and (ii) execute and deliver a new pledge agreement (or a supplement to this Pledge Agreement) covering such shares. Upon such delivery, such shares shall constitute a representation and warranty as of the date of such delivery that the representations and warranties contained in SECTION 4 above are true and correct on such date after giving effect to such delivery. The Pledgor shall also furnish to the Lenders such legal opinions confirming such representations and warranties as the Administrative Agent or any Lender may reasonably request.

                  6. CASH DIVIDENDS; VOTING RIGHTS. Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends, distributions, interest and principal paid on the Pledged Securities to the extent that such cash dividends, distributions, interest and principal are permitted in the Credit Agreement and applicable laws; PROVIDED that any such cash dividends, distributions, interest or principal received by the Pledgor during the pendency of any Default (but prior to the occurrence of an Event of Default) shall be returned promptly to the issuer of such cash dividends, distributions, interest or principal, and any such cash dividends, distributions, interest or principal received during the pendency of any Default but not returned prior to such Default becoming an Event of Default or during the pendency of any Event of Default shall be delivered promptly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Loan Documents or this Pledge Agreement.

                  7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all dividends, distributions, interest and principal paid in respect of the Pledged Securities, and to make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Stock, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged

Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Administrative Agent except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgor, any issuer of Pledged Stock, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any issuer of Pledged Stock, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the maximum extent permitted by law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  9. PRIVATE SALES. (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit any issuer of Pledged Stock or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer or the Pledgor would agree to do so.

                  (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this SECTION 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
SECTION 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Lenders or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. SECTION HEADINGS. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  16. NOTICES. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Pledgor and any issuer of Pledged Stock may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

                  17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs each issuer of Pledged Stock to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such issuer shall be fully protected in so complying.

                  18. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any issuer of Pledged Stock shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  19. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Pledge Agreement shall terminate, and the Administrative Agent, at the request of and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-2 or UCC-3, as applicable) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

                  20. COUNTERPARTS. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                          AAVID THERMAL TECHNOLOGIES, INC.


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:


                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE, as Administrative Agent


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                           ACKNOWLEDGMENT AND CONSENT

                  FLUENT HOLDINGS, INC., a Delaware corporation ("Fluent"), one of the issuers of Pledged Stock referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Fluent agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. Fluent further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of
SECTION 9 of the Pledge Agreement.

                                          FLUENT HOLDINGS, INC.


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:


                                          Address for Notices:



                                          With copies to:

                           ACKNOWLEDGMENT AND CONSENT

                  AAVID THERMAL PRODUCTS, INC., a Delaware corporation ("ATP"), one of the issuers of Pledged Stock referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. ATP agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. ATP further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of
SECTION 9 of the Pledge Agreement.

                                          AAVID THERMAL PRODUCTS, INC.


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:


                                          Address for Notices:



                                          With copies to:

                                                                                  SCHEDULE I
                                                                                 TO BORROWER
                                                                            PLEDGE AGREEMENT
                                                                            ----------------

                                 DESCRIPTION OF PLEDGED STOCK

Issuer of Pledged Stock              Class of        Certificate     No. of        Percentage of
-----------------------                 Stock            No.         Shares           Shares
                                        -----            ---         ------           ------



                                                                     SCHEDULE II
                                                                     TO BORROWER
                                                                PLEDGE AGREEMENT
                                                                ----------------

                          DESCRIPTION OF PLEDGED DEBT

         Issuer                  Date of Debt                  Amount of Debt
         ------                  ------------                  --------------


                                                                   EXHIBIT H TO
                                                           AMENDED AND RESTATED
                                                              CREDIT AGREEMENTS

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT"), entered into as of February 2, 2000, among (i) the several banks and financial institutions set forth on SCHEDULE I hereto as existing lenders
(the "EXISTING LENDERS"),(ii) the several banks and financial institutions set forth on SCHEDULE II hereto as lenders ("LENDERS"), (iii) Canadian Imperial Bank of Commerce, as agent for the Existing Lenders under the Existing Credit Agreement described below (in such capacity, the "EXISTING AGENT"), (iv) Canadian Imperial Bank of Commerce, as agent for the Lenders under the Credit Agreement described below (in such capacity, the "ADMINISTRATIVE AGENT"), (v) Bank Boston, N.A. as documentation agent (the "DOCUMENTATION AGENT"), (vi) CIBC World Markets Corp., as lead arranger and bookrunner under the Existing Credit Agreement (the "EXISTING ARRANGER"),
(vii) CIBC World Markets Corp., as lead arranger and bookrunner under the Credit Agreement (the "ARRANGER"), (viii) Canadian Imperial Bank of Commerce, as issuer of certain letters of credit under the Existing Credit Agreement (the "EXISTING ISSUER") and (ix) Canadian Imperial Bank of Commerce, as issuer of certain letters of credit under the Credit Agreement (the "ISSUER").

                              W I T N E S S E T H:

                  WHEREAS, the Existing Lenders, the Existing Agent, the Existing Issuer, the Existing Arranger, Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), are parties to the Credit Agreement dated as of October 21, 1999 (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Lenders, the Agent, the Issuer, the Arranger, Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., a Delaware corporation and Heat Holdings II, Corp., a Delaware corporation, are parties to the Amended and Restated Credit Agreement dated as of February 2, 2000 (the "CREDIT AGREEMENT");

                  WHEREAS, the Existing Agent and the Existing Lenders desire to assign all their right, title and interest in, to and under the Existing Credit Agreement, the Loan Documents (as defined in the Existing Credit Agreement) and the Collateral (as defined in the Existing Credit Agreement) and delegate all their obligations with respect thereto to the Lenders, and the Lenders desire to accept such assignment and delegation;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Unless otherwise defined herein, terms defined in the Existing Credit Agreement and used herein are used herein as defined therein.

         2. On the date hereof, the Existing Lenders hereby irrevocably sell, assign and transfer to the Lenders, without recourse, representation or warranty, and each Lender hereby irrevocably purchases, takes and assumes from the Existing Lenders, (a) on a pro rata basis, as set forth opposite such Lender's name on Schedule II, the presently outstanding Loans and other amounts owing to the Existing Lenders under the Existing Credit Agreement and the Notes and (b) all the Existing Lenders' right, title and interest in, to and under the Existing Credit Agreement, the Loan Documents and the Collateral.

         3. Each of the parties to this Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Agreement.

         4. By executing and delivering this Agreement, the Existing Lenders and the Lenders confirm to and agree with each other and the Existing Agent and the Administrative Agent as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Existing Lenders make no representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes (as defined in the Credit Agreement) or any other instrument or document furnished pursuant thereto; (ii) the Existing Lenders make no representation or warranty and assume no responsibility with respect to the financial condition of the Borrowr or any other Loan Party, or the performance or observance by any such Person of any of its obligations under the Credit Agreement, the Notes (as defined in the Credit Agreement) or any other instrument or document furnished pursuant hereto and (iii) each Lender will, independently and without reliance upon the Existing Agent, the Administrative Agent or the Existing Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

         5. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

         6. This Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as  Existing Agent

                                       By:_______________________________
                                            Name:
                                            Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE, as
                                       Administrative Agent

                                       By:_______________________________
                                            Name:
                                            Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE, as
                                       Existing Issuer

                                       By:_______________________________
                                            Name:
                                            Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE, as
                                       Existing Issuer

                                       By:_______________________________
                                            Name:
                                            Title:

                                       CIBC WORLD MARKETS CORP.,
                                       as Existing Arranger

                                       By:_______________________________
                                            Name:
                                            Title:

                                       CIBC WORLD MARKETS CORP.,
                                       as Arranger

                                       By:_______________________________
                                            Name:
                                            Title:

                                       EXISTING LENDERS:

                                       [_____________________________]

                                       By:___________________________
                                            Name:
                                            Title:

                                       LENDERS:

                                       [_____________________________]

                                       By:___________________________
                                          Name:
                                          Title:

Acknowledged and Consented to
this 31st day of January, 2000

AAVID THERMAL TECHNOLOGIES, INC.

By:___________________________
     Name:
     Title:

                                                                      EXHIBIT I
                                                                     TO AMENDED
                                                                   AND RESTATED
                                                                         CREDIT
                                                                      AGREEMENT

                           FORM CONTRIBUTION AGREEMENT

                  This CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of October 21, 1999 among (i) Aavid Thermal Technologies of Texas LLC, a Delaware limited liability company (successor by merger to Aavid Thermal Technologies of Texas, Inc., a New Hampshire corporation), (ii) Thermalloy Investment Co., Inc., a Delaware corporation (successor by merger to Thermalloy Investment Company, a Texas corporation), (iii) Thermalloy, Inc., a Delaware corporation (successor by merger to Thermalloy, Inc., a Nevada corporation),
(iv) Fluent Holdings, Inc., a Delaware corporation (successor by merger to Fluent, Inc., a New Hampshire corporation), (v) Applied Thermal Technologies LLC, a Delaware limited liability company (successor by merger to Applied Thermal Technologies, Inc., a New Hampshire corporation), (vi) Aavid Thermalloy, LLC, a Delaware limited liability company, (vii) Aavid Thermalloy SW, LLC, a Delaware limited liability company, (viii) Aavid Thermal Products, Inc., a Delaware corporation (successor by merger to Aavid Thermal Products, Inc., a New Hampshire corporation) (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES").

                              W I T N E S S E T H :

                  WHEREAS, Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), has entered into the Amended and Restated Credit Agreement dated as of February 2, 2000, among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the several banks and other financial institutions (the "LENDERS") from time to time party thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms used therein being used as therein defined);

                  WHEREAS, in connection therewith, each Subsidiary has entered into a Guarantee dated as of the date hereof in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which such Subsidiary has guaranteed all the Obligations of the Borrower (such Guarantees, as the same may be amended, supplemented or modified from time to time, are collectively referred to as the "SUBSIDIARY GUARANTEES"); and

                  WHEREAS, the Borrower, the Parent and Holding II, collectively own, directly or indirectly, all the Capital Stock of each of the Subsidiaries, and each of the Subsidiaries derives substantial benefit from the Borrower entering into the Credit Agreement and obtaining Loans thereunder;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereafter contained, and to induce each of the Subsidiaries to enter into its respective Subsidiary Guarantee, it is agreed as follows:

                  The parties agree as among themselves that, to the extent any payment of the Obligations of the Borrower is required to be made under a Subsidiary Guarantee, each Subsidiary shall be responsible for a portion of such payment equal to the product of (a) a fraction, the numerator of which is the net worth (determined in accordance with U.S. GAAP) of such Subsidiary on the date the Indebtedness which is the subject of such payment was incurred and the denominator of which is the aggregate net worth (computed as aforesaid) of the Subsidiaries (such fraction is referred to in the case of any Subsidiary as its "NET WORTH FRACTION"), MULTIPLIED BY (b) the amount of such payment (such product being such Subsidiary's "CONTRIBUTION AMOUNT"). To the extent that any Subsidiary (the "PAYING SUBSIDIARY") shall make a payment in respect of the Obligations of the Borrower under its Subsidiary Guarantee in excess of its Contribution Amount, each of the other Subsidiaries shall reimburse the Paying Subsidiary in an amount equal to the product of (x) such other Subsidiary's Net Worth Fraction multiplied by (y) such excess.

                  This Agreement is only intended to define the relative rights of the Subsidiaries, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiaries, jointly and severally, to pay to the Agents and the Lenders the Obligations as and when the same shall become due and payable in accordance with the terms of their respective Subsidiary Guarantees.

                  The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Subsidiaries to which such contribution is owing.

                  The parties hereto acknowledge and agree that the Administrative Agent, for the benefit of the Lenders and the Issuer, is an intended third-party beneficiary of this Agreement and that until the indefeasible payment of all the Obligations and the termination of the Commitments, this Agreement may not be terminated, amended or modified in a manner that would adversely affect either Agent or the Lenders without the prior written consent of the Administrative Agent.

                  The parties hereto acknowledge and agree that this Agreement has been entered into so as to support the arrangement set forth in the Credit Agreement which is governed by the laws of the State of New York. The parties hereto desire that this Agreement be interpreted in a manner consistent with the interpretation of the Credit Agreement and to that end have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of New York and in such selection have relied, among other items, upon Section 5-1401 of the General Obligations Law of the State of New York.

                  IN WITNESS WHEREOF, each of the Subsidiaries has executed and delivered this Agreement as of the date first above written.

                                      Aavid Thermal Technologies of Texas LLC

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Thermalloy Investment Co., Inc.,

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Thermalloy, Inc.

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Fluent Holdings, Inc.

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Applied Thermal Technologies LLC

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Aavid Thermalloy, LLC

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Aavid Thermalloy SW, LLC

                                      By:  ___________________________
                                           Name:
                                           Title:

                                      Aavid Thermal Products, Inc.

                                      By:  ___________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT J
                                                             TO CREDIT AGREEMENT

                       FORM OF HEAT HOLDINGS II GUARANTEE

GUARANTEE (this "GUARANTEE"), dated as of February 2, 2000 made by HEAT HOLDINGS II CORP., a Delaware corporation (the "GUARANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Grantor, Heat Holdings Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER"), and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, the Guarantor will derive direct and indirect benefit from the making of the Loan and the issuance of the letters of credit to the Borrower;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and the Issuer to issue Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make the Loans to the Borrower under the Credit Agreement, the Guarantor hereby agrees with and for the benefit of the Administrative Agent and the Lenders as follows:

                  1. DEFINED TERMS. As used in this Guarantee, terms defined in the Credit Agreement are used herein as therein defined, and the following term shall have the following meanings:

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, the Guarantor, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Guarantor, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Guarantor, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  2. GUARANTEE. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and the Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

                                (b) No payment or payments made by the Borrower,
any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                                (c) The Guarantor agrees that whenever, at any
time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

                  3. RIGHT OF SETOFF. Upon the occurrence of any Event of Default specified in the Credit Agreement, the Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time without notice to the Guarantor or any other guarantor, any such notice being expressly waived by the Guarantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent and/or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, the Security Documents, any other Loan Document, any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender agrees to notify the Guarantor promptly of any such setoff and the application made by the Administrative Agent or such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.

                  4. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Administrative Agent or any Lender, until all Obligations have been irrevocably and indefeasibly paid in full in cash (and therefore the payment thereof is no longer subject to being set aside or returned under applicable law), the Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or may hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lenders and the Administrative Agent against the Borrower or any security which the Lenders and the Administrative Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; PROVIDED that if the foregoing standstill is not sufficient to permit indefeasible payment in full of all the Obligations, then the Guarantor shall be deemed to have waived any such claim, right or remedy to the maximum extent permitted by law. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  5. AMENDMENTS, ETC, WITH RESPECT TO THE OBLIGATIONS: WAIVER OF RIGHTS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, in accordance with the terms of such agreement, by the Administrative Agent or any Lender and the Credit Agreement, the Notes, the Security Documents, the other Loan Documents, any Hedging Agreement with either Agent or Lender and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of such agreement, as the Administrative Agent and/or any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

                  6. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor and the Administrative

Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the Notes, any of the Security Documents, any other Loan Document, any of the obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

                  7. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  8. PAYMENTS. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent for the benefit or the Lenders without setoff or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017 or such other location as the Administrative Agent may from time to time direct the Guarantor.

                  9. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

                                (a)       the Guarantor has the corporate power
and authority, and the legal right, to execute, deliver and perform its obligations under, this Guarantee and the other Loan Documents to which the Guarantor is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Loan Documents to which the Guarantor is a party;

                                (b)       this Guarantee and the other Loan
Documents to which the Guarantor is a party each constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law);

                                (c)      the execution, delivery and performance
by the Guarantor of this Guarantee or any other Loan Document to which the Guarantor is a party will not violate any Requirement of Law or Contractual Obligation of the Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any such Requirement of Law or Contractual Obligation except Liens created pursuant to the Loan Documents; and

                                (d)      no consent or authorization of, filing
with or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any other Loan Document to which the Guarantor is a party.

                  The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

                  10. SEVERABILITY. (a) Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                (b)      The parties hereto have agreed as
provided in SECTION 13 of this Guarantee and in the Credit Agreement, that New York law is to govern, among other matters, the amount of interest that may lawfully be charged, received or contracted for in connection with the Obligations. If, notwithstanding such agreement, a court of competent jurisdiction applies the law of any other jurisdiction to such interest, then the following shall apply:

                  It is expressly stipulated and agreed to be the intent of the Guarantor and the Administrative Agent at all times to comply with applicable state law governing the maximum rate or amount of interest payable with respect to the Obligations (or applicable United States federal law to the extent that it permits the Administrative Agent to contract for, charge, take, reserve or receive a greater amount of interest than under state law, including, without limitation, 12 U.S.C. Section 85 (1994)). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Obligations or under this Guarantee, or contracted for, charged, taken, reserved or received with respect to the Obligations, then it is the Guarantor's and the Administrative Agent's express intent that all excess amounts theretofore collected by the Administrative Agent be credited on the principal balance of the Obligations (or, if the Obligations have been or would thereby be paid in full, refunded to the Guarantor), and the provisions of this Guarantee and all other documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

                  11. SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  12. NO WAIVER: CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  13. INTEGRATION; WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent; provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and their and their respective successors and assigns. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF

CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  14. NOTICES. All notices, requests and demands to or upon the Guarantor or the Administrative Agent or any Lender to be effective shall be in writing or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to a party at the address provided for such party in the Credit Agreement or set forth under its signature below, as the case may be.

                  15. SUBMISSION TO JURISDICTION: WAIVERS. (A) The Guarantor hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Loan Document to which it is party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth below or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                                (B) THE GUARANTOR AND THE ADMINISTRATIVE AGENT
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                          HEAT HOLDINGS II CORP.

                                          By:  ___________________________
                                                   Name:
                                                   Title:

                                          Address for Notices:

                                          c/o Willis Stein & Partners
                                          227 West Monroe Street, Suite 4300
                                          Chicago, IL  60606

                                                                       EXHIBIT K
                                                             TO CREDIT AGREEMENT

                    FORM OF HEAT HOLDINGS II PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of February 2, 2000 made by HEAT HOLDINGS II CORP., a Delaware corporation (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Pledgor, Heat Holdings Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the

Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL" shall mean the Pledged Stock and all Proceeds thereof.

                  "GUARANTEE" shall mean the Guarantee dated as of the date hereof by the Pledgor in favor of the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATIONS" shall mean all obligations of the Pledgor under the Guarantee including, without limitation, in respect of the Obligations to the extent set forth in the Guarantee.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "PLEDGE AGREEMENT" shall mean this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED STOCK" shall mean all of the units of Capital Stock of the entities listed on Schedule I and at any time held by the Pledgor, together with all certificates or instruments evidencing such units, all unit options, all of the right, title and interest of the Pledgor in and to all investment property in respect of such units (including, without limitation, the profits, losses, income, gains, deductions, credits or similar items relating to such units) or rights of any nature whatsoever that may be issued or granted to the Pledgor in respect of such units while this Pledge Agreement is in effect.

                  "PROCEEDS" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends, distributions, interest and principal or other income from, or in respect of, the Pledged Stock.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock represented by certificates, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Pledgor's right, title and interest in, to and under the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations.

                  3. POWERS AND INSTRUCTIONS. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more units of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated power covering such certificate, duly executed in blank by the Pledgor, and pledge instructions and a transaction statement in form and substance satisfactory to the Administrative Agent.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

                  (a) the units of Pledged Stock listed on Schedule I represent that percentage as set forth in Schedule I of the issued and outstanding Capital Stock of the issuer in respect thereof;

                  (b) all the units of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on
         Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; PROVIDED that any such sale of the Pledged Stock would be subject to compliance with or an exemption from transfer restrictions under applicable securities laws;

                  (d) upon delivering to the Administrative Agent of certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

                  (e) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning all contracts is located at c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, IL 60606. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Administrative Agent, necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) If the Pledgor, as a result of its ownership of the Pledged Stock, shall become entitled to receive or shall receive any Capital Stock certificates of any issuer of Pledged Stock (including, without limitation, any certificate representing a distribution of Capital Stock in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the benefit of the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Guarantee Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any issuer of Pledged Stock and any distribution of capital in respect of the Pledged Stock or any cash pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof shall, within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or (ii) paid over to the Pledgor for its use in the operation of its business, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Guarantee Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the benefit of the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Guarantee Obligations.

                  (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any issuer of Pledged Stock to issue Capital Stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock or other equity securities of any nature of any issuer of Pledged Stock (other than any Capital Stock or other equity securities constituting Management Shares), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Administrative Agent and the Lenders against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  (e) The Pledgor agrees that, within 30 days of any corporation, limited liability company or similar entity becoming a Subsidiary (as defined in the Credit Agreement), in the case of units of Capital Stock of such Subsidiary represented by one or more certificates, it shall (i) upon the request of the Administrative Agent, deliver to the Administrative Agent all such units (or, in the case of any Foreign Subsidiary, 65% of such units) owned by the Pledgor, together with, in each case, appropriate undated powers duly executed in blank and (ii) execute and deliver a new pledge agreement (or a supplement to this Pledge Agreement) covering such units. Upon such delivery, such units shall constitute a representation and warranty as of the date of such delivery that the representations and warranties contained in SECTION 4 above are true and correct on such date after giving effect to such delivery. The Pledgor shall also furnish to the Lenders such legal opinions confirming such representations and warranties as the Administrative Agent or any Lender may reasonably request.

                  6.       CASH DISTRIBUTIONS; VOTING RIGHTS.

                  Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends, distributions, interest and principal paid on the Pledged Stock to the extent that such cash dividends, distributions, interest and principal are permitted in the Credit Agreement and applicable laws; PROVIDED that any such cash dividends, distributions, interest or principal received by the Pledgor during the pendency of any Default (but prior to the occurrence of an Event of Default) shall be returned promptly to the issuer of such cash dividends, distributions, interest or principal, and any such cash dividends, distributions, interest or principal received during the pendency of any Default but not returned prior to such Default becoming an Event of Default or during the pendency of any Event of Default shall be delivered promptly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and limited liability company rights with respect to the Pledged Stock; PROVIDED that no vote shall be cast or limited liability company right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Loan Documents or this Pledge Agreement.

                  7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all dividends, distributions, interest and principal paid in respect of the Pledged Stock, and to make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, limited liability company and other rights pertaining to the Pledged Stock, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Administrative Agent except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgor, any issuer of Pledged Stock, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any issuer of Pledged Stock, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the maximum extent permitted by law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  9. PRIVATE SALES. (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any issuer of Pledged Stock or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer or the Pledgor would agree to do so.

                  (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this SECTION 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Lenders or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. SECTION HEADINGS. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  16. NOTICES. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Pledgor and any issuer of Pledged Stock may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

                  17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs each issuer of Pledged Stock to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such issuer shall be fully protected in so complying.

                  18. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any issuer of Pledged Stock shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  19. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Pledge Agreement shall terminate, and the Administrative Agent, at the request of and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-2 or UCC-3, as applicable) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

                  20. COUNTERPARTS. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                          HEAT HOLDINGS II CORP.

                                          By: ____________________________

                                              Name:
                                              Title:

                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE, as Administrative Agent

                                          By: ____________________________
                                              Name:
                                              Title:

                           ACKNOWLEDGMENT AND CONSENT

                  Aavid Thermalloy LLC, a Delaware limited liability company ("ATLLC"), hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. ATLLC agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. ATLLC further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of
SECTION 9 of the Pledge Agreement.

                                            AAVID THERMALLOY LLC

                                            By: ____________________________

                                                  Name:
                                                  Title:

                                            Address for Notices:

                                            With copies to:

                                                                      SCHEDULE I
                                                             TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK

                                                Class of      Certificate        Number           Percentage
                  Issuer                          Units         Number          of Units           of Units
                  -------                         -----         -------         --------           --------
Aavid Thermalloy LLC, a Delaware limited
liability company.

                                                                       EXHIBIT L
                                                             TO CREDIT AGREEMENT


                   FORM OF HEAT HOLDINGS II SECURITY AGREEMENT

                  SECURITY AGREEMENT, dated as of February 2, 2000, made by HEAT HOLDINGS II CORP., a Delaware corporation (the "GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Grantor, Heat Holdings Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER"), and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the

Credit Agreement that the Grantor shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "COLLATERAL" shall have the meaning assigned to it in Section
         2.

                  "CONTRACTS" shall mean all contracts executed from time to time by the Grantor, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

                  "GUARANTEE" shall mean the Guarantee dated as of the date hereof by the Pledgor in favor of the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATIONS" shall mean all obligations of the Grantor under the Guarantee including, without limitation, in respect of the Obligations to the extent set forth in the Guarantee.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "SECURITY AGREEMENT" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, the Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Contracts;

                  (iv)     all Documents;

                  (v)      all Equipment;

                  (vi)     all General Intangibles;

                  (vii)    all Instruments;

                  (viii)   all Inventory;

                  (ix) all Investment Property; PROVIDED that with respect to the Capital Stock of any Foreign Subsidiary, such security interest, together with any security interest created through a pledge of such Investment Property pursuant to a Pledge Agreement, shall be in an amount equal to 65% of such Capital Stock or such higher percentage as may be allowed under Treas. Reg.
                           Section 1.956-2(c)(2) under the Code; and

                  (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to any Contract if the grant of such collateral assignment is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) prohibited by the terms of such Contract.

                  3. RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS; LIMITATIONS ON ADMINISTRATIVE AGENT'S AND LENDERS' OBLIGATIONS.

                  (a) GRANTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, upon written notice to the Grantor of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments due or to become due to the Grantor in respect thereof shall be made directly to the Administrative Agent and, upon such notification, and at the expense of the Grantor, to enforce collection of any such Accounts. The Administrative Agent may, at any time, in its own name or in the name of the Lenders or the Grantor communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (b) more than once in any 12-month period.

                  (c) COLLECTIONS ON ACCOUNTS. The Administrative Agent hereby authorizes the Grantor to collect the Accounts; PROVIDED that the Administrative Agent may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Grantor in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all the Guarantee Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Guarantee Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may lawfully be entitled to receive the same (it being understood that (i) prior to any Event of Default that is continuing, the Grantor shall be permitted to use such funds in the operation of its business in a manner consistent with the terms of the Credit Agreement and (ii) within fifteen days after the occurrence of any Event of Default, the Administrative Agent shall, in its sole discretion, either apply such funds in payment of the Guarantee Obligations in such order as the Administrative Agent may elect or permit the Grantor to use such funds in the operation of its business). Upon the occurrence of an Event of Default that is continuing, at the Administrative Agent's request, the Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  (d) ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; PROVIDED that the Administrative Agent shall use its reasonable efforts to minimize any disruption of the Grantor's business resulting from such verifications. At any time and from time to time if the Administrative Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Grantor, that such examination is required, and so requests, the Grantor at its own expense shall cause independent public accountants or other parties that are not Affiliates of the Grantor and are reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (d) more than once in any 12-month period.

                  4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants that:

                  (a) TITLE; NO OTHER LIENS. Except as permitted under Section
6.3 of the Credit Agreement, the Grantor owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under
Section 6.3(e) of the Credit Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement and (ii) financing statements filed by lessors solely for information purposes in respect of "true" leases.

                  (b) PERFECTED FIRST PRIORITY LIENS. Except as permitted under
Section 6.3(e) of the Credit Agreement, the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute valid and perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) ACCOUNTS. The amount represented by the Grantor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Grantor keeps its records concerning the Accounts is c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, IL 60606.

                  (d) CONTRACTS. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Grantor) to any Contract is required in connection with the execution, delivery and performance by the Grantor of this Security Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by the Grantor of, or the validity or enforceability of, any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Grantor nor (to the best of the Grantor's knowledge) any other party to any Contract is in default in any material respect in the performance or observance of any of the terms thereof. The Grantor has fully performed in all material respects all its obligations under each Contract. The right, title and interest of the Grantor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to any Contract. The Grantor has delivered to the Administrative Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Administrative Agent may request. No amount payable to the Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (e) INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

                  (f) CHIEF EXECUTIVE OFFICE. The Grantor's chief executive office and chief place of business is located at c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, IL 60606.

                  (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) GOVERNMENTAL OBLIGORS. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

                  (i) INVESTMENT PROPERTY. The Investment Property consists of the items set forth on Annex A.

                  5. COVENANTS. The Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

                  (b) INDEMNIFICATION. The Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct.

                  (c) MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Administrative Agent may request. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Grantor's books and records pertaining to the Collateral, and the Grantor shall, during the continuance of a Default under
Section 7.1(a) of the Credit Agreement or Section 7.1(c) of the Credit Agreement as it relates to Section 6.1 of the Credit Agreement, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Administrative Agent or to its representatives at the request of the Administrative Agent.

                  (d) RIGHT OF INSPECTION. The Administrative Agent and the Lenders shall at all times have full and free access during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, to all books, correspondence and records of the Grantor, and the Administrative Agent and the Lenders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent and the Lenders, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall at all times and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (e) COMPLIANCE WITH LAWS. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; PROVIDED that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                  (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                  (g) PAYMENT OF OBLIGATIONS. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Grantor's books in accordance with GAAP.

                  (h) LIMITATION ON LIENS ON COLLATERAL. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section 6.6 of the Credit Agreement.

                  (j) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Subject to subsection (k) below, the Grantor will not (i) amend, modify, terminate or waive any provision of any Material Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account. As used in this clause (j), a "Material Contract" shall mean any contract with a stated duration (including any extension periods contained therein) of more than 12 months and with a value of more than $750,000.

                  (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l) MAINTENANCE OF EQUIPMENT. The Grantor will maintain each item of Equipment not subject to Section 6.6(a) of the Credit Agreement in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (m) MAINTENANCE OF INSURANCE. The Grantor will maintain, with financially sound and reputable companies, insurance policies as required under the Credit Agreement. All such policies shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent as loss payee of each such policy,
(iv) name the Administrative Agent and the Lenders as insured to the extent of their interests under each such policy and (v) be reasonably satisfactory in all material respects to the Administrative Agent. The Grantor shall deliver to the Administrative Agent and each Lender upon request, full information as to the insurance carried, including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Administrative Agent.

                  (n) FURTHER IDENTIFICATION OF COLLATERAL. The Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (o) NOTICES. The Grantor will advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and
(ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Grantor gives 30 days' prior written notice to the Administrative Agent, the Grantor will not
(i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading.

                  6. ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) POWERS. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Grantor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) OTHER POWERS. The Grantor also authorizes the Administrative Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in
SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) NO DUTY ON ADMINISTRATIVE AGENT'S OR LENDERS' PART. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the

Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7. PERFORMANCE BY ADMINISTRATIVE AGENT OF GRANTOR'S OBLIGATIONS. If the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Grantor to the Administrative Agent on demand and shall constitute Guarantee Obligations secured hereby.

                  8. PROCEEDS. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing
(a) upon written notice by the Administrative Agent to the Grantor, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor, and, forthwith upon receipt by the Grantor, shall be turned over to the Administrative Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Administrative Agent, (i) be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for the Guaranteed Obligations, and/or (ii) then or at any time thereafter either (x) be applied by the Administrative Agent for the ratable benefit of the Lenders against the Guarantee Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect, or (y) at the sole discretion of the Administrative Agent, be available for use by the Grantor in the operation of its business. Any balance of such Proceeds remaining after the Guarantee Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

                  9. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Guarantee Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived to the maximum extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released to the maximum extent permitted by applicable law. The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at such places as the Administrative Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Guarantee Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(i)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guarantee Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. LIMITATION ON LINES OF BUSINESS. Nothing in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on the Grantor's activities as set forth in Section 6.14 of the Credit Agreement.

                  13. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent; PROVIDED that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

                  17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

                  18. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Grantor may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Grantor and, in the case of any Lender, to the Administrative Agent.

                  19. AUTHORITY OF ADMINISTRATIVE AGENT. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  20. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                   HEAT HOLDINGS II CORP.


                                   By: _________________________________________
                                           Name:
                                           Title:


                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Administrative Agent


                                   By: _________________________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE I
                                                           TO SECURITY AGREEMENT


                             HEAT HOLDINGS II CORP.

                                    [ADDRESS]

                              LOCATION OF INVENTORY





                              LOCATION OF EQUIPMENT

                                                                         ANNEX A
                                                           TO SECURITY AGREEMENT


                             HEAT HOLDINGS II CORP.

                                    [ADDRESS]



                           LIST OF INVESTMENT PROPERTY

                                                                       EXHIBIT M
                                                             TO CREDIT AGREEMENT

                         FORM OF PARENT PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of February 2, 2000 made by HEAT HOLDINGS CORP., a Delaware corporation (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Pledgor, Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the

Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL" shall mean the Pledged Stock and all Proceeds thereof.

                  "GUARANTEE OBLIGATIONS" shall mean all obligations of the Pledgor under the Parent Guarantee including, without limitation, in respect of the Obligations to the extent set forth in the Parent Guarantee.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "PLEDGE AGREEMENT" shall mean this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED STOCK" shall mean all of the units of Capital Stock of the entities listed on Schedule I and at any time held by the Pledgor, together with all certificates or instruments evidencing such units, all unit options, all of the right, title and interest of the Pledgor in and to all investment property in respect of such units (including, without limitation, the profits, losses, income, gains, deductions, credits or similar items relating to such units) or rights of any nature whatsoever that may be issued or granted to the Pledgor in respect of such units while this Pledge Agreement is in effect.

                  "PROCEEDS" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends, distributions, interest and principal or other income from, or in respect of, the Pledged Stock.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock represented by certificates, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Pledgor's right, title and interest in, to and under the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations.

                  3. POWERS AND INSTRUCTIONS. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated power covering such certificate, duly executed in blank by the Pledgor and pledge instructions in form and substance satisfactory to the Administrative Agent.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

                  (a) the shares of Pledged Stock listed on Schedule I represent that percentage as set forth in Schedule I of the issued and outstanding Capital Stock of the issuer in respect thereof;

                  (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on
         Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; PROVIDED that any such sale of the Pledged Stock would be subject to compliance with or an exemption from transfer restrictions under applicable securities laws;

                  (d) upon delivering to the Administrative Agent of certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

                  (e) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning all contracts is located at c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, IL 60606. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Administrative Agent, necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) If the Pledgor, as a result of its ownership of the Pledged Stock, shall become entitled to receive or shall receive any Capital Stock certificates of any issuer of Pledged Stock (including, without limitation, any certificate representing a distribution of Capital Stock in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the benefit of the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Guarantee Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any issuer of Pledged Stock and any distribution of capital in respect of the Pledged Stock or any cash pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof shall, within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or (ii) paid over to the Pledgor for its use in the operation of its business, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Guarantee Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the

         Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the benefit of the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Guarantee Obligations.

                  (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any issuer of Pledged Stock to issue Capital Stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock or other equity securities of any nature of any issuer of Pledged Stock (other than any Capital Stock or other equity securities constituting Management Shares), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Administrative Agent and the Lenders against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  (e) The Pledgor agrees that, within 30 days of any corporation, limited liability company or similar entity becoming a Subsidiary (as defined in the Credit Agreement), in the case of shares of Capital Stock of such Subsidiary represented by one or more certificates, it shall (i) upon the request of the Administrative Agent, deliver to the Administrative Agent all such shares (or, in the case of any Foreign Subsidiary, 65% of such shares) owned by the Pledgor, together with, in each case, appropriate undated powers duly executed in blank and (ii) execute and deliver a new pledge agreement (or a supplement to this Pledge Agreement) covering such shares. Upon such delivery, such shares shall constitute a representation and warranty as of the date of such delivery that the representations and warranties contained in SECTION 4 above are true and correct on such date after giving effect to such delivery. The Pledgor shall also furnish to the Lenders such legal opinions confirming such representations and warranties as the Administrative Agent or any Lender may reasonably request.

                  6.       CASH DISTRIBUTIONS; VOTING RIGHTS.

                  Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends, distributions, interest and principal paid on the Pledged Stock to the extent that such cash dividends, distributions, interest and principal are permitted in the Credit Agreement and applicable laws; PROVIDED that any such cash dividends, distributions, interest or principal received by the Pledgor during the pendency of any Default (but prior to the occurrence of an Event of Default) shall be returned promptly to the issuer of such cash dividends, distributions, interest or principal, and any such cash dividends, distributions, interest or principal received during the pendency of any Default but not returned prior to such Default becoming an Event of Default or during the pendency of any Event of Default shall be delivered promptly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and limited liability company rights with respect to the Pledged Stock; PROVIDED that no vote shall be cast or limited liability company right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Loan Documents or this Pledge Agreement.

                  7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all dividends, distributions, interest and principal paid in respect of the Pledged Stock, and to make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, limited liability company and other rights pertaining to the Pledged Stock, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Administrative Agent except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgor, any issuer of Pledged Stock, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any issuer of Pledged Stock, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the maximum extent permitted by law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  9. PRIVATE SALES. (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any issuer of Pledged Stock or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer or the Pledgor would agree to do so.

                  (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this SECTION 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Lenders or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. SECTION HEADINGS. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  16. NOTICES. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Pledgor and any issuer of Pledged Stock may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

                  17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs each issuer of Pledged Stock to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such issuer shall be fully protected in so complying.

                  18. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any issuer of Pledged Stock shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  19. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Pledge Agreement shall terminate, and the Administrative Agent, at the request of and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-2 or UCC-3, as applicable) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

                  20. COUNTERPARTS. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                          HEAT HOLDINGS CORP.

                                          By: ____________________________
                                               Name:
                                               Title:

                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE, as Administrative Agent

                                          By: ____________________________
                                               Name:
                                               Title:

                           ACKNOWLEDGMENT AND CONSENT

                  Aavid Thermal Technologies, Inc., a Delaware corporation, ("ATT") the Borrower referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. ATT agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. ATT further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.

                                            HEAT HOLDINGS CORP.

                                            By: ____________________________
                                                Name:
                                                Title:

                                            Address for Notices:

                                            With copies to:

                                                                      SCHEDULE I
                                                                   TO SUBSIDIARY
                                                                PLEDGE AGREEMENT

                                                    DESCRIPTION OF PLEDGED STOCK

                                                Class of      Certificate        Number           Percentage
                  Issuer                          Units         Number          of Units           of Units
                  ------                          -----         ------          --------           --------
Aavid Thermal Technologies, Inc., a
Delaware corporation

                                                                       EXHIBIT N
                                                             TO CREDIT AGREEMENT

                        FORM OF PARENT SECURITY AGREEMENT

                  SECURITY AGREEMENT, dated as of February 2, 2000, made by HEAT HOLDINGS CORP., a Delaware corporation (the "GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), the Grantor, Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER"), and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the

Credit Agreement that the Grantor shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "COLLATERAL" shall have the meaning assigned to it in Section

         2.

                  "CONTRACTS" shall mean all contracts executed from time to time by the Grantor, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

                  "GUARANTEE OBLIGATIONS" shall mean all obligations of the Grantor under the Parent Guarantee including, without limitation, in respect of the Obligations to the extent set forth in the Parent Guarantee.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "SECURITY AGREEMENT" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, the Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Contracts;

                  (iv)     all Documents;

                  (v)      all Equipment;

                  (vi)     all General Intangibles;

                  (vii)    all Instruments;

                  (viii)   all Inventory;

                  (ix) all Investment Property; PROVIDED that with respect to the capital stock of any Subsidiary of the Grantor which is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code, such security interest, together with any security interest created through a pledge of such Investment Property pursuant to a Pledge Agreement, shall be in an amount equal to 65% of such Capital Stock or such higher percentage as may be allowed under Treas. Reg. ss. 1.956-2(c)(2) under the Code; and

                  (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to any Contract if the grant of such collateral assignment is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) prohibited by the terms of such Contract.

                  3. RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS; LIMITATIONS ON ADMINISTRATIVE AGENT'S AND LENDERS' OBLIGATIONS.

                  (a) GRANTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, upon written notice to the Grantor of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments due or to become due to the Grantor in respect thereof shall be made directly to the Administrative Agent and, upon such notification, and at the expense of the Grantor, to enforce collection of any such Accounts. The Administrative Agent may, at any time, in its own name or in the name of the Lenders or the Grantor communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (b) more than once in any 12-month period.

                  (c) COLLECTIONS ON ACCOUNTS. The Administrative Agent hereby authorizes the Grantor to collect the Accounts; PROVIDED that the Administrative Agent may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Grantor in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all the Guarantee Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Guarantee Obligations in such order as the Administrative
Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may lawfully be entitled to receive the same
(it being understood that (i) prior to any Event of Default that is continuing, the Grantor shall be permitted to use such funds in the operation of its business in a manner consistent with the terms of the Credit Agreement and (ii) within fifteen days after the occurrence of any Event of Default, the Administrative Agent shall, in its sole discretion, either apply such funds in payment of the Obligations in such order as the Administrative Agent may elect or permit the Grantor to use such funds in the operation of its business). Upon the occurrence of an Event of Default that is continuing, at the Administrative Agent's request, the Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  (d) ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; PROVIDED that the Administrative Agent shall use its reasonable efforts to minimize any disruption of the Grantor's business resulting from such verifications. At any time and from time to time if the Administrative Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Grantor, that such examination is required, and so requests, the Grantor at its own expense shall cause independent public accountants or other parties that are not Affiliates of the Grantor and are reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (d) more than once in any 12-month period.

                  4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants that:

                  (a) TITLE; NO OTHER LIENS. Except as permitted under Section
6.3 of the Credit Agreement, the Grantor owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under Section 6.3(e) of the Credit Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement and (ii) financing statements filed by lessors solely for information purposes in respect of "true" leases.

                  (b) PERFECTED FIRST PRIORITY LIENS. Except as permitted under
Section 6.3(e) of the Credit Agreement, the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute valid and perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) ACCOUNTS. The amount represented by the Grantor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Grantor keeps its records concerning the Accounts is c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, IL 60606.

                  (d) CONTRACTS. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Grantor) to any Contract is required in connection with the execution, delivery and performance by the Grantor of this Security Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by the Grantor of, or the validity or enforceability of, any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Grantor nor (to the best of the Grantor's knowledge) any other party to any Contract is in default in any material respect in the performance or observance of any of the terms thereof. The Grantor has fully performed in all material respects all its obligations under each Contract. The right, title and interest of the Grantor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to any Contract. The Grantor has delivered to the Administrative Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Administrative Agent may request. No amount payable to the Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (e) INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

                  (f) CHIEF EXECUTIVE OFFICE. The Grantor's chief executive office and chief place of business is located at c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, IL 60606.

                  (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) GOVERNMENTAL OBLIGORS. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

                  (i) INVESTMENT PROPERTY. The Investment Property consists of the items set forth on Annex A.

                  5. COVENANTS. The Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

                  (b) INDEMNIFICATION. The Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct.

                  (c) MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Administrative Agent may request. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Grantor's books and records pertaining to the Collateral, and the Grantor shall, during the continuance of a Default under
Section 7.1(a) of the Credit Agreement or Section 7.1(c) of the Credit Agreement as it relates to Section 6.1 of the Credit Agreement, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Administrative Agent or to its representatives at the request of the Administrative Agent.

                  (d) RIGHT OF INSPECTION. The Administrative Agent and the Lenders shall at all times have full and free access during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, to all books, correspondence and records of the Grantor, and the Administrative Agent and the Lenders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent and the Lenders, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall at all times and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (e) COMPLIANCE WITH LAWS. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; PROVIDED that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                  (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                  (g) PAYMENT OF OBLIGATIONS. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Grantor's books in accordance with GAAP.

                  (h) LIMITATION ON LIENS ON COLLATERAL. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section 6.6 of the Credit Agreement.

                  (j) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Subject to subsection (k) below, the Grantor will not (i) amend, modify, terminate or waive any provision of any Material Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account. As used in this clause (j), a "Material Contract" shall mean any contract with a stated duration (including any extension periods contained therein) of more than 12 months and with a value of more than $750,000.

                  (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l) MAINTENANCE OF EQUIPMENT. The Grantor will maintain each item of Equipment not subject to Section 6.6(a) of the Credit Agreement in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (m) MAINTENANCE OF INSURANCE. The Grantor will maintain, with financially sound and reputable companies, insurance policies as required under the Credit Agreement. All such policies shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent as loss payee of each such policy, (iv) name the Administrative Agent and the Lenders as insured to the extent of their interests under each such policy and (v) be reasonably satisfactory in all material respects to the Administrative Agent. The Grantor shall deliver to the Administrative Agent and each Lender upon request, full information as to the insurance carried, including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Administrative Agent.

                  (n) FURTHER IDENTIFICATION OF COLLATERAL. The Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (o) NOTICES. The Grantor will advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and
(ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Grantor gives 30 days' prior written notice to the Administrative Agent, the Grantor will not
(i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading.

                  6. ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) POWERS. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Grantor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) OTHER POWERS. The Grantor also authorizes the Administrative Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in
SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) NO DUTY ON ADMINISTRATIVE AGENT'S OR LENDERS' PART. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the

Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7. PERFORMANCE BY ADMINISTRATIVE AGENT OF GRANTOR'S OBLIGATIONS. If the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Grantor to the Administrative Agent on demand and shall constitute Guarantee Obligations secured hereby.

                  8. PROCEEDS. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing
(a) upon written notice by the Administrative Agent to the Grantor, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor, and, forthwith upon receipt by the Grantor, shall be turned over to the Administrative Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Administrative Agent, (i) be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for the Guaranteed Obligations, and/or (ii) then or at any time thereafter either (x) be applied by the Administrative Agent for the ratable benefit of the Lenders against the Guarantee Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect, or (y) at the sole discretion of the Administrative Agent, be available for use by the Grantor in the operation of its business. Any balance of such Proceeds remaining after the Guarantee Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

                  9. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Guarantee Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived to the maximum extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released to the maximum extent permitted by applicable law.
The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at such places as the Administrative Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Guarantee Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(i)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guarantee
Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. LIMITATION ON LINES OF BUSINESS. Nothing in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on the Grantor's activities as set forth in Section 6.14 of the Credit Agreement.

                  13. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent; PROVIDED that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

                  17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

                  18. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Grantor may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Grantor and, in the case of any Lender, to the Administrative Agent.

                  19. AUTHORITY OF ADMINISTRATIVE AGENT. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  20. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                           HEAT HOLDINGS CORP.

                                           By: _______________________________

                                                   Name:
                                                   Title:

                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           as Administrative Agent

                                           By: _______________________________
                                                   Name:
                                                   Title:

                                                                      SCHEDULE I
                                                           TO SECURITY AGREEMENT

                               HEAT HOLDINGS CORP.

                                    [ADDRESS]

                              LOCATION OF INVENTORY

                              LOCATION OF EQUIPMENT

                                                                         ANNEX A
                                                           TO SECURITY AGREEMENT

                               HEAT HOLDINGS CORP.

                                    [ADDRESS]

                           LIST OF INVESTMENT PROPERTY

                                                                       EXHIBIT O
                                                             TO CREDIT AGREEMENT

                FORM OF AMENDED AND RESTATED SUBSIDIARY GUARANTEE

                  AMENDED AND RESTATED GUARANTEE, dated as of February 2, 2000 made by AAVID THERMAL PRODUCTS, INC., a Delaware corporation (successor by merger to Aavid Thermal Products, Inc., a New Hampshire corporation (the GUARANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc. (the "BORROWER"), Heat Holdings Corp. (the "PARENT"), Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Guarantor was required to enter into a Guaranty dated as of October 21, 1999 (the "EXISTING GUARANTY") with the Existing Agent, pursuant to which , among other things, the Guarantor guaranteed the payment of the Obligations of the Borrower under the Existing Credit Agreement;

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, the Borrower owns directly or indirectly all the issued and outstanding Capital Stock of the Guarantor;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Amended and Restated Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Guarantor and the Administrative Agent wish to amend the Existing Guarantee as set forth herein in order to, among other things, reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. As used in this Guarantee, terms defined in the Credit Agreement are used herein as therein defined, and the following term shall have the following meanings:

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  2. GUARANTEE. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and the Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee; PROVIDED, that the obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

                           (b) No payment or payments made by the Borrower, any
other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                           (c) The Guarantor agrees that whenever, at any time,
or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

                           3. RIGHT OF SETOFF. Upon the occurrence of any Event
of Default specified in the Credit Agreement, the Guarantor hereby irrevocably authorizes the Administrative Agent at each Lender at any time and from time to time without notice to the Guarantor or any other guarantor, any such notice being expressly waived by the Guarantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent and/or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, the Security Documents, any other Loan Document, any Hedging Agreement with either Agent, any Lender or any of their respective Affiliates or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative
Agent and each Lender agrees to notify the Guarantor promptly of any such setoff and the application made by the Administrative Agent or such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.

                           4. NO SUBROGATION. Notwithstanding any payment or
payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Administrative Agent or any Lender, until all Obligations have been irrevocably and indefeasibly paid in full in cash (and therefore the payment thereof is no longer subject to being set aside or returned under applicable law), the Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or may hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lenders and the Administrative Agent against the Borrower or any security which the Lenders and the Administrative Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; PROVIDED that if the foregoing standstill is not sufficient to permit indefeasible payment in full of all the Obligations, then the Guarantor shall be deemed to have waived any such claim, right or remedy to the maximum extent permitted by law. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                           5. AMENDMENTS, ETC, WITH RESPECT TO THE OBLIGATIONS:
WAIVER OF RIGHTS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, in accordance with the terms of such agreement, by the Administrative Agent or any Lender and the Credit Agreement, the Notes, the Security Documents, the other Loan Documents, any Hedging Agreement with either Agent or Lender and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of such agreement, as the Administrative Agent and/or any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

                           6. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The
Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor and the Administrative Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the Notes, any of the Security Documents, any other Loan Document, any of the obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

                  7. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  8. PAYMENTS. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent for the benefit or the Lenders without setoff or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017 or such other location as the Administrative Agent may from time to time direct the Guarantor.

                  9. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

                           (a) the Guarantor has the corporate power and
authority, and the legal right, to execute, deliver and perform its obligations under, this Guarantee and the other Loan Documents to which the Guarantor is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Loan Documents to which the Guarantor is a party;

                           (b) this Guarantee and the other Loan Documents to
which the Guarantor is a party each constitute a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law);

                           (c) the execution, delivery and performance by the
Guarantor of this Guarantee or any other Loan Document to which the Guarantor is a party will not violate any Requirement of Law or Contractual Obligation of the Guarantor, except for such violations which could not reasonably be expected to result in liability in excess of $500,000 in the aggregate, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any such Requirement of Law or Contractual Obligation except Liens created pursuant to the Loan Documents; and

                           (d) except as set forth in SCHEDULE 9(d), no consent
or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any other Loan Document to which the Guarantor is a party.

                  The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

                  10. SEVERABILITY. (a) Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           (b) The parties hereto have agreed as provided in
SECTION 13 of this Guarantee and in the Credit Agreement, that New York law is to govern, among other matters, the amount of interest that may lawfully be charged, received or contracted for in connection with the Obligations. If, notwithstanding such agreement, a court of competent jurisdiction applies the law of any other jurisdiction to such interest, then the following shall apply:

                  It is expressly stipulated and agreed to be the intent of the Guarantor and the Administrative Agent at all times to comply with applicable state law governing the maximum rate or amount of interest payable with respect to the Obligations (or applicable United States federal law to the extent that it permits the Administrative Agent to contract for, charge, take, reserve or receive a greater amount of interest than under state law, including, without limitation, 12 U.S.C. ss. 85 (1994)). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Obligations or under this Guarantee, or contracted for, charged, taken, reserved or received with respect to the Obligations, then it is the Guarantor's and the Administrative Agent's express intent that all excess amounts theretofore collected by the Administrative Agent be credited on the principal balance of the Obligations (or, if the Obligations have been or would thereby be paid in full, refunded to the Guarantor), and the provisions of this Guarantee and all other documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

                  11. SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  12. NO WAIVER: CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the

Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  13. INTEGRATION; WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent; provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and their and their respective successors and assigns. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  14. NOTICES. All notices, requests and demands to or upon the Guarantor or the Administrative Agent or any Lender to be effective shall be in writing or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to a party at the address provided for such party in the Credit Agreement or set forth under its signature below, as the case may be.

                  15. SUBMISSION TO JURISDICTION: WAIVERS. (A) The Guarantor hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Loan Document to which it is party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth below or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  (B) THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                             AAVID THERMAL PRODUCTS, INC.

                                             By:  ___________________________
                                                      Name:
                                                      Title:

                                             Address for Notices:

                                                                       EXHIBIT P
                                                             TO CREDIT AGREEMENT

                       FORM OF SUBSIDIARY PLEDGE AGREEMENT

                  AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of February 2, 2000 made by Aavid Thermal Products, Inc., a Delaware corporation (successor by merger to Aavid Thermal Products, Inc., a New Hampshire corporation) (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc. (the "BORROWER"), Heat Holdings Corp. (the "PARENT"), Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Pledgor was required to enter into a Pledge Agreement dated as of October 21, 1999 (the "EXISTING PLEDGE AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Pledgor granted to the Existing Agent a security interest in certain collateral, including, but not limited to shares of common stock of certain of its subsidiaries (the "Existing Pledged Stock");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Pledgor shall have executed and delivered this Amended and Restated Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Pledgor and the Administrative Agent wish to amend the Existing Pledge Agreement as set forth herein in order to, among other things, (i) reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement, and (ii) make appropriate amendments to reflect certain changes in the Collateral;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL" shall mean the Pledged Stock and all Proceeds thereof.

                  "GUARANTEE" shall mean the Guarantee dated as of the date hereof by the Pledgor in favor of the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATIONS" shall mean all obligations of the Pledgor under the Guarantee including, without limitation, in respect of the Obligations to the extent set forth in the Guarantee.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement

         Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "PLEDGE AGREEMENT" shall mean this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED STOCK" shall mean all of the shares of Capital Stock of the entities listed on Schedule I hereto and at any time held by the Pledgor, together with all certificates or instruments evidencing such shares, all share options, all of the right, title and interest of the Pledgor in and to all investment property in respect of such shares (including, without limitation, the profits, losses, income, gains, deductions, credits or similar items relating to such shares) or rights of any nature whatsoever that may be issued or granted to the Pledgor in respect of such shares or while this Pledge Agreement is in effect.

                  "PROCEEDS" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends, distributions, interest and principal or other income from, or in respect of, the Pledged Stock.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock represented by certificates, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Pledgor's right, title and interest in, to and under the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations.

                  3. POWERS AND INSTRUCTIONS. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated power covering such certificate, duly executed in blank by the Pledgor and pledge instructions and a transaction statement in form and substance satisfactory to the Administrative Agent.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

                  (a) the shares of Pledged Stock listed on Schedule I represent that percentage as set forth in Schedule I of the issued and outstanding Capital Stock of the issuer in respect thereof;

                  (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on
         Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; PROVIDED that any such sale of the Pledged Stock would be subject to compliance with or an exemption from transfer restrictions under applicable securities laws;

                  (d) the Lien granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

                  (e) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning all contracts is located at One Eagle Square, Concord, New Hampshire 03301. [NOTE: AAVID TO CONFIRM ADDRESS.] The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Administrative Agent, necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) If the Pledgor, as a result of its ownership of the Pledged Stock, shall become entitled to receive or shall receive any Capital Stock certificates of any issuer of Pledged Stock (including, without limitation, any certificate representing a distribution of Capital Stock in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the benefit of the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the

         Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Guarantee Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any issuer of Pledged Stock and any distribution of capital in respect of the Pledged Stock or any cash pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof shall, within 15 days after receipt thereof by the Administrative Agent and in the sole discretion of the Administrative Agent, either be (i) applied in payment of the Obligations in such order as the Administrative Agent may elect or
         (ii) paid over to the Pledgor for its use in the operation of its business, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Stock or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Guarantee Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the benefit of the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Guarantee Obligations.

                  (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any issuer of Pledged Stock to issue Capital Stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock or other equity securities of any nature of any issuer of Pledged Stock (other than any Capital Stock or other equity securities constituting Management Shares), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Administrative Agent and the Lenders against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  (e) The Pledgor agrees that, within 30 days of any corporation, limited liability company or similar entity becoming a Subsidiary (as defined in the Credit Agreement), in the case of shares of Capital Stock of such Subsidiary represented by one or more certificates, it shall (i) upon the request of the Administrative Agent, deliver to the Administrative Agent all such shares (or, in the case of any Foreign Subsidiary, 65% of such shares) owned by the Pledgor, together with, in each case, appropriate undated powers duly executed in blank and (ii) execute and deliver a new pledge agreement (or a supplement to this Pledge Agreement) covering such shares. Upon such delivery, such shares shall constitute a representation and warranty as of the date of such delivery that the representations and warranties contained in SECTION 4 above are true and correct on such date after giving effect to such delivery. The Pledgor shall also furnish to the Lenders such legal opinions confirming such representations and warranties as the Administrative Agent or any Lender may reasonably request.

                  6. CASH DISTRIBUTIONS; VOTING RIGHTS. Unless a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends, distributions, interest and principal paid on the Pledged Stock to the extent that such cash dividends, distributions, interest and principal are permitted in the Credit Agreement and applicable laws; PROVIDED that any such cash dividends, distributions, interest or principal received by the Pledgor during the pendency of any Default (but prior to the occurrence of an Event of Default) shall be returned promptly to the issuer of such cash dividends, distributions, interest or principal, and any such cash dividends, distributions, interest or principal received during the pendency of any Default but not returned prior to such Default becoming an Event of Default or during the pendency of any Event of Default shall be delivered promptly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Loan Documents or this Pledge Agreement.

                  7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all dividends, distributions, interest and principal paid in respect of the Pledged Stock, and to make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Stock, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged

Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to any of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Administrative Agent except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgor, any issuer of Pledged Stock, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any issuer of Pledged Stock, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the maximum extent permitted by law. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  9. PRIVATE SALES. (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any issuer of Pledged Stock or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer or the Pledgor would agree to do so.

                  (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this SECTION 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Lenders or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. SECTION HEADINGS. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  16. NOTICES. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Pledgor and any issuer of Pledged Stock may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

                  17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUERS. The Pledgor hereby authorizes and instructs each issuer of Pledged Stock to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such issuer of Pledged Stock shall be fully protected in so complying.

                  18. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any issuer of Pledged Stock shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  19. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Pledge Agreement shall terminate, and the Administrative Agent, at the request of and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements on form UCC-2 or UCC-3, as applicable) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

                  20. COUNTERPARTS. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                           AAVID THERMAL TECHNOLOGIES, INC.

                                           By: ____________________________
                                               Name:
                                               Title:

                                           CANADIAN IMPERIAL BANK OF
                                           COMMERCE, as Administrative Agent

                                           By: ____________________________
                                               Name:
                                               Title:

                           ACKNOWLEDGMENT AND CONSENT

                  [__________] ("_______"), one of the issuers of Pledged Stock referred to in the foregoing Pledge Agreement, hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. [__________] agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in SECTION 5(a) of the Pledge Agreement. [__________]further agrees that the terms of SECTION 9(b) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of SECTION 9 of the Pledge Agreement.

                                               [----------]


                                               By: ____________________________
                                                    Name:
                                                    Title:

                                               Address for Notices:

                                               With copies to:

                                                                      SCHEDULE I
                                                                     TO [______]
                                                                PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK

                                                Class of      Certificate        Number           Percentage
                  Issuer                         Shares         Number          of Shares         of Shares
                  ------                         ------         ------          ---------          --------


*  Common unless otherwise indicated.

                                                                       EXHIBIT Q
                                                             TO CREDIT AGREEMENT

                     FORM OF AMENDED AND RESTATED SUBSIDIARY
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of February 2, 2000 made by AAVID THERMAL PRODUCTS, INC., a Delaware corporation (successor by merger to Aavid Thermal Products, Inc., a New Hampshire corporation), (the "GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc. (the "BORROWER"), Heat Holdings Corp. (the "PARENT"), Heat Holdings II Corp., the Lenders, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "Issuer"), the Administrative Agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Grantor was required to enter into a Security Agreement dated as of October 21, 1999 (the "EXISTING IP SECURITY AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Grantor granted to the Existing Agent a security interest in certain collateral;

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Grantor shall have executed and delivered this Amended and Restated Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Grantor and the Administrative Agent wish to amend the Existing IP Security Agreement as set forth herein in order to, among other things, reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1.       DEFINED TERMS.

                  (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein as of the date hereof.

                  (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

                  (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

                  2. SECURITY INTEREST IN INTELLECTUAL PROPERTY. To secure the complete and timely payment, performance and satisfaction of all the Obligations, the Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all the Grantor's now owned or existing and hereafter acquired or arising:

                  (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) all renewals thereof,
         (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Grantor's business symbolized by the foregoing and connected therewith, and (e) all the Grantor's rights corresponding thereto throughout the world (all the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in CLAUSES (a)-(e) in this PARAGRAPH 2(i), are sometimes hereinafter individually and/or collectively referred to as the "TRADEMARKS");

                  (ii) rights under or interest in any patent license agreements, trademark license agreements or service mark license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, including, without limitation, those patent license agreements, trademark license agreements and service mark license agreements listed on SCHEDULE B attached hereto and made a part hereof, in each case to the extent assignable without violation thereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (all the foregoing are hereinafter referred to collectively as the "LICENSES"); and

                  (iii) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on SCHEDULE A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all patented technology and know-how, and (e) all of the Grantor's rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in CLAUSES (a)-(e) in this PARAGRAPH 2(iii) are sometimes hereinafter individually and/or collectively referred to as the "PATENTS").

                  3. RESTRICTIONS ON FUTURE AGREEMENTS. The Grantor will not, without the Administrative Agent's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and the Grantor further agrees that, without the Administrative Agent's prior written consent, it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect adversely affect the validity or enforcement of the rights transferred to the Administrative Agent under this Agreement or the rights associated with any Patents, Trademarks or Licenses, and in particular, the Grantor will not permit to lapse or become abandoned any Patent, Trademark or License;

PROVIDED that nothing contained herein shall restrict the Grantor's ability to license its software in the ordinary course of its business consistent with prior practice.

                  4. NEW PATENTS, TRADEMARKS AND LICENSES. The Grantor represents and warrants that (a) the Patents and Trademarks listed on SCHEDULE A include all the registered patents, patent applications, trademarks, common law trademarks, trademark applications, registered service marks and service mark applications now owned or held by the Grantor, (b) the Licenses listed on SCHEDULE B include all the patent license agreements, trademark license agreements and service mark license agreements under which the Grantor is the licensee or licensor and which are material individually or in the aggregate to the operation of the business of the Grantor and (c) other than the rights of any party to the Licenses with respect to the Patents and the Trademarks, no Liens in such Patents, Trademarks and Licenses have been granted by the Grantor to any Person other than the Administrative Agent. If, prior to the termination of this Agreement, the Grantor shall (i) obtain rights to any new patentable inventions, trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any patent, patent application, license or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent or License or any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (iii) enter into any new patent license agreement, trademark license agreement or service mark license agreement, the provisions of PARAGRAPH 3 above shall automatically apply thereto. The Grantor shall give to the Administrative Agent written notice of events described in CLAUSES (i), (ii) and (iii) of the preceding sentence within 30 days of the occurrence of any such event. The Grantor hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending SCHEDULE A to include any future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications owned or held by Grantor or to prepare this Agreement for filing with the Patent and Trademark Office and by amending SCHEDULE B to include any patent license agreements, trademark license agreements and service mark license agreements to which Grantor becomes a party, which are Trademarks or Licenses under PARAGRAPH 2 above or under this PARAGRAPH 4, and (ii) by filing with the Patent and Trademark Office, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on SCHEDULE A or B thereto, as the case may be, such future patents, trademarks, registered trademarks, trademark applications, service marks, patent applications, registered service marks and service mark applications, and patent license agreements, trademark license agreements and service mark license agreements.

                  5. ROYALTIES. The Grantor hereby agrees that the use by the Administrative Agent of the Patents, Trademarks and Licenses as authorized hereunder in connection with the Administrative Agent's exercise of its rights and remedies under PARAGRAPH 13 or pursuant to the Security Agreements shall be coextensive with the Grantor's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Administrative Agent and the Lenders to the Grantor.

                  6. FURTHER ASSIGNMENTS AND SECURITY INTERESTS. The Grantor agrees not to sell or assign its respective interests in, or grant any license under, the Patents, the Trademarks or the Licenses without the prior and express written consent of the Administrative Agent.

                  7. Nature and Continuation of the Administrative Agent's Security Interest; Termination of the Administrative Agent's Security Interest; Release of Collateral. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents, Trademarks and Licenses and shall terminate only when the Obligations have been paid in full in cash and the Credit Agreement and the Security Agreements have been terminated. Upon such termination and at the written request of the Grantor or its successors or assigns, and at the cost and expense of the Grantor or its successors or assigns, the Administrative Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Administrative Agent's security interest in the Patents, the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to this Agreement or the Security Agreements.

                  8. DUTIES OF THE GRANTOR. Subject to the second sentence of this Section 8, the Grantor shall have the duty (i) to prosecute diligently any patent application, trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement and (ii) to make any application for and diligently prosecute the registration of (x) any trademark or service mark that the Grantor has not created as of the date hereof which the Administrative Agent, after consultation with the Grantor, reasonably determines may have significant value and (y) any unpatented but patentable invention. The Grantor further agrees (i) not to abandon any Trademark or License without the prior written consent of the Administrative Agent if such abandonment would have a Material Adverse Effect, and (ii) to use its reasonable best efforts to obtain and maintain in full force and effect the Patents, the Trademarks and the Licenses that are or shall be necessary or economically desirable in the operation of the Grantor's business. Any expenses incurred in connection with the foregoing shall be borne by the Grantor. Neither the Administrative Agent nor any of the Lenders shall have any duty with respect to the Patents, Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Administrative Agent nor any of the Lenders shall be under any obligation to take any steps necessary to preserve rights in the Patents, the Trademarks or Licenses against any other parties, but the Administrative Agent may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Grantor and shall be added to the Obligations secured hereby.

                  9. THE ADMINISTRATIVE AGENT'S RIGHT TO SUE. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Patents, the Trademarks and the Licenses and, if the Administrative Agent shall commence any such suit, the Grantor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement. The Grantor shall, upon demand, promptly reimburse the Administrative Agent for all actual costs and expenses incurred by the Administrative Agent in the exercise of its rights under this

PARAGRAPH 9 (including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent).

                  10. WAIVERS. The Administrative Agent's failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Administrative Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Grantor and the Administrative Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Agreement shall be deemed to have been suspended or waived by the Administrative Agent unless such suspension or waiver is in writing signed by an officer of the Administrative Agent and directed to the Grantor specifying such suspension or waiver.

                  11. SEVERABILITY. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in PARAGRAPH 4 hereof or by a writing signed by the parties hereto.

                  13. CUMULATIVE REMEDIES; POWER OF ATTORNEY. The Grantor agrees, upon the request of the Administrative Agent and promptly following such request, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Grantor hereby irrevocably designates, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent in its sole and absolute discretion) as the Grantor's true and lawful attorney-in-fact, and authorizes the Administrative Agent and any of the Administrative Agent's designees, in the Grantor's or the Administrative Agent's name, from and after the occurrence and during the continuance of an Event of Default, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to endorse the Grantor's name on all applications, documents, papers and instruments necessary or desirable for the Administrative Agent in the use, prosecution or protection of the Patents, the Trademarks or the Licenses, (ii) to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) to grant or issue any exclusive or nonexclusive license under the Patents, the Trademarks or the Licenses, to anyone on commercially reasonable terms, and (iv) to take any other actions with respect to the Patents or the Trademarks or, to the extent permitted, the Licenses as the Administrative Agent deems in its own or the Lenders' best interest. The Grantor hereby ratifies all that such attorney shall lawfully do or, to the extent permitted, cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all the Obligations shall have been paid in full in cash and the Credit Agreement shall have been terminated. The Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the

Administrative Agent or the other Lenders under the Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

                  The Administrative Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. If an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise any of its remedies under Section 9-504 or Section 9-505 of the Uniform Commercial Code with respect to the Patents, Trademarks and Licenses, the Grantor agrees to assign, convey and otherwise transfer all of its title in and to the Patents, the Trademarks and the Licenses to the Administrative Agent or any transferee of the Administrative Agent and to execute and deliver to the Administrative Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Administrative Agent's sole discretion, to effect such assignment, conveyance and transfer; PROVIDED that in the case of any Patents, Trademarks and Licenses licensed to the Borrower by third parties, such transfer shall be solely to the extent any of the foregoing are transferable pursuant to operative agreements between the Borrower and such third party. All the Administrative Agent's rights and remedies with respect to the Patents, the Trademarks and the Licenses, whether established hereby, by the Security Agreements, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that if an Event of Default has occurred and is continuing, the Administrative Agent may exercise any of the rights and remedies provided in this Agreement, the Security Agreements and any of the other Loan Documents. The Grantor agrees that any notification of intended disposition of any of the Patents, Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition; PROVIDED, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances.

                  14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of each of the Lenders and its nominees, successors and assigns. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Grantor; PROVIDED, that the Grantor shall not voluntarily assign or transfer its rights or obligations hereunder without the Administrative Agent's prior written consent.

                  15. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law (without regards to conflict of law provisions (other than Section 5-1401 of the General Obligations
Law)) of the State of New York, except for perfection and enforcement of security interests and liens in other jurisdictions to the extent the law of another jurisdiction is, pursuant to the laws of such jurisdiction, mandatorily applicable.

                  16. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in Section 9.2 of the Credit Agreement.

                  17. AUTHORITY OF ADMINISTRATIVE AGENT. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  18. TERMINATION; RELEASE. Upon the repayment of all the Obligations in full and the termination of the Commitments, this Agreement shall terminate, and the Administrative Agent, at the request and expense of the Grantor, will promptly execute and deliver to the Grantor the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Grantor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Administrative Agent and has not theretofore been disposed of or otherwise applied or released.

                  19. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Obligations is rescinded or must otherwise be restored or returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Grantor or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

                  20. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  22. SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS. The Grantor hereby irrevocably and unconditionally agrees that the terms of Section
9.13 of the Credit Agreement with respect to submission to jurisdiction and service of process shall apply equally to this Agreement.

                  23. WAIVER OF BOND. The Grantor waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on any of the Patents, Trademarks or Licenses or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Administrative Agent and the Grantor.

                  24. WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE GRANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE GRANTOR OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          AAVID THERMAL PRODUCTS, INC.

                                          By: ______________________________
                                               Name:
                                               Title:

                                          CANADIAN IMPERIAL BANK OF COMMERCE,

                                          as Administrative Agent

                                          By: ______________________________
                                               Name:
                                               Title:

STATE OF _____________)

                                      ) SS

COUNTY OF ___________)

                  On the _____ day of ___________, 2000, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at _______________________________________
____________________________________________; that he/she is a )_____________
_________________________ of AAVID THERMAL PRODUCTS, INC., the corporation described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                                 ----------------------------
                                                     Notary Public

STATE OF _____________)

                                             )  SS

COUNTY OF ___________)

                  On the _____ day of ___________, 2000, before me personally came ________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at _______________________________________
____________________________________________; that he/she is a ______________
_________________________ of Canadian Imperial Bank of Commerce, the entity described in and which accepted and agreed to the foregoing instrument; and that he/she signed his/her name thereto by appropriate authority.

                                               -----------------------------
                                                     Notary Public

                                   Schedule A

                                       to

                    Aavid Thermal Products, Inc. Amended and
               Restated Intellectual Property Security Agreement

                          Dated as of February 2, 2000

                TRADEMARKS, SERVICE MARKS, ETC., AND APPLICATIONS

       TRADEMARK            COUNTRY        APPLICATION NO.   REGISTRATION NO.
       ---------            -------        ---------------   ----------------

                            PATENTS AND APPLICATIONS

                                   Schedule B

                                       to

                Aavid Thermal Products, Inc. Amended and Restated
                    Intellectual Property Security Agreement

                          Dated as of February 2, 2000

                               LICENSE AGREEMENTS

                                                                       EXHIBIT R
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT


                        AAVID THERMAL TECHNOLOGIES, INC.

                         FORM OF COMPLIANCE CERTIFICATE

                  Pursuant to Section 5.2(c) of the Amended and Restated Credit Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "Borrower"), Heat Holdings Corp., Heat Holdings II Corp., the several banks and other financial institutions from time to time party thereto (the "Lenders"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "Administrative Agent"), BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"; certain defined terms are used herein as defined therein), the undersigned hereby certifies that he is the Chief Financial Officer of the Borrower and further certifies as follows:

                  1. No Default or Event of Default has occurred and is continuing as of the date hereof, except as set forth in this Certificate.

                  [2.      As of ___________________ (the "Computation Date"),
                           EBITDA for the previous twelve months was $__________, as shown on Attachment 1.](5)

                  3.       As the Computation Date:

                           a. The Total Leverage Ratio was ____:1.00, as computed on Attachment 1 hereto.

                           b. The Fixed Charges Ratio for the previous four fiscal quarters was _____ :1.00, as computed on Attachment 2 hereto.

                           c. The Interest Coverage Ratio for the previous four fiscal quarters was _____ :1.00, as computed on Attachment 4 hereto.

                  4.       Capital Expenditures:

                           a. For the current fiscal year (up to the Computation Date) the Capital Expenditures by the Borrower and its Subsidiaries were $_____________ in the aggregate.


____________________
(5) To be included on the Effective Date only.

                           b. Capital Expenditures for the current fiscal year less the Carryover Amount were $_________.

                           c. The amount set forth in paragraph 5(b) above does not exceed $___________(6) of Capital Expenditures that the Borrower may expend for the applicable fiscal year.

                  5. As of the date hereof, the aggregate Net Disposition Proceeds received by the Borrower since the Effective Date is $_____________.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his name on this __ day of ________, ____.

                                          AAVID THERMAL TECHNOLOGIES, INC.

                                          By:_________________________
                                               Name:
                                               Title:  Chief Financial Officer


-------------------
(6)   [$16,500,000 from the Effective Date to March 31, 2000.]

                                                                    ATTACHMENT 1

                                     EBITDA



1.       Net Income for Borrower and its Subsidiaries (excluding (i) all items classified as extraordinary, all determined in accordance with U.S.
         GAAP, (ii) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (iii) tax gains and losses upon the
         disposition of capital assets                                                                    $_________
2.       Sum of all amounts deducted in computing Net Income for such period in respect of:
         (a)      Interest Expense (after giving effect to all Hedging Agreements and
                  payments and receipts thereunder) (item 4 of Attachment 8)                              $_________
         (b)      non-cash amortization expense (including amortization of financing
                  costs, non-current assets and non-cash charges)                                         $_________
         (c)      depreciation                                                                            $_________
         (d)      income taxes                                                                            $_________
         (e)      all other non-cash expenses (other than for minority interests) less
                  extraordinary gains                                                                     $_________
         (f)      non-recurring transaction expenses and underwriting fees                                $_________
         (g)      Thermalloy Management Fees(7)                                                           $_________
         (h)      one-time, non-recurring expenses accrued on or prior to December 31,
                  2000 and related to the Merger associated with facility
                  closings and headcount reductions related to the Acquisition
                  and agreed to by Borrower's independent accounting firm                                 $_________

         (i)      the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the
                  Thermalloy Companies on the date the Thermalloy Acquisition is consummated (after giving effect to the Thermalloy
                  Acquisition) over (B) the value of such inventory as would be set forth on the balance sheet of the Thermalloy Companies on such date (immediately prior to giving effect to the Thermalloy
                  Acquisition)(8)                                                                         $_________


-------------------
(7)   Amount not to exceed (i) $2,191,000 for the third fiscal quarter of 1999,
(ii) $1,336,000 for the fourth fiscal quarter of 1999, (iii) $1,090,000 for the first quarter of 2000, (iv) $358,000 for the second fiscal quarter of 2000 and (v) $0 thereafter.

(8) Solely for purposes of calculating EBITDA for any period including December 1, 2000.


         (j)      the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the Borrower on the date the Merger was consummated over (B) the value of such inventory as would be set forth on the balance sheet of the
                  Borrower on such date (immediately prior to giving effect to the Merger)(9)

         (k)      the corporate overhead costs and expenses allocated to the
                  Thermalloy Companies by the Sellers and paid to the Sellers during
                  such period(10)                                                                         $_________
         (l)      the amount attributable to the minority interests owned by
                  Heat Holdings II in AT as reflected on the books and records
                  of Heat Holdings II as such(11)                                                         $_________

                           Total of (a) through (l)                                                       $_________

3. the amounts of the items listed in 1 and 2 above attributable to the assets or Capital Stock acquired in a Thermalloy Acquisition or a Permitted Acquisition determined assuming that all references to the Borrower in such items or in any other defined term contained therein shall be deemed to be references to the Person or attributable to the Capital Stock or assets so acquired(12)

4. the amounts of the items listed in 1 and 2 above attributable to the assets or Capital Stock disposed of in any Permitted Disposition(13)


-------------------
(9) Solely for purposes of calculating EBITDA for any period including September 30, 2001.

(10) Solely for purposes of calculating EBITDA for any period including July 3, 1999.

(11)  To the extent not duplicative with items (a) through (k).

(12) Applicable for any period of determination which occurs after the Thermalloy Acquisition or a Permitted Acquisition but incorporates fiscal quarters prior thereto. Determination of such amounts to be made assuming that such acquisition shall be deemed to have occurred as of the first day of the period being measured.

(13) Applicable for any period which occurs after a Permitted Disposition but incorporates fiscal quarters prior thereto. Determination of such amount to be made assuming such disposition has occurred as of the first day of the period being measured.


5. the amount by which aggregate amount of items 1, item 2 and item 3 during such period is increased as a result of such lease being deemed a financing lease for financial accounting purposes(14)

6.       EBITDA (sum of item 1, item 2 and item 3, minus item 4 and item 5)                               $_________
6.       [Covenant minimum EBITDA (as set forth in Section 4.1(bb) of the
         Amended and Restated Credit Agreement):                                                         $41,000,000](15)


-------------------
(14) Solely for purposes of calculating EBITDA for any period prior to the date that the German Lease is deemed to be an operating lease for financial accounting purposes and not a financing lease.

(15)  To be included on the Effective Date only.

                                                                   ATTACHMENT 2

                              TOTAL LEVERAGE RATIO

1.       Funded Debt of Borrower (on the Computation Date) (item 6 of
         Attachment 6)                                                                                    $_________
2.       EBITDA (item 6 of Attachment 1)                                                                  $_________
3.       Total Leverage Ratio (item 1 divided by item 2)                                                  ______:1.0
4.       Covenant Total Leverage Ratio (as set forth in Section 6.1(c) or
         Section 4.1(bb), as applicable, of the Amended and Restated Credit
         Agreement):



                                       PERIOD                              TOTAL LEVERAGE RATIO
               Effective Date through June 30, 2000                            5.40 to 1.0
               July 1, 2000 through December 31, 2000                          5.00 to 1.0
               January 1, 2001 through June 30, 2001                           4.75 to 1.0
               July 1, 2001 through December 31, 2001                          4.25 to 1.0
               January 1, 2002 and thereafter                                  3.75 to 1.0




                                                                                            ATTACHMENT 3

                               FIXED CHARGES RATIO
1.   EBITDA (item 6 of Attachment 1)                                                          $_________
2.   Interest Expense of Borrower (item 4 of Attachment 8)                                    $_________

3.   Capital Expenditures of Borrower (item 5(a) of the Compliance Certificate)               $_________

4.   Income or other taxes paid or payable in cash during the relevant period                 $_________

5.   Regularly scheduled payments on the Term Loans during the relevant period                $_________
6.   Regularly scheduled payments of all other Funded Debt of Borrower and its
     Subsidiaries during the relevant period                                                  $_________
7.   Fixed Charges (sum of item 2, item 3, item 4, item 5 and item 6)                         $_________
8.   Fixed Charges Ratio (item 1 divided by item 7)                                           _____:1.00
9.   Covenant Fixed Charges Ratio (as set forth in Section 6.1(b) of the
     Amended and Restated Credit Agreement):



                                      PERIOD                               FIXED CHARGES RATIO


             March 31, 2001 through December 31, 2001                          1.00 to 1.0
             January 1, 2002 and thereafter                                    1.10 to 1.0




                                                                                               ATTACHMENT 4

                                              INTEREST COVERAGE RATIO

1.       EBITDA (item 6 of Attachment 1)                                                          $_________
2.       Interest Expense (item 4 of Attachment 8)(16)                                            $_________
3.       Interest Coverage Ratio (item 1 divided by item 2)                                        _____:1.0
4.       Covenant Interest Coverage Ratio (as set forth in Section 6.1(a)
         of the Amended and Restated Credit Agreement):



                                      PERIOD                             INTEREST COVERAGE RATIO


             July 1, 2000 through September 30, 2000                           1.50 to 1.00
             October 1, 2000 through December 31, 2000                         1.75 to 1.00
             January 1, 2001 through December 31, 2001                         2.00 to 1.00
             January 1, 2002 through December 31, 2002                         2.25 to 1.00
             January 1, 2003 and thereafter                                    2.75 to 1.00


------------------------------
(16) (x) for the fiscal quarter ending March 31, 2000, Interest Expense for such fiscal quarter multiplied by four; (y) for the fiscal quarter ending June 30, 2000, Interest Expense for such fiscal quarter multiplied by two; and (z) for the fiscal quarter ending September 30, 2000, Interest Expense for such fiscal quarter multiplied by four-thirds.


                                                                                                        ATTACHMENT 5

                                                 EXCESS CASH FLOW


1.       EBITDA (item 6 of Attachment 1)                                                                  $_________
2.       Optional prepayments of principal of Term Loans                                                  $_________
3.       Fixed Charges (item 7 of Attachment 3)                                                           $_________
4.       Optional prepayments of principal of Revolving Credit Loans                                      $_________

5.       Excess Cash Flow (item 1 minus the sum of item 2, item 3 and item 4)                             $_________



                                                                                                       ATTACHMENT 6

                                                    FUNDED DEBT


          Indebtedness of Borrower and its Subsidiaries (item 9
1.        of Attachment 7)                                                                             $__________
          Liabilities arising under Hedging Agreements (other
2.        than interest rate caps) (item 6 of Attachment 7)                                            $__________

          Withdrawal liabilities of Borrower or any Commonly
3.        Controlled Entity to a Plan (item 7 of Attachment 7)                                         $__________

          Guarantee Obligations, if the primary obligations would constitute
          Indebtedness of another Person under item 1 through item 7 of Attachment 7 (to the extent arising under the Guarantee Obligations of a liability arising

4.        under item 6 or item 7 of Attachment 7)                                                      $__________
          Funded Debt (item 1 minus the sum of item 2, item 3 and
5.        item 4)                                                                                      $__________


                                                                                                       ATTACHMENT 7

                                                   INDEBTEDNESS

1.         Indebtedness for borrowed money or for the deferred purchase price of                       $__________
           property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices and payable within 90 days)
2.         To the extent not included above, indebtedness evidenced by a                               $__________
           note, bond, debenture or similar instrument
3.         Obligations under Financing Leases                                                          $__________
4.         Obligations under outstanding letters of credit, acceptances and                            $__________
           similar obligations
5.         To the extent not included above, liabilities secured by any Lien on                        $__________
           owned property even if not assumed or otherwise liable for payment
6.         To the extent not included above, liabilities arising under                                 $__________
           Hedging Agreements (other than interest rate caps)
7.         To the extent not included above, withdrawal liabilities of                                 $__________
           Borrower or any Commonly Controlled Entity to a Plan
8.         To the extent not included above, Guarantee Obligations, if the                             $__________
           primary obligations would constitute Indebtedness of another
           Person under item 1 through item 7
9.         Indebtedness (sum of item 1, item 2, item 3, item 4, item 5, item                           $__________
           6, item 7 and item 8)



                                                                                                  ATTACHMENT 8

                                                 INTEREST EXPENSE
1.             All interest in respect of Indebtedness of the Parent, Borrower                    $__________
               and their respective Subsidiaries accrued or capitalized during the relevant period
2.             Net amounts payable (or minus the net amounts receivable) under                    $__________
               Hedging Agreements accrued during the relevant period (excluding transaction or "up front" fees incurred in establishing or entering into any Hedging Agreement)
3.             Financing or commitment fees in respect of Indebtedness of                         $__________
               Borrower or any Subsidiary and management fees accrued or
               capitalized during the relevant period (excluding arrangement or underwriting or similar fees or costs (including attorneys' fees)
               paid in respect of Indebtedness or Permitted High Yield
               Securities)
4.             Interest Expense (sum of item 1, item 2 and item 3)                                $__________


                                                                       EXHIBIT S
                                                                       TO CREDIT
                                                                       AGREEMENT

                      FORM OF SUBSIDIARY SECURITY AGREEMENT

                  AMENDED AND RESTATED SECURITY AGREEMENT, dated as of February 2, 2000 made by AAVID THERMAL PRODUCTS, INC., a Delaware corporation (successor by merger to Aavid Thermal Products, Inc., a New Hampshire corporation), (the "GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Aavid Thermal Technologies, Inc. (the "BORROWER"), Heat Holdings Corp., Heat Holdings II Corp., the Lenders, CIBC World Markets Corp., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "ISSUER"), BankBoston, N.A., as documentation agent, and the Administrative Agent.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into a Credit Agreement dated as of October 21, 1999, among the Borrower, the lenders party thereto (the "EXISTING LENDERS"), CIBC World Markets Corp., as lead arranger and bookrunner (the "EXISTING ARRANGER"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit (the "EXISTING ISSUER") and Canadian Imperial Bank of Commerce, as administrative agent (the "EXISTING AGENT"), pursuant to which the Existing Lenders have severally agreed to make Loans to, and the Existing Issuer has agreed to provide letters of credit for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein (the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Existing Credit Agreement, the Grantor was required to enter into a Security Agreement dated as of October 21, 1999 (the "EXISTING SECURITY AGREEMENT") with the Existing Agent, pursuant to which , among other things, the Grantor granted to the Existing Agent a security interest in certain collateral (the "EXISTING COLLATERAL");

                  WHEREAS, the Existing Agent, the Existing Arranger, the Existing Lenders, the Existing Issuer, the Administrative Agent, the Lead Arranger, the Issuer, the Lenders, and the Borrower have entered into an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") dated as of February 2, 2000, pursuant to which (a) the Existing Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement, the "Loan Documents" (as defined in the Existing Credit Agreement) and the Collateral (as defined in such Loan Documents) and delegated all their obligations with respect thereto to the Lenders and the Lenders have accepted such assignment and assumed such obligations, and (b) the Borrower has consented to such assignment and delegations;

                  WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as set forth in the Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower and of the Issuer to issue Letters of Credit under the Credit Agreement that the Grantor shall have executed and delivered this Amended and Restated Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Grantor and the Administrative Agent wish to amend the Existing Security Agreement as set forth herein in order to, among other things, (i) reflect the execution of the Credit Agreement and the Assignment and Assumption Agreement, and (ii) make appropriate amendments to reflect certain changes in the Existing Collateral;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "COLLATERAL" shall have the meaning assigned to it in Section
         2.

                  "CONTRACTS" shall mean all contracts executed from time to time by the Grantor, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

                  "GUARANTEE OBLIGATIONS" shall mean all obligations of the Grantor under the Guarantee including, without limitation, in respect of the Obligations to the extent set forth in the Guarantee.

                  "OBLIGATIONS" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Parent, Heat Holdings II, the Borrower or any such Subsidiary, as applicable, to the Agents and the Lenders or any of their respective Affiliates, including any Reimbursement Obligations and any obligation of the Borrower under any Hedging Agreement entered into with any Agent, any Lender or any of their respective Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Parent, Heat Holdings II, the Borrower or any Subsidiary, as applicable, pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Agent, any Lender or any of their respective Affiliates) or otherwise.

                  "SECURITY AGREEMENT" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Contracts;

                  (iv)     all Documents;

                  (v)      all Equipment;

                  (vi)     all General Intangibles;

                  (vii)    all Instruments;

                  (viii)   all Inventory;

                  (ix) all Investment Property; PROVIDED that with respect to the Capital Stock of any Foreign Subsidiary, such security interest, together with any security interest created through a pledge of such Investment Property pursuant to a Pledge Agreement, shall be in an amount equal to 65% of such Capital Stock or such higher percentage as may be allowed under Treas. Reg.
                           Section 1.956-2(c)(2) under the Code; and

                  (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to any Contract if the grant of such collateral assignment is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) prohibited by the terms of such Contract.

                  3. RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS; LIMITATIONS ON ADMINISTRATIVE AGENT'S AND LENDERS' OBLIGATIONS.

                  (a) GRANTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, upon written notice to the Grantor of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments due or to become due to the Grantor in respect thereof shall be made directly to the Administrative Agent and, upon such notification, and at the expense of the Grantor, to enforce collection of any such Accounts. The Administrative Agent may, at any time, in its own name or in the name of the Lenders or the Grantor communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (b) more than once in any 12-month period.

                  (c) COLLECTIONS ON ACCOUNTS. The Administrative Agent hereby authorizes the Grantor to collect the Accounts; PROVIDED that the Administrative Agent may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Grantor in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may lawfully be entitled to receive the same (it being understood that (i) prior to any Event of Default that is continuing, the Grantor shall be permitted to use such funds in the operation of its business in a manner consistent with the terms of the Credit Agreement and (ii) within fifteen days after the occurrence of any Event of Default, the Administrative Agent shall, in its sole discretion, either apply such funds in payment of the Obligations in such order as the Administrative Agent may elect or permit the Grantor to use such funds in the operation of its business). Upon the occurrence of an Event of Default that is continuing, at the Administrative Agent's request, the Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  (d) ANALYSIS OF ACCOUNTS. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection therewith; PROVIDED that the Administrative Agent shall use its reasonable efforts to minimize any disruption of the Grantor's business resulting from such verifications. At any time and from time to time if the Administrative Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Grantor, that such examination is required, and so requests, the Grantor at its own expense shall cause independent public accountants or other parties that are not Affiliates of the Grantor and are reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise its right under this clause (d) more than once in any 12-month period.

                  4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants that:

                  (a) TITLE; NO OTHER LIENS. Except as permitted under Section
6.3 of the Credit Agreement, the Grantor owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under Section 6.3(e) of the Credit Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement and (ii) financing statements filed by lessors solely for information purposes in respect of "true" leases.

                  (b) PERFECTED FIRST PRIORITY LIENS. Except as permitted under
Section 6.3(e) of the Credit Agreement, the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute valid and perfected first priority Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) ACCOUNTS. The amount represented by the Grantor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Grantor keeps its records concerning the Accounts is 143 North Main Street, Suite 206, Concord, NH 03301.

                  (d) CONTRACTS. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Grantor) to any Contract is required in connection with the execution, delivery and performance by the Grantor of this Security Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery or performance by the Grantor of, or the validity or enforceability of, any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Grantor nor (to the best of the Grantor's knowledge) any other party to any Contract is in default in any material respect in the performance or observance of any of the terms thereof. The Grantor has fully performed in all material respects all its obligations under each Contract. The right, title and interest of the Grantor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to any Contract.
The Grantor has delivered to the Administrative Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Administrative Agent may request. No amount payable to the Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel
Paper which has not been delivered to the Administrative Agent.

                  (e) INVENTORY AND EQUIPMENT. The Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

                  (f) CHIEF EXECUTIVE OFFICE. The Grantor's chief executive office and chief place of business is located at 143 North Main Street, Suite 206, Concord, NH 03301.

                  (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) GOVERNMENTAL OBLIGORS. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

                  (i) INVESTMENT PROPERTY. The Investment Property consists of the items set forth on Annex A.

                  5. COVENANTS. The Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

                  (b) INDEMNIFICATION. The Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor, except resulting from the Administrative Agent's or any Lender's gross negligence or willful misconduct.

                  (c) MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Administrative Agent may request. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Grantor's books and records pertaining to the Collateral, and the Grantor shall, during the continuance of a Default under
Section 7.1(a) of the Credit Agreement or Section 7.1(c) of the Credit Agreement as it relates to Section 6.1 of the Credit Agreement, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Administrative Agent or to its representatives at the request of the Administrative Agent.

                  (d) RIGHT OF INSPECTION. The Administrative Agent and the Lenders shall at all times have full and free access during normal business hours and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, to all books, correspondence and records of the Grantor, and the Administrative Agent and the Lenders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent and the Lenders, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall at all times and, so long as no Event of Default shall have occurred and be continuing, upon reasonable prior notice, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (e) COMPLIANCE WITH LAWS. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; PROVIDED that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                  (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                  (g) PAYMENT OF OBLIGATIONS. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Grantor's books in accordance with GAAP.

                  (h) LIMITATION ON LIENS ON COLLATERAL. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section 6.6 of the Credit Agreement.

                  (j) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Subject to subsection (k) below, the Grantor will not (i) amend, modify, terminate or waive any provision of any Material Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account. As used in this clause (j), a "Material Contract" shall mean (x) any purchase order or license agreement by Fluent Holdings, Inc., a Delaware corporation (successor to Fluent, Inc., a New Hampshire corporation) with a value of more than $750,000 in any 12-month period or (y) any other contract with a stated duration (including any extension periods contained therein) of more than 12 months and with a value of more than $750,000.

                  (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l) MAINTENANCE OF EQUIPMENT. The Grantor will maintain each item of Equipment not subject to Section 6.6(a) of the Credit Agreement in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (m) MAINTENANCE OF INSURANCE. The Grantor will maintain, with financially sound and reputable companies, insurance policies as required under the Credit Agreement. All such policies shall (i) contain a breach of warranty clause in favor of the Administrative Agent and the Lenders, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent and the Lenders of written notice thereof, (iii) name the Administrative Agent as loss payee of each such policy, (iv) name the Administrative Agent and the Lenders as insured to the extent of their interests under each such policy and (v) be reasonably satisfactory in all material respects to the Administrative Agent. The Grantor shall deliver to the Administrative Agent and each Lender upon request, full information as to the insurance carried, including certified copies of policies and certificates of insurance from a recognized insurance broker reasonably acceptable to the Administrative Agent.

                  (n) FURTHER IDENTIFICATION OF COLLATERAL. The Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (o) NOTICES. The Grantor will advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and
(ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Grantor gives 30 days' prior written notice to the Administrative Agent, the Grantor will not
(i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading.

                  6.       ADMINISTRATIVE AGENT'S APPOINTMENT AS
ATTORNEY-IN-FACT.

                  (a) POWERS. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the

Grantor and in the name of the Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Grantor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) OTHER POWERS. The Grantor also authorizes the Administrative Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in
SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) NO DUTY ON ADMINISTRATIVE AGENT OR LENDERS' PART. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7. PERFORMANCE BY ADMINISTRATIVE AGENT OF GRANTOR'S OBLIGATIONS. If the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Grantor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

                  8. PROCEEDS. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(c) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing
(a) upon written notice by the Administrative Agent to the Grantor, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor, and, forthwith upon receipt by the Grantor, shall be turned over to the Administrative Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Administrative Agent, (i) be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for the Guaranteed Obligations, and/or (ii) then or at any time thereafter either (x) be applied by the Administrative Agent for the ratable benefit of the Lenders against the Guarantee Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect, or (y) at the sole discretion of the Administrative Agent, be available for use by the Grantor in the operation of its business. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

                  9. REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived to the maximum extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released to the maximum extent permitted by applicable law. The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at such places as the Administrative
Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(i)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

                  11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  12. LIMITATION ON LINES OF BUSINESS. Nothing in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on the Grantor's activities as set forth in Section 6.14 of the Credit Agreement.

                  13. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  15. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent; PROVIDED that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

                  17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS

TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

                  18. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent if receipt is confirmed by telephone. The Grantor may change its address and transmission number by written notice to the Administrative Agent, and the Administrative Agent or any Lender may change its address and transmission number by written notice to the Grantor and, in the case of any Lender, to the Administrative Agent.

                  19. AUTHORITY OF ADMINISTRATIVE AGENT. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  20. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                          AAVID THERMAL PRODUCTS, INC.

                                          By: _______________________________
                                                 Name:
                                                 Title:

                                          CANADIAN IMPERIAL BANK OF COMMERCE,
                                               as Administrative Agent

                                          By: _______________________________
                                                 Name:
                                                 Title:

                                                                    SCHEDULE I
                                                                 TO SUBSIDIARY
                                                            SECURITY AGREEMENT

                          AAVID THERMAL PRODUCTS, INC.

                              LOCATION OF INVENTORY

                              LOCATION OF EQUIPMENT

                                                                       ANNEX A
                                                                 TO SUBSIDIARY
                                                            SECURITY AGREEMENT

                          AAVID THERMAL PRODUCTS, INC.





                           LIST OF INVESTMENT PROPERTY

                                                                       EXHIBIT T
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

                            FORM OF JOINDER AGREEMENT

                  This Agreement is entered into as of _______________ among [INITIAL SUBSIDIARY GUARANTORS and SUPPLEMENTAL GUARANTOR] (each a "Subsidiary" and, collectively, the "Subsidiaries").

                                               W I T N E S S E T H :

                  WHEREAS, Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER") has entered into the Amended and Restated Credit Agreement dated as of February 2, 2000 among the Borrower, Heat Holdings Corp., Heat Holdings II Corp., the financial institutions from time to time party thereto as lenders (the "Lenders"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (as the same may hereafter be amended or modified from time to time, the "AMENDED AND RESTATED CREDIT AGREEMENT"; terms defined in the Amended and Restated Credit Agreement and not otherwise defined herein being used as therein defined);

                  WHEREAS, in connection therewith, each of [INITIAL SUBSIDIARY GUARANTORS] has entered into a Guarantee dated as of October 21, 1999 in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which each such Subsidiary has guaranteed all the Obligations of the Borrower (such Guarantees, as the same may be amended, supplemented or modified from time to time, are collectively referred to as the "SUBSIDIARY GUARANTEES");

                  WHEREAS, [INITIAL SUBSIDIARY GUARANTORS] (the "Initial Guarantors") have entered into a Contribution Agreement dated as of October 21, 1999 (the "Contribution Agreement") pursuant to which each such Subsidiary has agreed that, to the extent any payment of the Obligations of the Borrower is required to be made under a Subsidiary Guarantee, each Subsidiary shall be responsible for a portion of such payment equal to its Contribution Amount (as such term is defined in the Contribution Agreement);

                  WHEREAS, [insert description of acquisition and/or formation of the Supplemental Guarantor];

                  WHEREAS, the [acquisition] [formation] by the Borrower of [NAME OF SUPPLEMENTAL GUARANTOR] (the "Supplemental Guarantor") is conditioned upon, among other things, the execution and delivery by the Supplemental Guarantor of a Subsidiary Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

                  WHEREAS, each of the Initial Guarantors and the Supplemental Guarantor desires that the Supplemental Guarantor become a party to the Contribution Agreement;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereafter contained, the parties hereto agree as follows:

                  [SUPPLEMENTAL GUARANTOR] is joined as a party to the Contribution Agreement as if an original signatory thereto.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, each of the Subsidiaries has executed and delivered this Agreement as of the date first above written.

                                           [----------------------]


                                           By:_______________________________
                                                    Name:
                                                    Title:

                                           [----------------------]


                                           By:_______________________________
                                                    Name:
                                                    Title:

                                                                     EXHIBIT X-1
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

                           FORM OF CLOSING CERTIFICATE

                         AAVID THERMAL TECHNOLOGIES, INC.

                  Pursuant to Section 4.1(p) of the Amended and Restated Credit Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., a Delaware corporation (the "PARENT"), Heat Holdings II Corp., a Delaware corporation ("HEAT HOLDINGS II"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (the "AMENDED AND RESTATED CREDIT AGREEMENT"; terms defined therein shall have their defined meanings when used herein), the undersigned hereby certifies that he/she is the ___________________ of the Borrower and in such capacity further certifies as follows:

                  1. The representations and warranties of the Borrower set forth in the Amended and Restated Credit Agreement and each of the other Loan Documents to which the Borrower is a party, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection therewith or any such other document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

                  2. The Borrower has received all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or Contractual Obligation of the Borrower in connection with the execution, delivery, performance, validity and enforceability of the Amended and Restated Credit Agreement, the Notes, the Loan Documents and the Merger Documents except as expressly set forth in each document. I have examined
SCHEDULE 3.4 to the Amended and Restated Credit Agreement, and attached hereto as EXHIBIT A are copies of all consents, authorizations and filings referred to in SCHEDULE 3.4 of the Amended and Restated Credit Agreement, which consents, authorizations and filings are in full force and effect as of the date hereof.

                  3. Attached hereto as EXHIBIT B are (i) true and correct copies of each of the Merger Documents, together with all schedules and exhibits attached thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith, together with all closing documents, opinions and certificates executed in connection therewith, including a copy of the Notification and Report Form in respect of Merger furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, all of which are in full force and effect and (ii) evidence of approval of the Merger by the stockholders of the Borrower. The attached Merger Documents have not been amended, supplemented or otherwise modified since the respective dates thereof, except as may have been consented to in writing by the Lenders.

                  4. The only condition to consummation of the Merger remaining to be satisfied under the Merger Documents is the delivery of funds sufficient to pay the consideration under the Merger Documents.

                  5. Attached hereto as EXHIBIT C is a true, complete and correct copy of the schedule of sources and uses substantially in the form of
SCHEDULE 4.1(r) to the Amended and Restated Credit Agreement, setting forth the application of the proceeds of the Loans made under the Amended and Restated Credit Agreement on the Effective Date and the other amounts received or paid in connection with the Merger and the financing thereof.

                  6. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans on the date hereof.

                  7. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his/her name.

                                            AAVID THERMAL TECHNOLOGIES, INC.

                                            By:______________________________
                                                 Name:
                                                 Title:

Date:                             , 2000

                                                                     EXHIBIT X-2
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

                      FORM OF CLOSING CERTIFICATE

                        HEAT HOLDINGS II CORP.

                  Pursuant to Section 4.1(p) of the Amended and Restated Credit Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., a Delaware corporation (the "PARENT"), Heat Holdings II Corp., a Delaware corporation ("HEAT HOLDINGS II"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (the "AMENDED AND RESTATED CREDIT AGREEMENT"; terms defined therein shall have their defined meanings when used herein), the undersigned hereby certifies that he/she is the ___________________ of Heat Holdings II and in such capacity further certifies as follows:

                  1. The representations and warranties of Heat Holdings II set forth in the Amended and Restated Credit Agreement and each of the other Loan Documents to which Heat Holdings II is a party, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection therewith or any such other document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

                  2. Heat Holdings II has received all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or Contractual Obligation of Heat Holdings II in connection with the execution, delivery, performance, validity and enforceability of the Amended and Restated Credit Agreement, the Notes, the Loan Documents and the Merger Documents except as expressly set forth in each document.

                  3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans on the date hereof.

                  4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against Heat Holdings II, nor has any other event occurred affecting or threatening the existence of Heat Holdings II.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his/her name.

                                              HEAT HOLDINGS II CORP.

                                            By:______________________________
                                                          Name:
                                                          Title:

Date:                             , 2000

                                                                     EXHIBIT X-3
                                                                     TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

                           FORM OF CLOSING CERTIFICATE

                               HEAT HOLDINGS CORP.

                  Pursuant to Section 4.1(p) of the Amended and Restated Credit Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., a Delaware corporation (the "PARENT"), Heat Holdings II Corp., a Delaware corporation ("HEAT HOLDINGS II"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent for the Lenders, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (the "AMENDED AND RESTATED CREDIT AGREEMENT"; terms defined therein shall have their defined meanings when used herein), the undersigned hereby certifies that he/she is the ___________________ of the Parent and in such capacity further certifies as follows:

                  1. The representations and warranties of the Parent set forth in the Amended and Restated Credit Agreement and each of the other Loan Documents to which the Parent is a party, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection therewith or any such other document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

                  2. The Parent has received all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or Contractual Obligation of the Parent in connection with the execution, delivery, performance, validity and enforceability of the Amended and Restated Credit Agreement, the Notes, the Loan Documents and the Merger Documents except as expressly set forth in each document. I have examined
SCHEDULE 3.4 to the Amended and Restated Credit Agreement, and attached as EXHIBIT A to the Borrower's Closing Certificate are copies of all consents, authorizations and filings referred to in SCHEDULE 3.4 of the Amended and Restated Credit Agreement, which consents, authorizations and filings are in full force and effect as of the date hereof.

                  3. Attached as EXHIBIT B to the Borrower's Closing Certificate are (i) true and correct copies of each of the Merger Documents, together with all schedules and exhibits attached thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith, together with all closing documents, opinions and certificates executed in connection therewith, including a copy of the Notification and Report Form in respect of Merger furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, all of which are in full force and effect and (ii) evidence of approval of the Merger by the stockholders of the Borrower. The Merger Documents attached to the Borrower's Closing Certificate have not been amended, supplemented or otherwise modified since the respective dates thereof, except as may have been consented to in writing by the Lenders.

                  4. The only condition to consummation of the Merger remaining to be satisfied under the Merger Documents is the delivery of funds sufficient to pay the consideration under the Merger Documents.

                  5. Attached as EXHIBIT C to the Borrower's Closing Certificate is a true, complete and correct copy of the schedule of sources and uses substantially in the form of SCHEDULE 4.1(R) to the Amended and Restated Credit Agreement, setting forth the application of the proceeds of the Loans made under the Amended and Restated Credit Agreement on the Effective Date and the other amounts received or paid in connection with the Merger and the financing thereof.

                  6. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans on the date hereof.

                  7. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Parent, nor has any other event occurred affecting or threatening the existence of the Parent.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his/her name.

                                            HEAT HOLDINGS CORP.

                                          By:______________________________
                                                          Name:
                                                          Title:

Date:                             , 2000

                                                                       EXHIBIT Y
                                                                      TO AMENDED
                                                                    AND RESTATED
                                                                          CREDIT
                                                                       AGREEMENT

                    FORM OF COMMITMENT TRANSFER SUPPLEMENT

                  COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of
Schedule I hereto (the "TRANSFEROR BANK"), each Purchasing Bank set forth in
Item 3 of Schedule I hereto (each, a "PURCHASING BANK"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders under the Amended and Restated Credit Agreement described below (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 10.6(c) of the Amended and Restated Credit Agreement, dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., Heat Holdings II Corp., the Transferor Bank and the other Lenders party thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, the Administrative Agent BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "AMENDED AND RESTATED CREDIT AGREEMENT"; terms defined therein being used herein as therein defined);

                  WHEREAS, each Purchasing Bank (if it is not already a Lender party to the Amended and Restated Credit Agreement) wishes to become a Lender party to the Amended and Restated Credit Agreement; and

                  WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Amended and Restated Credit Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Upon receipt by the Administrative Agent of (i) a counterpart of this Commitment Transfer Supplement, to which is attached a fully completed Schedule I and Schedule II, and which has been executed by the Transferor Bank, each Purchasing Bank and any other person required by the Amended and Restated Credit Agreement to consent to the transfer evidenced by this Commitment Transfer Supplement, and (ii) the processing fee referred to in
Section 10.6(e) of the Amended and Restated Credit Agreement, the Administrative Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank, a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "TRANSFER EFFECTIVE Notice"). Such Transfer Effective Notice shall set forth, INTER

ALIA, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "TRANSFER EFFECTIVE DATE"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date, each Purchasing Bank shall be a Lender party to the Amended and Restated Credit Agreement for all purposes thereof.

                  2. At or before 12:00 noon, local time of the Transferor Bank on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "PURCHASE PRICE"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "PURCHASED PERCENTAGE") of the outstanding Loans and other amounts owing to the Transferor Bank under the Amended and Restated Credit Agreement and its Note(s). Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding Loans and other amounts owing to the Transferor Bank under the Amended and Restated Credit Agreement and its Note(s) together with all instruments, documents and collateral security pertaining thereto.

                  3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Amended and Restated Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Amended and Restated Credit Agreement from and after the Transfer Effective Date.

                  4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Amended and Restated Credit Agreement and its Note(s) shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

                  (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Amended and Restated Credit Agreement and its Note(s) shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

                  5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note(s). On or prior to the Transfer Effective Date, the Borrower will deliver to the Administrative Agent a new Note or Notes of the Borrower for each Purchasing Bank, and (if the Transferor Bank shall, after giving effect to the transfer effected by this Commitment Transfer Supplement, remain a Lender party to the Amended and Restated Credit
Agreement) the Transferor Bank, in each case in principal amounts reflecting, in accordance with the Amended and Restated Credit Agreement, their Commitments as adjusted pursuant to this Commitment Transfer Supplement. Each new Note shall be dated the Effective Date. Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note(s) and will send to the Borrower the superseded Note(s) of the Transferor Bank, marked "cancelled".

                  6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Lender party to the Amended and Restated Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Original Closing Date and the Effective Date in satisfaction of the conditions precedent set forth in the Amended and Restated Credit Agreement.

                  7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

                  8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Amended and Restated Credit Agreement, the Note(s) or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Amended and Restated Credit Agreement, the Note(s) or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of the financial statements referred to in Section 3.1 of the Amended and Restated Credit Agreement, the financial statements delivered pursuant to Section 5.1 of the Amended and Restated Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking of not taking action under the Amended and Restated Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended and Restated Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 10 of the Amended and Restated Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which, by the terms of the Amended and Restated Credit Agreement, are required to be performed by it as a Lender.

                  9. Each Purchasing Bank agrees to comply with Section 2.18(b) of the Amended and Restated Credit Agreement to the same extent as if it were one of the original Lenders signatory to the Amended and Restated Credit Agreement.

                  10. Schedule II hereto sets forth the revised Commitment and Commitment Percentage of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

                  11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of
Schedule I hereto.

                                                                      SCHEDULE I
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                          COMPLETION OF INFORMATION AND

                            SIGNATURES FOR COMMITMENT

                               TRANSFER SUPPLEMENT

Item  1  (Date of Commitment
                  Transfer Supplement):

Item  2  (Transferor Bank):

Item  3  (Purchasing Bank):

Item  4  (Signatures of Parties
                  to Commitment Transfer
                  Supplement):

                                                   ____________________, as
                                                   Transferor Bank

         By:______________________

                                                        Name:
                                                        Title:

                                                   ____________________, as
                                                   Purchasing Bank

         By:______________________

                                                        Name:
                                                        Title:

The undersigned consents to
the transfer hereunder in
favor of the Purchasing
Bank(s) specified herein:

AAVID THERMAL TECHNOLOGIES, INC.,
  as Borrower

By:____________________________
   Name:
   Title:

ACCEPTED FOR RECORDATION
  IN REGISTER:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:_______________________
   Name:

   Title:

                                                                     SCHEDULE II
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                       LIST OF LENDING OFFICES, ADDRESSES

                       FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor
   Bank]

                  REVISED COMMITMENT AMOUNT:                           $

                  REVISED COMMITMENT PERCENTAGE:

[Name of Purchasing
  Bank]

               NEW COMMITMENT AMOUNT:                                        $

                  NEW COMMITMENT PERCENTAGE:

ADDRESS FOR NOTICES:

[Address]
Attention:   ________________
Telephone:   _______________
Telecopy:__________________
Telephone:_________________
Confirmation:      ______________

EURODOLLAR LENDING OFFICE:

----------------------

----------------------

----------------------

DOMESTIC LENDING OFFICE:

----------------------

----------------------

----------------------

                                                                    SCHEDULE III
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                        Form of Transfer Effective Notice

To:      Aavid Thermal Technologies, Inc., [Transferor Bank and each Purchasing
         Bank]

                  The undersigned, as Administrative Agent under the Amended and Restated Credit Agreement, dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., a Delaware corporation (the "BORROWER"), Heat Holdings Corp., Heat Holdings II Corp., the Transferor Bank and the other Lenders party thereto, Canadian Imperial Bank of Commerce, as issuer of certain letters of credit, Canadian Imperial Bank of Commerce, as administrative agent, BankBoston, N.A. as documentation agent (the "DOCUMENTATION AGENT") and CIBC World Markets Corp., as lead arranger and bookrunner, acknowledges receipt of an executed counterpart of a completed Commitment Transfer Supplement. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

                  1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be ____________ [insert fifth Business Day following date of Transfer Effective Notice].

                  2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Administrative Agent on or before the Transfer Effective Date its Notes.

                  3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Notes, each dated the Effective Date.

                  [Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

                  4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 noon on the Transfer Effective Date in immediately available funds.

                                              Very truly yours,

                                              CANADIAN IMPERIAL BANK OF
                                              COMMERCE, as

                                              Administrative Agent

                                              By: __________________________
                                                   Name:
                                                   Title:

                                    Exhibit Z

                             PROVISIONS RELATING TO
                               SALE OF THE COMPANY

                  (a) NOTICE AND CONSENT. If the Company elects to consummate a transaction constituting a Sale of the Company, the Company shall notify the Security Holders in writing of that election, each of the Security Holders will consent to and raise no objections to the proposed transaction, and each of the Security Holders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Company; provided that:

                           (i) if the proposed Sale of the Company is structured
                  as or involves a sale or redemption of securities, the Security Holders will agree to sell their pro-rata share of the securities being sold in such Sale of the Company on the terms and conditions approved by Company, and each of the Security Holders will execute any merger or sale agreement approved by Company in connection with such Sale of the Company, and

                           (ii) each Security Holder shall be severally
                  obligated to join (on a pro rata basis) in any indemnification or other obligations that Company agrees to in connection with such Sale of the Company (other than any such obligations that relate specifically to a particular Security Holder such as indemnification with respect to representations and warranties given by a Security Holder regarding such Security Holder's title to and ownership of a Security, as to which obligations each such Security Holder shall be solely liable); provided that no Security Holder shall be obligated in connection with a Sale of the Company to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds to be paid to such Security Holder in connection with such Sale of the Company.

                  (b) CONDITION. The obligations of the Security Holders with respect to a Sale of the Company are subject to a satisfaction of the condition that, upon the consummation of the Sale of the Company, including any related redemptions, all of the holders of a particular class or series of securities shall receive the same form and amount of consideration per share, unit or amount of securities or if any holders of a particular type, class or series of securities are given an option as to the form and amount of consideration to be received, all holders of such type, class or series will be given the same option.

                  (c) PURCHASER REPRESENTATIVE. If the Company enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Security Holder that is not an "accredited investor" (within the meaning of Rule 501(a) of the Securities Act) will, at the request of Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) approved by Company and Company will pay the fees of such purchaser representative. If any such Security

Holder declines to appoint the purchaser representative approved by Company such Security Holder will appoint another purchaser representative, and such Security Holder will be responsible for the fees of the purchaser representative so appointed.

                  (d) COSTS. Each Security Holder will bear its or his pro-rata share (based upon the relative amount of proceeds received with respect to securities sold) of the reasonable costs of any sale of securities pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Security Holders and are not otherwise paid by Company or the acquiring party. Costs incurred by or on behalf of a Security Holder for its or his sole benefit will not be considered costs of the transaction hereunder.

                  (e) TERMINATION OF RESTRICTIONS. The restrictions set forth above shall continue with respect to each security until the earlier of (i) the date on which such security has been transferred in a Public Sale, or (ii) the consummation of a Qualified IPO by the Company. Notwithstanding any other provision of this Agreement, except as set forth in the preceding sentence, the restrictions set forth above shall continue to be applicable to all securities after any transfer and no transfer shall be consummated, or be deemed consummated, for any purpose unless each transferee of such securities shall have agreed in a writing, in form and substance satisfactory to the Company delivered to the Company prior to such transfer, to be bound by the provisions of this Agreement affecting the securities so transferred.

                  (f)  DEFINITIONS.   The following terms shall have the
meanings set forth or as referenced below:

                  "Independent Third Party" means any Person who, immediately prior to any contemplated transaction with the Company or any of their subsidiaries (or immediately prior to the first transaction in a series of related transactions that are consummated contemporaneously or consummated pursuant to contemporaneous agreements), does not beneficially own five percent (5%) or more of the fully-diluted equity, who is not an affiliate of any such five percent (5%) beneficial owner and is not a member of the family group of any such five percent (5%) beneficial owner.

                  "Public Offering" means a sale of common equity securities to the public in an offering pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

                  "Public Sale" means a sale of securities pursuant to a Public Offering or a Rule 144 sale.

                  "Qualified IPO" means receipt by the Company of at least $75,000,000 gross cash proceeds upon consummation of an underwritten sale of its common stock pursuant to a registration statement filed under the Securities Act of 1933.

                  "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously

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(or consummated pursuant to contemporaneous agreements), with any Independent
Third Party other Person or Persons pursuant to which such Person or Persons
(a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) a majority of the fully-diluted equity of the Company or (b) acquire assets constituting all or substantially all of the assets of Company or its subsidiaries on a consolidated basis.

                  "Person" means any individual, general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business trust, joint venture, unincorporated organization and governmental entity (or any department, agency or political subdivision thereof).




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